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As filed with the Securities and Exchange Commission on August 21, 2018

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VALERITAS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	3841 (Primary Standard Industrial Classification Code Number)	46-5648907 (I.R.S. Employer Identification Number)

750 Route 202 South, Suite 600
Bridgewater, NJ 08807
(908) 927-9920
(Address, including zip code and telephone number, including area code, of registrant's principal executive offices)

John E. Timberlake
Chief Executive Officer
Valeritas Holdings, Inc.
750 Route 202 South, Suite 600
Bridgewater, NJ 08807
(908) 927-9920
(Name, address, including zip code and telephone number, including area code, of agent for service)

Copy to:
Emilio Ragosa DLA Piper LLP (US) 51 John F. Kennedy Parkway, Suite 120 Short Hills, New Jersey 07078 (973) 520-2550	Robert F. Charron, Esq. Joseph A. Smith, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, NY 10105 (212) 370-1300

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒ Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)

Common Stock, par value $0.001 per share	$57,500,000	$7,158.75

(1)
Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

(2)
Includes shares of common stock subject to the underwriters' option to purchase additional shares of common stock.

(3)
Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS (Subject to Completion) Dated August 21, 2018

            Shares

Valeritas Holdings, Inc.

Common Stock

We are offering                shares of our common stock.

Our common stock is currently listed on the Nasdaq Capital Market under the symbol "VLRX." The last reported sale price of our common stock on the Nasdaq Capital Market on August 20, 2018, was $1.40 per share.

We are an "emerging growth company," as defined in the Jumpstart Our Business Startups Act of 2012, and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and other filings with the Securities and Exchange Commission.

Investing in our common stock involves a high degree of risk. See "Risk Factors" beginning on page 8.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to us	$	$

(1)
We have also agreed to reimburse the representative of the underwriters for certain expenses. See "Underwriting" for additional information.

We have granted the underwriters an option to purchase up to an additional        shares of our common stock.

The underwriters expect to deliver the shares on or about                , 2018.

Oppenheimer & Co.	BTIG
National Securities Corporation

Prospectus dated            , 2018

You should rely only on the information contained in this prospectus or contained in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not, and the underwriters have not, authorized anyone to provide you with information that is different from that contained in such prospectuses. We are offering to sell shares of our common stock, and seeking offers to buy shares of our common stock, only in jurisdictions where such offers and sales are permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our common stock.

Until and including                        , 2018 (25 days after the date of this prospectus), all dealers that buy, sell, or trade our common stock, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

For investors outside of the United States: neither we nor any of the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

Valeritas®, V-Go® and our logo are some of our trademarks used in this prospectus. This prospectus also includes trademarks, tradenames, and service marks that are the property of other organizations. Solely for convenience, our trademarks and tradenames referred to in this prospectus may appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor to these trademarks and tradenames.

MARKET AND INDUSTRY DATA AND FORECASTS

Certain market and industry data and forecasts included in this prospectus were obtained or based upon independent market research, industry publications and surveys, governmental agencies and publicly available information. Industry surveys, publications and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. We have not independently verified any of the data from third-party sources, nor have we ascertained the underlying assumptions relied upon therein. Similarly, independent market research and industry forecasts, which we believe to be reliable based upon our management's knowledge of the industry, have not been independently verified. In addition, the forecasts and projections set forth herein are based upon management's good faith judgment and our current business plan. Our business plan may change in the future, and therefore we cannot assure you that these forecasts and projections will not also change. Certain statements below, are forward-looking statements that are subject to considerable risks and uncertainties. While we are not aware of any misstatements regarding the market or industry data presented herein, our estimates and our ability to achieve these results and goals involve risks and uncertainties, are subject to change, and are highly dependent on a number of variables, including our financial performance in 2018, our ability to raise capital, manage our expenses and reduce our use of cash and the continued adoption of our products and products in development. See sections of this prospectus entitled "Risk Factors" and "Cautionary Note Regarding Forward-Looking Information."

 PROSPECTUS SUMMARY

This summary highlights information contained in other parts of this prospectus. Because it is only a summary, it does not contain all of the information that you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus. You should read the entire prospectus carefully, especially the section entitled "Risk Factors" and our consolidated financial statements and related notes, before deciding to buy our securities. Unless otherwise stated, all references to "us," "our," "we," "Valeritas," the "Company" and similar designations refer to Valeritas Holdings, Inc. and its subsidiary Valeritas, Inc.

Company Overview

We are a commercial-stage medical technology company focused on improving health and simplifying life for people with diabetes by developing and commercializing innovative technologies. Valeritas' flagship product, V-Go® Wearable Insulin Delivery device, is a simple, affordable, all-in-one basal-bolus insulin delivery option for patients with type 2 diabetes that is worn like a patch and can eliminate the need for taking multiple daily shots. V-Go administers a continuous preset basal rate of insulin over 24 hours and it provides discreet on-demand bolus dosing at mealtimes. It is the only basal-bolus insulin delivery device on the market today specifically designed keeping in mind the needs of type 2 diabetes patients.

V-Go enables patients to closely mimic the body's normal physiologic pattern of insulin delivery throughout the day and to manage their diabetes with insulin without the need to plan a daily routine around multiple daily injections.

We currently focus on the treatment of patients with type 2 diabetes-a pervasive and costly disease that, according to the 2017 National Diabetes Statistics Report released by the U.S. Centers for Disease Control and Prevention, or CDC, currently affects 90% to 95% of the approximately 23 million U.S. adults diagnosed with diabetes. The CDC estimates that the combined direct medical and drug costs and indirect lost productivity costs of diabetes in the United States in 2012 were approximately $245 billion annually. We believe the majority of the 12.6 million U.S. adults treating their type 2 diabetes with more than one daily oral anti-diabetic drug, or OAD, or an injectable diabetes medicine can benefit from the innovative approach of V-Go to manage type 2 diabetes.

Our primary market consists of approximately 5.6 million of these patients who currently take insulin, of which up to 4.5 million may not be achieving their target blood glucose goal. This patient population represents a $16.5 billion annual U.S. market when applying the annual wholesale acquisition cost, or WAC, of V-Go to the 4.5 million patients not achieving glycemic control. WAC is the gross price paid by wholesalers and does not take into account fees, discounts, and rebates from us.

Insulin therapies using syringes, pens and programmable insulin pumps are often burdensome to a type 2 diabetes patient's daily routine, which can lead to poor adherence to prescribed insulin regimens and, as a result, ineffective diabetes management. We developed V-Go utilizing our core technology, the h-Patch platform, as a patient-focused solution to address the challenges of traditional insulin therapies. Our h-Patch platform facilitates the simple and effective subcutaneous delivery of injectable medicines to patients across a broad range of therapeutic areas. V-Go enables patients to closely mimic the body's normal physiologic pattern of insulin delivery by releasing a single type of insulin at a continuous preset background, or basal, rate over a 24-hour period and on demand around mealtime, or bolus dosing. We believe V-Go is an attractive management tool for patients with type 2 diabetes requiring insulin because it only requires a single fill of insulin prior to use and provides comprehensive basal-bolus therapy without the burden and inconvenience associated with multiple daily injections. V-Go is available in three different dosages depending on the patient's needs and is generally cost competitive for both patients and third-party payors when compared to insulin pens or programmable insulin pumps.

V-Go was one of the first insulin delivery devices cleared by the U.S. Food and Drug Administration, or FDA, under its Infusion Pump Improvement Initiative, which established additional device manufacturing requirements designed to foster the development of safer, more effective infusion pumps, and is the only FDA-cleared mechanical basal-bolus insulin delivery device on the market in the United States. All other FDA-cleared basal-bolus insulin delivery products currently available in the United States are electronic and are classified as Durable Medical Equipment and, although cleared for both type 1 and type 2 diabetes, were designed primarily for patients with type 1 diabetes. As V-Go is a mechanical device, it does not include any electronics, batteries or audible alarms and does not require any recharging or programming, which allows for simple and discreet use. Unlike electronic insulin delivery devices, V-Go is not classified as durable medical equipment by the Centers for Medicare and Medicaid Services, or CMS, allowing for potential Medicare reimbursement under Medicare Part D. The Medicare Part D outpatient drug benefit defines V-Go and certain other supplies used for injecting insulin as "drugs," which allows V-Go to be available for coverage by Part D Plans under Medicare Part D. In addition to Medicare, a majority of commercially insured patients are currently covered for V-Go under their insurance plans.

We commenced commercial sales of V-Go in the United States during 2012. During the first half of 2012, we initiated an Early Access Program to provide a limited number of physicians with free V-Go products for patients and began shipments to major wholesalers in anticipation of commercial launch. In the second half of 2012, we began hiring sales representatives in selected U.S. markets. In February 2016, we underwent a reduction-in-force of our sales representatives to focus our resources on prioritized higher-volume territories. At the end of 2017 and 2016, our field-based sales team consisted of 50 and 37 sales representatives, respectively and covered 50 and 37 territories, respectively, primarily within the East, South, Midwest and Southwest regions of the United States. We currently have 50 sales representatives.

When we refer to our financial results in this prospectus for periods prior to the 2016 Merger discussed below, we are referring to the financial results of Valeritas, Inc., the accounting acquirer in the 2016 Merger. Our net loss was $49.3 million and $46.4 million for the years ended December 31, 2017 and 2016, respectively, and was $22.5 million and $23.8 million for the six months ended June 30, 2018 and 2017, respectively. Our accumulated deficit as of December 31, 2017 and 2016 was $473.9 million and $424.2 million, respectively, and was $496.5 million and $448.4 million as of June 30, 2018 and 2017, respectively. Based on prescription data, we estimate that there were approximately 88,000 and 90,000 prescriptions reported for V-Go filled during both the years ended December 31, 2017 and 2016. Refill prescriptions account for slightly more than two-thirds of our total prescriptions, and generally move in parallel with our patient retention rates, so can be used as a proxy to determine patient retention.

Risk Factors

Our business is subject to numerous risks and uncertainties, including those highlighted in the section entitled "Risk Factors" immediately following this prospectus summary, as well as the risks discussed in the section entitled "Risk Factors" in our most recent Annual Report on Form 10-K. These risks include, but are not limited to, the following:

  •
  we have incurred significant operating losses since our inception and anticipate that we will continue to incur significant losses for the foreseeable future;

  •
  we currently rely on sales of V-Go to generate all of our revenue;

  •
  our ability to maintain and grow our revenue depends both on retaining a high percentage of patients using V-Go and on preserving our relationships with a few significant wholesale customers that account for nearly all of our sales;

  •
  the failure of V-Go to achieve and maintain market acceptance could result in our achieving sales below our expectations and our inability to continue as a going concern;

  •
  the risk that interim results for our clinical trials or third party data used to support our research conclusions may deviate from final clinical trial data, which would negatively impact our business;

  •
  we operate in a very competitive industry and if we fail to compete successfully against our existing or potential competitors, our revenue and operating results may be negatively affected;

  •
  our inability to maintain or expand our sales and marketing infrastructure;

  •
  if important assumptions about the potential market for our products are inaccurate, or if we have failed to understand what people with type 2 diabetes are seeking in a treatment, we may not be able to increase our revenue or achieve profitability;

  •
  manufacturing risks, including risks related to manufacturing in Southern China, damage to facilities or equipment and failure to efficiently increase production to meet demand;

  •
  we depend on a limited number of third-party suppliers for some of the components of V-Go, and the loss of any of these suppliers, or their inability to provide us with an adequate supply of materials, could harm our business;

  •
  undetected errors or defects in V-Go or our future product candidates could harm our reputation, decrease market acceptance of our products or expose us to product liability claims;

  •
  if we are unable to secure sufficient patent protection for our proprietary rights in our products and processes, and to adequately maintain and protect our existing and new rights, competitors will be able to compete against us more effectively, and our business will suffer;

  •
  our failure to comply with the applicable governmental regulations to which our product and operations are subject could cause our business to suffer; and

  •
  our management will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Corporate Information

We were incorporated in the State of Delaware on May 3, 2016 in connection with the 2016 Merger discussed below. Valeritas, Inc., referred to as Valeritas, was incorporated in the State of Delaware on August 26, 2008. On May 3, 2016, our wholly owned subsidiary, Valeritas Acquisition Corp., a corporation formed in the State of Delaware on May 3, 2016, or Acquisition Sub, merged with and into Valeritas. Pursuant to this transaction, referred to as the 2016 Merger, Valeritas was the surviving corporation and became our wholly owned subsidiary. All of the outstanding stock of Valeritas was either cancelled or converted into shares of our common stock. Prior to the 2016 Merger, we were Cleaner Yoga Mat, Inc., a corporation formed in the State of Florida and we were previously engaged in the sale of sanitizing solutions for Yoga and Pilates studios as well as conventional gyms of all sizes.

In connection with the 2016 Merger and pursuant to the terms of a Split-Off Agreement and a General Release Agreement, we transferred our pre-2016 Merger assets and liabilities to our pre-2016 Merger majority stockholder, Leisa Swanson, in exchange for the surrender by her and cancellation of 5,060,750 shares of our common stock, referred to as the Split-Off.

As a result of the 2016 Merger and Split-Off, we discontinued our pre-2016 Merger business and acquired the business of Valeritas and going forward will continue the existing business operations of Valeritas as a publicly traded company. Following the 2016 Merger and Split-Off, the shareholders of Valeritas effectively control the combined companies, and, accordingly, Valeritas is deemed to be the accounting acquirer in the 2016 Merger.

In accordance with "reverse merger" or "reverse acquisition" accounting treatment, our historical financial statements as of period ends, and for periods ended, prior to the 2016 Merger have been replaced with the historical financial statements of Valeritas.

Our principal executive offices are located at 750 Route 202 South, Suite 600, Bridgewater, NJ 08807. Our telephone number is +1-908-927-9920. Our website address is www.valeritas.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus.

This prospectus contains summaries of the material terms of various agreements executed in connection with the transactions described herein. The summaries of these agreements are subject to, and are qualified in their entirety by, reference to these agreements, which are filed as exhibits hereto and incorporated herein by reference.

Implications of Being an Emerging Growth Company

We qualify as an "emerging growth company" as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of relief from some of the reporting requirements and other burdens that are otherwise applicable generally to public companies. These provisions include:

  •
  presentation of only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced "Management's Discussion and Analysis of Financial Condition and Results of Operations" disclosure in this prospectus;

  •
  exemption from the auditor attestation requirement on the effectiveness of our internal control over financial reporting;

  •
  reduced disclosure about our executive compensation arrangements in our periodic reports, proxy statements and registration statements; and

  •
  no requirements for non-binding advisory votes on executive compensation or golden parachute arrangements.

We may take advantage of these provisions for up to five years or such earlier time that we no longer qualify as an emerging growth company. We would cease to be an emerging growth company if we have more than $1.07 billion in annual revenue, have more than $700 million in market value of our capital stock held by non-affiliates or issue more than $1.0 billion of non-convertible debt over a three-year period. We may choose to take advantage of some but not all of these reduced burdens. For example, we have taken advantage of the reduced reporting requirements with respect to disclosure regarding our executive compensation arrangements, have presented only two years of audited financial statements and only two years of related "Management's Discussion and Analysis of Financial Condition and Results of Operations" disclosure in this prospectus. To the extent that we take advantage of these reduced burdens, the information that we provide stockholders may be different than you might obtain from other public companies in which you hold equity interests.

In addition, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

The Offering

Common stock offered by us	shares
Common stock to be outstanding immediately after this offering	shares
Option to purchase additional shares	We have granted the underwriters an option, exercisable for 30 days from the date of this prospectus, to purchase up to additional shares of common stock from us.
Use of proceeds

We estimate that the net proceeds to us from the sale of shares of common stock in this offering will be approximately $                        million, or approximately $                        million if the underwriters exercise their over-allotment option in full, in each case assuming a public offering price of $                        per share of common stock and after deducting estimated underwriting discounts and commissions and offering expenses payable by us. We intend to use the net proceeds from this offering (including any net proceeds from the underwriters' exercise of their option to purchase additional shares of common stock) to fund our operations, implement sales and marketing initiatives, expand our U.S. and global commercial organizations, fund our research and development efforts and for general corporate purposes, including general and administrative expenses, capital expenditures and for general working capital purposes. See "Use of Proceeds."

Currently trading on the Nasdaq Capital Market	Our common stock is currently listed on the Nasdaq Capital Market under the symbol "VLRX."
Risk factors	You should read the "Risk Factors" section of this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

The number of shares of our common stock that will be outstanding immediately after this offering is based on 24,699,145 shares of common stock outstanding as of June 30, 2018. This calculation excludes:

  •
  2,119,598 shares of common stock issuable upon the exercise of stock options outstanding as of June 30, 2018 with a weighted average exercise price of 9.90 per share;

  •
  10,390 shares of our common stock issuable upon the exercise of outstanding warrants as of June 30, 2018 with a weighted-average exercise price of $4.60 per share, with such exercise price being subject to reduction in connection with this offering, as discussed further under "Description of Capital Stock-Warrants";

  •
  289,059 shares of common stock available for future grants under our Amended and Restated 2016 Equity Incentive Compensation Plan, or the 2016 Plan, as of June 30, 2018;

  •
  2,750,000 shares of common stock issuable upon conversion of our Series A Convertible Preferred Stock;

  •
  81,773 shares of common stock available for future grants under our Employee Stock Purchase Plan as of June 30, 2018; and

  •
  7,854 shares of treasury stock.

Unless otherwise indicated, all information in this prospectus reflects and assumes:

  •
  no exercise of the underwriters' option to purchase additional shares;

  •
  no exercise of outstanding options or warrants after June 30, 2018; and

  •
  no conversion of outstanding convertible preferred stock.

Summary Consolidated Financial Data

The statement of operations data for the years ended December 31, 2017 and 2016 are derived from our audited financial statements included elsewhere in this prospectus. Our statement of operations data for the six months ended June 30, 2018 and 2017, and the balance sheet data as of June 30, 2018 are derived from our interim unaudited financial statements included elsewhere in this prospectus.

Our historical results are not necessarily indicative of the results to be expected in the future. You should read the selected financial data below in conjunction with the section of this report entitled

"Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and the related notes incorporated by reference into this prospectus.

	Year Ended December 31,		Six Months Ended June 30,
	2017	2016	2018	2017
Revenue, net	$20,245	$19,550	$12,578	$9,399
Cost of goods sold	12,080	12,606	6,589	5,863

Gross margin	8,165	6,944	5,989	3,536
Operating expense:
Research and development	7,126	4,842	3,924	3,238
Selling, general and administrative	42,596	33,481	22,693	21,678
Restructuring	–	2,394	–	–
Long-lived asset impairment costs	3,711	–	–	–

Total operating expense	53,433	40,717	26,617	24,916

Operating loss	(45,268)	(33,773)	(20,628)	(21,380)
Other income (expense), net:
Interest expense, net	(4,263)	(12,151)	(1,878)	(2,472)
Other expense	221	(549)	(28)	(21)
Other income	9	106	–	85

Total other income (expense), net	(4,033)	(12,594)	(1,906)	(2,408)

Net loss	$(49,301)	$(46,367)	$(22,534)	$(23,788)

Preferred stock dividend	$(1,711)	$–	$(1,100)	$(597)

Net loss attributable to common stockholders	$(51,012)	$(46,367)	$(23,634)	$(24,385)

Net loss per share of common shares outstanding – basic and diluted	$(8.94)	$(39.06)	$(1.85)	$(5.44)
Weighted average common shares outstanding – basic and diluted	5,708,577	1,187,104	12,792,578	4,479,565

	As of June 30, 2018 (Dollars in thousands, unaudited)
	Actual	As adjusted(1)(2)
Balance sheet data:
Cash and cash equivalents	$33,044
Total assets	$52,600
Total current liabilities	$11,490
Long-term debt, related parties	$38,025
Accumulated deficit	$(496,476)
Total stockholders' equity	$2,808

(1)
As adjusted amounts reflect the sale of                shares of common stock by us in this offering and our receipt of the net proceeds therefrom at an assumed public offering price of $            per share, which is the last reported sale of our common stock on the Nasdaq Capital Market on                , 2018.

(2)
A $1.00 increase (decrease) in the assumed public offering price of $            per share, which is the last reported sale of our common stock on the Nasdaq Capital Market on                        , 2018, would increase (decrease) each of cash and cash equivalents, total assets, and total stockholders' (deficit) equity on an as adjusted basis by $             million, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, a 1.0 million share increase (decrease) in the number of shares offered by us, as set forth on the cover page of this prospectus, would increase (decrease) cash and cash equivalents, total assets, and total stockholders' (deficit) equity by $            assuming the assumed public offering price remains the same, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

RISK FACTORS

An investment in our common stock involves significant risks. Before making an investment in our common stock, you should carefully read all of the information contained in this prospectus and in the documents incorporated by reference herein. For a discussion of risk factors that you should carefully consider before deciding to purchase any of our common stock, please review "Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2017 and the corresponding sections in our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus and the additional risk factors below. In addition, please read "Special Note Regarding Forward-Looking Statements" in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus. Please note that additional risks not currently known to us or that we currently deem immaterial also may adversely affect our business, operations, results of operations, financial condition and prospects.

Risks Related to this Offering

If you purchase our common stock in this offering, you will incur immediate and substantial dilution in the book value of your shares.

The public offering price of our common stock is substantially higher than the as adjusted net tangible book value per share of our common stock as of June 30, 2018, after giving effect to this offering. Investors purchasing common stock in this offering will pay a price per share that substantially exceeds the book value of our tangible assets after subtracting our liabilities. Based upon an assumed public offering price of $        , the last reported sale of our common stock on the Nasdaq Capital Market on            , 2018, you will experience immediate dilution of $        per share, representing the difference between our as adjusted net tangible book value per share, after giving effect to this offering and the assumed public offering price. See "Dilution."

Our management will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and our stockholders will not have the opportunity as part of their investment decisions to assess whether the net proceeds are being used appropriately. You may not agree with our decisions, and our use of the proceeds may not yield any return on your investment. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our failure to apply the net proceeds of this offering effectively could compromise our ability to pursue our growth strategy and we might not be able to yield a significant return, if any, in our investment of these net proceeds. You will not have the opportunity to influence our decisions on how to use our net proceeds from this offering.

Future sales of our common stock or securities convertible or exchangeable for our common stock may cause our stock price to decline.

If our existing stockholders sell, or indicate an intention to sell, substantial amounts of our common stock in the public market after the lock-up lapse, the price of our common stock could decline. The perception in the market that these sales may occur could also cause the price of our common stock to decline. Upon completion of this offering, based on the number of shares outstanding as of June 30,

2018, we will have            shares of common stock outstanding, assuming no exercise of outstanding options or warrants and treating our convertible preferred stock on an as-converted basis. Of these shares, approximately             million shares are, and the                shares sold in this offering will be, freely tradable. An additional                 million shares are subject to a contractual lock-up with the underwriters for this offering for periods of up to 90 days following this offering. These shares can be sold, subject to any applicable volume limitations under federal securities laws, after the earlier of the expiration of, or release from, the lock-up period.

The price of our common stock may be volatile and fluctuate substantially, which could result in substantial losses for purchasers of our common stock in this offering.

The trading price of our common stock has been, and we expect it to continue to be, volatile. The stock market in general and the market for smaller medical device and pharmaceutical companies in particular have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, you may not be able to sell your shares of common stock at or above your purchase price in this offering. The market price for our common stock may be influenced by many factors, including:

  •
  the success of competitive products or technologies;

  •
  developments related to our existing or any future collaborations;

  •
  regulatory or legal developments in the United States and other countries;

  •
  developments or disputes concerning patent applications, issued patents or other proprietary rights;

  •
  the recruitment or departure of key personnel;

  •
  the level of expenses related to any of our product candidates;

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  the results of our efforts to discover, develop, acquire or in-license additional product candidates or products;

  •
  actual or anticipated changes in estimates as to financial results, development timelines or recommendations by securities analysts;

  •
  variations in our financial results or those of companies that are perceived to be similar to us;

  •
  changes in the structure of healthcare payment systems;

  •
  market conditions in the pharmaceutical and biotechnology sectors;

  •
  general economic, industry and market conditions; and

  •
  the other factors described in this "Risk Factors" section.

Our principal stockholders own a significant percentage of our stock and will be able to exert significant control over matters subject to stockholder approval.

Upon completion of this offering, assuming a public offering price of $        per share, the last reported sales price of our common stock on the Nasdaq Capital Market on                , 2018, our 5% stockholders and their affiliates will beneficially own an aggregate of            shares, or        % of our outstanding common stock, excluding any shares of common stock that may be purchased in this offering. As a result, these stockholders will have significant influence and may be able to determine all matters requiring stockholder approval. For example, these stockholders may be able to control elections of directors, amendments of our organizational documents, or approval of any merger, sale of assets, or other major corporate transactions. This concentration of ownership could delay or prevent any acquisition of our company on terms that other stockholders may desire, and may adversely affect the market price of our common stock.

Risks Related to Our Business

We have incurred significant losses since our inception and anticipate that we will continue to incur significant losses for the foreseeable future. These factors raise substantial doubt about our ability to continue as a going concern.

Since our inception in 2006, we have incurred significant net losses. Our recurring losses from operations raise substantial doubt about our ability to continue as a going concern, and as a result our independent registered public accounting firm included an explanatory paragraph regarding the same in our Annual Report on Form 10-K. Substantial doubt about our ability to continue as a going concern may create negative reactions to the price of our common stock and we may have a more difficult time obtaining financing in the future.

As of June 30, 2018, we had $33.0 million in cash and cash equivalents and an accumulated deficit of $496.5 million. To date, we have financed our operations primarily through sales of our capital stock, debt financings and limited sales of V-Go. In April 2018, we completed an underwritten public offering, in which we sold 13,700,000 shares of common stock at a public offering price of $1.75 per share. We received gross proceeds of approximately $24 million and net proceeds of approximately $21.8 million after deducting underwriting discounts, commissions and estimated offering expenses. On May 2, 2018, we sold an additional 1,600,000 shares of common stock pursuant to the 30-day option we granted the underwriters in connection with the offering, for net proceeds of approximately $2.6 million. In January 2018, we entered into a common stock purchase agreement, or the First Purchase Agreement, with Aspire Capital Fund, LLC, or Aspire Capital, which provided that, upon the terms and subject to the conditions and limitations set forth therein, at our discretion, Aspire Capital would be committed to purchase up to an aggregate of $20.0 million of shares of our common stock over the 30-month term of the First Purchase Agreement. In June 2018, we terminated the First Purchase Agreement and entered into a second common stock purchase agreement, or the Second Purchase Agreement, with Aspire Capital, which provides that, upon the terms and subject to the conditions and limitations set forth therein, at our discretion, Aspire Capital is committed to purchase up to an aggregate of $21.0 million of shares of our common stock over the 30-month term of the Second Purchase Agreement. We sold 1,250,868 shares of common stock to Aspire Capital under the First Purchase Agreement for net proceeds of approximately $1.8 million, and as of June 30, 2018, have sold 791,557 shares of common stock to Aspire Capital under the Second Purchase Agreement for net proceeds of approximately $1.1 million Additionally, in January 2018, we entered into an "at-the-market" sales agreement, or the Sales Agreement, with B. Riley FBR, Inc., or FBR, pursuant to which we may sell up a certain amount of shares of our common stock from time to time through FBR, acting as our sales agent, in one or more at-the-market offerings. FBR has the option to decline any sales orders at its discretion. As of the date of this prospectus, we have not sold any shares under the Sales Agreement. Both the Second Purchase Agreement and the Sales Agreement are subject to limitations as described in our Annual Report on Form 10-K for the year ended December 31, 2017 and subsequent Quarterly Reports on Form 10-Q incorporated by reference into this prospectus, and therefore there are no assurances that we will be able to raise funds from the Second Purchase Agreement or the Sales Agreement. We have devoted substantially all of our resources to the research, development and engineering of our products, the commercial launch of V-Go, the development of a sales and marketing team and the assembly of a management team to lead our business.

To implement our business strategy we need to, among other things, increase sales of our products with our existing sales and marketing infrastructure, fund ongoing research, development and engineering activities, expand our manufacturing capabilities, and obtain regulatory clearance in other markets outside the United States and European Union, or EU, or approval to commercialize our products currently under development. We expect our expenses to increase significantly as we pursue these objectives. The extent of our future operating losses and the timing of profitability are highly uncertain, especially given that we only recently commercialized V-Go, which makes predicting our sales more difficult. We will need to affect a financing or capital raise in the near term in order to sustain operations and implement our business strategy until we can achieve profitability from operations, if ever. Our inability to affect a financing or capital raise and continued losses from operations could have a material adverse effect on the Company. Any additional operating losses will have an adverse effect on our stockholders' equity/(deficit), and we cannot assure you that we will ever be able to achieve or sustain profitability.

We currently rely on sales of V-Go to generate all of our revenue, and any factors that negatively impact our sales of V-Go would also negatively impact our financial condition and operating results.

V-Go is our only revenue-producing commercial product, which we introduced into the market in the first quarter of 2012. In the near term, we expect to continue to derive all of our revenue from the sale of V-Go. Accordingly, our ability to generate revenue is highly dependent on our ability to market and sell V-Go.

Sales of V-Go may be negatively impacted by many factors, including:

  •
  problems relating to our manufacturing capabilities, including, but not limited to, the destruction, loss, or temporary shutdown of our manufacturing facility;

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  failure to become or remain the preferred basal-bolus insulin therapy among patients with type 2 diabetes;

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  failure by patients to use V-Go as directed, which could limit its effectiveness and could have an adverse impact on repeat use;

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  inadequate coverage and reimbursement or changes in reimbursement rates or policies relating to V-Go or similar products or technologies by third-party payors;

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  our inability to enter into contracts with additional third-party payors on a timely basis and on acceptable terms;

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  claims that V-Go, or any component thereof, infringes on patent rights or other intellectual property rights of third parties; and

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  adverse regulatory or legal actions relating to V-Go or similar products or technologies.

Because we currently rely on V-Go to generate all of our revenue, any factors that negatively impact our sales of V-Go, or that result in sales of V-Go increasing at a lower rate than expected, would also negatively impact our financial condition and operating results.

Our ability to maintain and grow our revenue depends both on retaining a high percentage of patients using V-Go and on preserving our relationships with a few significant wholesale customers that account for nearly all of our sales.

A key to maintaining and growing our revenue is the retention of a high percentage of patients using V-Go, as a significant and increasing proportion of our business is generated through refill prescriptions. Refill prescriptions account for nearly two-thirds of our total prescriptions and since we do not have reliable data regarding retention rates, and because refill prescriptions generally move in parallel with our patient retention rates, we use these as a proxy to determine patient retention rates. During the year ended December 31, 2017, three wholesale customers accounted for approximately 91% of our total product shipments. If demand for V-Go fluctuates as a result of the introduction of competitive products, negative perceptions with respect to the effectiveness of V-Go, changes in reimbursement policies, manufacturing problems, perceived safety issues with our or our competitors' products, the failure to secure regulatory clearance or approvals or for other reasons, our ability to attract and retain customers and ultimately patients could be harmed. The failure to retain a high percentage of patients using V-Go could negatively impact our revenue growth. Furthermore, the loss of any one of our significant wholesale customers or a sustained decrease in demand by any of these wholesale customers could result in a substantial loss of revenue or patients losing convenient access to V-Go, either of which would hurt our business, financial condition and results of operations.

The failure of V-Go to achieve and maintain market acceptance could result in our achieving sales below our expectations.

Our current business strategy is highly dependent on V-Go achieving and maintaining market acceptance. In order for us to sell V-Go to people with type 2 diabetes who require insulin, we must convince them, their caregivers and healthcare providers that V-Go is an attractive alternative to other insulin delivery devices for the treatment of diabetes, including insulin pens and traditional syringes. Market acceptance and adoption of V-Go depends on educating people with diabetes, as well as their caregivers and healthcare providers, as to the distinct features, ease-of-use, positive lifestyle-impact and other perceived benefits of V-Go as compared to competitive products. If we are not successful in convincing existing and potential customers of the benefits of V-Go, or if we are not able to achieve the support of caregivers and healthcare providers for V-Go, our sales may decline or we may fail to increase our sales in line with our anticipated levels.

Achieving and maintaining market acceptance of V-Go could be negatively impacted by many factors, including:

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  the failure of V-Go to achieve wide acceptance among people with type 2 diabetes who require insulin, their caregivers, insulin-prescribing healthcare providers, third-party payors and key opinion leaders in the diabetes treatment community;

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  lack of availability of adequate coverage and reimbursement for patients and health care providers;

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  lack of evidence supporting the safety, ease-of-use or other perceived benefits of V-Go over competitive products or other currently available insulin treatment methods;

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  lack of long-term persistency of patients who do start V-Go, as future sales are heavily dependent on patient refills;

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  perceived risks associated with the use of V-Go or similar products or technologies generally;

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  the introduction of competitive products and the rate of acceptance of those products as compared to V-Go; and

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  any negative results of clinical studies relating to V-Go or similar competitive products.

In addition, V-Go may be perceived by people with type 2 diabetes requiring insulin, their caregivers or healthcare providers to be more complicated, only marginally more effective or even less effective than traditional insulin-delivery methods, and people may be unwilling to change their current treatment regimens. Moreover, we believe that healthcare providers tend to be slow to change their medical treatment practices because of perceived liability risks arising from the use of new products and the uncertainty of third-party payor reimbursement. Accordingly, healthcare providers may not recommend V-Go until there is sufficient evidence to convince them to alter the treatment methods they typically recommend, such as receiving recommendations from prominent healthcare providers or other key opinion leaders in the diabetes treatment community that our products are effective in providing insulin therapy.

If V-Go does not achieve and maintain widespread market acceptance, we may fail to achieve sales at or above our anticipated levels. If our sales do not meet anticipated levels, we may fail to meet our strategic objectives.

We operate in a very competitive industry, and if we fail to compete successfully against our existing or potential competitors, many of whom have greater resources than we have, our revenue and operating results may be negatively affected.

The diabetes market, and especially the market for patients with type 2 diabetes, is intensely competitive, subject to change and highly sensitive to promotional effort, the number of sales force representatives, the introduction of new products or technologies, or other activities of industry and diabetes-related associations and participants. V-Go competes directly with a number of insulin-delivery devices, primarily insulin pens and syringes, but also indirectly with any other currently marketed or future marketed diabetes therapeutic intervention such as oral anti-diabetic medications, other injectable anti-diabetic medications such as glucagon-like peptide-1, or GLP-1, and analogs. We do not consider programmable insulin pumps or programmable insulin patch pumps to be products that compete directly with V-Go, as those products have been primarily designed and marketed for patients with type 1 diabetes. There are a significant number of very large global pharmaceutical companies that promote and sell anti-diabetic products that are aimed to be used either instead of insulin or to deliver insulin using insulin pens or syringes. Many of our existing and potential competitors are major global companies that are either publicly traded companies or divisions or subsidiaries of publicly traded companies that have significant resources available.

These competitors also enjoy several competitive advantages over us, including:

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  greater financial and human resources for sales and marketing, managed care and reimbursement, medical affairs and product development;

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  established relationships with healthcare providers and third-party payors;

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  established reputation and name recognition among healthcare providers and other key opinion leaders in the diabetes treatment community;

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  in some cases, an established base of repeat, long-time customers;

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  products supported by a large volume of short-term and long-term clinical data;

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  larger and more established distribution networks;

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  greater ability to cross-sell products or provide incentives to healthcare providers to use their products; and

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  more experience in conducting research, development and engineering activities, manufacturing, clinical trials, and obtaining regulatory approval or clearance.

For these and other reasons, we may not be able to compete successfully against our current or potential future competitors. If this occurs, we may fail to meet our strategic objectives, and our revenue and operating results could be negatively affected.

Competitive products or other technological breakthroughs for the treatment or prevention of diabetes may render our products obsolete or less desirable.

Our ability to achieve our strategic objectives will depend, among other things, on our ability to develop and commercialize products for the treatment of diabetes, in both specialist and primary care settings, which are easy-to- train and easy-to-use, provide clinical benefits as well as equivalent or improved patient adherence and persistency, receive adequate coverage and reimbursement from third-party payors with reasonable out-of-pocket costs to patients, and are more appealing than available alternatives. Our current competition is primarily with other non-electronic insulin delivery devices such as insulin pens and syringes. There are other U.S. Food and Drug Administration, or FDA,-cleared basal-bolus insulin delivery products, including one that includes a patch component, but these are electronic. These electronic basal-bolus insulin delivery devices and systems are cleared for use by both type 1 and type 2 patients. In addition, there is another mechanical bolus only insulin delivery device developed by Calibra Medical, Inc. that has been cleared by the FDA. This device, previously known as ONETOUCH ViaTM ,or Via. Via has not yet been commercially launched in the U.S., but the company who currently has rights to this technology has stated that they plan to make Via commercially available in the U.S. in 2019. We do not consider Via to be a direct competitor of V-Go by itself, because Via only provides insulin at meal times and does not provide a continuous flow of insulin. Therefore, patients would still be required to take separate basal insulin injection or injections every day. We do, however, believe that the commercial introduction of Via (although it only provides meal time dosing) will help to create additional awareness and acceptance of wearable insulin delivery devices in the U.S. Because V-Go is currently the only available commercial product in the U.S. that can deliver insulin at both a constant basal rate and on demand at meal time, we believe V-Go may benefit from the commercial introduction of Via by capturing a portion of the expanded market for wearable insulin delivery devices for patients with type 2 diabetes that will likely be created by the commercial introduction of Via. There is currently one inhaled insulin on the market, Afrezza®, manufactured by MannKind Corporation, which is also a meal time insulin delivery device. We do not consider Afrezza to be a direct competitor of V-Go for similar reasons as described above with respect to Via, namely because patients would still be required to take separate basal insulin injection or injections every day in order to match the basal-bolus regimen provided by V-Go. In the future, the insulin-delivery methods for patients with type 2 diabetes could change if other non-invasive formulations of insulin are approved and successfully commercialized, such as oral insulin in pill form, additional inhaled insulin or buccal insulin. If longer-acting and safer glucagon-like peptide-1analogs with fewer side effects are approved and successfully commercialized, they could reduce or delay the use of basal-bolus insulin in patients with type 2 diabetes. However, we do not anticipate that these types of medications, if approved and successfully commercialized, would reduce the number of patients with type 2 diabetes already on insulin or on a basal-bolus insulin regimen. In addition, a number of other companies are pursuing new electronic or mechanical insulin-delivery devices, delivery technologies, drugs and other therapies for the treatment and prevention of diabetes that are not currently available on the market. Therefore, we believe that V-Go remains in a class by itself because it is the only purely mechanical, disposable basal and bolus insulin delivery device currently on the market in the U.S., and that there will remain a large population of patients with type 2 diabetes on insulin who can benefit from V-Go both clinically and on a cost-effective basis. However, if we are incorrect about these assumptions, Via, Afrezza, and other bolus only insulin delivery devices currently on the market or in development, or other potential technological breakthroughs in diabetes treatment or prevention, could reduce the potential market for V-Go or render V-Go obsolete altogether, which would significantly reduce our sales and have an adverse impact on our business.

Because of the size of the type 2 diabetes market, we anticipate that companies will continue to dedicate significant resources to developing competitive products, including both drugs and devices. The frequent introduction of non-insulin drugs, for example, may delay the introduction of insulin to patients that would otherwise be introduced to insulin sooner, and could create market confusion, prevent us from successfully capturing the prescribers' or payors' attention or reduce our ability to capture a sufficient market share to realize our business objectives. In addition, the entry of multiple new products or the loss of market exclusivity on some diabetes drugs, including insulin delivered in pens, may lead some of our competitors to employ pricing strategies that could adversely affect the pricing of our products. If a competitor develops a product that is similar or is perceived to be superior to V-Go, or if a competitor employs strategies that place downward pressure on pricing within our industry, our sales may decline significantly or may not increase in accordance with our expectations.

If we are unable to leverage our current sales and marketing infrastructure, we may fail to increase our sales to meet our anticipated levels.

In order to increase our sales and marketing efforts, we increased our field sales force from 37 individuals to 50 during the year ended December 31, 2017. Generally speaking, each sales professional covers one prioritized territory. While we intend to average 50 field-based sales professionals per year, this number is expected to fluctuate based on voluntary and involuntary turnover. Generally speaking, each sales professional covers one prioritized territory. We currently utilize sales professionals along with an inside sales team to focus on select healthcare providers with the most revenue potential. Our profitability will depend on the success of this new sales model.

Because we began commercialization of V-Go in 2012, and because our current sales force is not deployed in every state or major market in the United States, we have less experience marketing and selling our products, as well as training healthcare providers and new customers on the use of V-Go compared to other type 2 diabetes companies. We derive all of our revenue from the sale of V-Go and we expect that this will continue for the next several years. As a result, our financial condition and operating results are and will continue to be highly dependent on the ability of our sales representatives to adequately promote, market and sell V-Go and the ability of our sales force and other training personnel to successfully train healthcare providers and new customers on the use of V-Go. If our sales and marketing representatives or training personnel fail to achieve their objectives, our sales could decrease or may not increase at levels that are in line with our anticipated levels.

A key element of our business strategy is for our sales and marketing infrastructure to drive adoption of our products. The majority of patients using V-Go are trained to use the device by their healthcare provider who has been trained by our sales force using a "train the trainer" approach. Our sales force trains physicians, physicians' assistants, nurse practitioners and any other staff in a healthcare provider's office who interact with patients, on how V-Go works and how to train their patients to properly use V-Go. We can expect to face challenges in recruiting and hiring top personnel as we manage our sales and marketing infrastructure and work to retain the individuals who make up those networks due to the very competitive diabetes industry. If a sales and marketing representative were to depart and be retained by one of our competitors, we may fail to prevent them from helping competitors solicit business from our existing customers, which could further adversely affect our sales. In addition, if we are not able to maintain a sufficient network of training and customer care personnel, we may not be able to successfully train healthcare providers to train new patients on the use of V-Go, which could delay new sales and harm our reputation.

As we increase our sales and marketing expenditures with respect to existing or planned products, we will need to further expand the reach of our sales and marketing networks. Our future success will depend largely on our ability to continue to hire, train, retain and motivate skilled sales and marketing representatives with significant industry-specific knowledge in various areas, such as diabetes treatment techniques and technologies, as well as the competitive landscape for our products. Recently hired sales representatives require training and take time to achieve full productivity. If we fail to train recent hires adequately, or if we experience high turnover in our sales force in the future, we cannot be certain that new hires will become as productive as may be necessary to maintain or increase our sales. In addition, the expansion of our sales and marketing personnel will continue to place significant burdens on our management team.

If important assumptions about the potential market for our products are inaccurate, or if we have failed to understand what people with type 2 diabetes are seeking in a treatment, we may not be able to increase our revenue or achieve profitability.

Our business strategy was developed based on a number of important assumptions about the diabetes market in general, and the type 2 diabetes market in particular, any one or more of which may prove to be inaccurate. For example, we believe that the benefits of V-Go as compared to other common insulin delivery devices, such as traditional insulin injection pens, will continue to drive growth in the market for V-Go. In addition, we believe the incidence of diabetes in the United States and worldwide is increasing rapidly. However, each of these trends is uncertain and limited sources exist to obtain reliable market data. The actual incidence of diabetes, and the actual demand for our products or competitive products, could differ materially from our anticipated levels if our assumptions are incorrect. In addition, our strategy of focusing exclusively on patients with type 2 diabetes who require insulin may limit our ability to increase sales or achieve profitability, especially if there are any significant clinical breakthroughs or products or drug introductions that significantly delay or reduce the need for insulin therapy in patients with type 2 diabetes.

Manufacturing risks, including risks related to manufacturing in China, may adversely affect our ability to manufacture our products and could reduce our gross margin and our profitability.

Our business strategy depends on our ability to manufacture our current and future products in sufficient quantities and on a timely basis so as to meet consumer demand, while adhering to product quality standards, complying with regulatory requirements and managing manufacturing costs. We are subject to numerous risks relating to our manufacturing capabilities, including:

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  quality or reliability defects in product components that we source from third-party suppliers;

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  our inability to secure product components in a timely manner, in sufficient quantities or on commercially reasonable terms;

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  our failure to increase production of products to meet demand;

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  our inability to modify production lines to enable us to efficiently produce future products or implement changes in current products in response to regulatory requirements;

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  difficulty identifying and qualifying alternative suppliers for components in a timely manner; and

  •
  potential damage to or destruction of our manufacturing equipment or manufacturing facility.

In addition, we rely on our contract manufacturer in Southern China to manufacture V-Go. As a result, our business is subject to risks associated with doing business in China, including:

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  adverse political and economic conditions, particularly those potentially negatively affecting the trade relationship between the United States and China;

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  trade protection measures, such as tariff increases, and import and export licensing and control requirements;

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  potentially negative consequences from changes in tax laws;

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  difficulties associated with the Chinese legal system, including increased costs and uncertainties associated with enforcing contractual obligations in China;

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  historically lower protection of intellectual property rights;

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  unexpected or unfavorable changes in regulatory requirements;

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  changes and volatility in currency exchange rates;

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  possible patient or physician preferences for more established pharmaceutical products and medical devices manufactured in the United States; and

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  difficulties in managing foreign relationships and operations generally.

These risks are likely to be exacerbated by our limited experience with our current products and manufacturing processes. As demand for our products increases, we will have to invest additional resources to purchase components, hire and train employees, and enhance our manufacturing processes. If we fail to increase our production capacity efficiently, our sales may not increase in line with our forecasts and our operating margins could fluctuate or decline. In addition, although we expect some of our product candidates in development to share product features and components with V-Go, manufacturing of these product candidates may require the modification of our production lines, the hiring of specialized employees, the identification of new suppliers for specific components, or the development of new manufacturing technologies. It may not be possible for us to manufacture these product candidates at a cost or in quantities sufficient to make these product candidates commercially viable. Any of these factors may affect our ability to manufacture our products and could reduce our gross margin and profitability.

We depend on a limited number of third-party suppliers for some of the components of V-Go, and the loss of any of these suppliers, or their inability to provide us with an adequate supply of materials, could harm our business.

We rely on a limited number of third-party suppliers to supply components of V-Go. For our business strategy to be successful, our suppliers must be able to provide us with components and finished products in sufficient quantities, in compliance with regulatory requirements and quality control standards, in accordance with agreed upon specifications, at acceptable costs and on a timely basis. Increases in our product sales, whether forecasted or unanticipated, could strain the ability of our suppliers to deliver an increasingly large supply of components in a manner that meets these various requirements.

We do not have long-term supply agreements with most of our suppliers and, in many cases, we make our purchases on a purchase order basis. Under most of our supply agreements, we have no obligation to buy any given quantity of products, and our suppliers have no obligation to manufacture for us or sell to us any given quantity of products. As a result, our ability to purchase adequate quantities of the components for our products may be limited. Additionally, our suppliers may encounter problems that limit their ability to manufacture components for us, including financial difficulties or damage to their manufacturing equipment or facilities. If we fail to obtain sufficient quantities of high quality components to meet demand on a timely basis, we could lose customer orders, our reputation may be harmed and our business could suffer.

We generally use a small number of suppliers for our product, some parts and components of which are purchased from single-source vendors. Depending on a limited number of suppliers exposes us to risks, including limited control over pricing, availability, quality and delivery schedules. Moreover, due to the recent commercialization of our products and the limited amount of our sales to date, we do not have long-standing relationships with our manufacturers and may not be able to convince suppliers to continue to make components available to us unless there is demand for such components from their other customers. If any one or more of our suppliers cease to provide us with sufficient quantities of components in a timely manner or on terms acceptable to us, we would have to seek alternative sources of supply. Because of factors such as the proprietary nature of our product, our quality control standards and regulatory requirements, we cannot quickly engage additional or replacement suppliers for some of our critical components. Failure of any of our suppliers to deliver products at the level our business requires would limit our ability to meet our sales commitments, which could harm our reputation and could have a material adverse effect on our business. We may also have difficulty obtaining similar components from other suppliers that meet the requirements of the FDA or other regulatory agencies, and the failure of our suppliers to comply with strictly enforced regulatory requirements could expose us to regulatory action including warning letters, product recalls, termination of distribution, product seizures or civil penalties. It could also require us to cease using the components, seek alternative components or technologies and modify our products to incorporate alternative components or technologies, which could result in a requirement to seek additional regulatory approvals. Any disruption of this nature or increased expenses could harm our commercialization efforts and adversely affect our operating results.

We operate at facilities in three locations, and any disruption at any of these facilities could harm our business.

Our principal offices are located in Bridgewater, New Jersey, and our only manufacturing operations are located at a contract manufacturing facility in Southern China. We also operate a facility in Marlborough, Massachusetts, which we primarily use for research and development. Substantially all of our operations are conducted at these locations, including our manufacturing processes, research, development and engineering activities, customer and technical support and management and administrative functions. In addition, substantially all of our inventory of component supplies and finished goods is held at these locations or held with our distributors.

Vandalism, terrorism or a natural or other disaster, such as an earthquake, fire or flood, at any of these facilities could damage or destroy our manufacturing equipment or our inventory of component supplies or finished goods, cause substantial delays in our operations, result in the loss of key information and cause us to incur additional expenses. Our contract manufacturing facility in Southern China is our only manufacturing facility, and if damaged or rendered inoperable or inaccessible due to political, social, or economic upheaval or due to natural or other disasters, would make it difficult or impossible for us to manufacture our products for a period of time and may lead to a loss of customers and significant impairment of our financial condition and operating results.

We take precautions to safeguard these facilities, including acquiring insurance, employing back-up generators, adopting health and safety protocols and utilizing off-site storage of computer data. Our insurance may not cover our losses in any particular case. In addition, regardless of the level of insurance coverage, damage to our facilities may harm our business, financial condition and operating results.

If we do not enhance our product offerings through our research, development and engineering efforts, including the successful commercialization of our pre-fill V-Go, we may fail to effectively compete in our market or become profitable.

In order to increase our sales and market share in the type 2 diabetes market, we must enhance and broaden our product offerings, including by commercializing our pre-fill V-Go, in response to the evolving demands of people with type 2 diabetes who require insulin and healthcare providers and competitive pressures from new technologies and market participants. We may not be successful in developing, obtaining regulatory approval for, or marketing our product candidates, including our pre-fill V-Go. In addition, notwithstanding our market research efforts, our future products may not be accepted by consumers, their caregivers, healthcare providers or third-party payors who reimburse consumers for our product. The success of any of our product candidates, including our pre-fill V-Go, will depend on numerous factors, including our ability to:

  •
  identify the product features that people with type 2 diabetes, their caregivers and healthcare providers are seeking in an insulin treatment and successfully incorporate those features into our product;

  •
  develop and introduce our product candidates in sufficient quantities and in a timely manner;

  •
  offer products at a price that is competitive with that of other products on the market;

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  adequately protect our intellectual property and avoid infringing upon the intellectual property rights of third parties;

  •
  demonstrate the safety and efficacy of our product candidates;

  •
  secure adequate financing to fund the research, development, engineering and marketing and sales efforts necessary to commercialize new product offerings; and

  •
  obtain the necessary regulatory approvals for our product candidates.

With respect to our pre-fill V-Go in particular, we anticipate that we will need to seek additional sources of capital to complete its development and commercialization, which we cannot assure you we will be able to procure at reasonable terms, if at all. Any delays in our anticipated product launches may significantly impede our ability to successfully compete in our markets. In particular, such delays could cause customers to delay or forego purchases of our product, or to purchase our competitors' products. Even if we are able to successfully develop proposed product candidates when anticipated, these product candidates, including our pre-fill V-Go, may not produce sales in excess of the costs of development, and they may be quickly rendered obsolete by changing consumer preferences or the introduction by our competitors of products embodying new technologies or features.

The safety and efficacy of our products is not supported by long-term clinical data, which could limit sales, and our products could cause unforeseen negative effects.

V-Go, the only product we currently market in the United States, has received pre-market clearance under Section 510(k) of the U.S. Federal Food, Drug, and Cosmetic Act, or FDCA. This process is shorter and typically requires the submission of less supporting documentation than other FDA approval processes and does not always require long-term clinical studies. As a result, we currently lack significant published long-term clinical data supporting the safety and efficacy of our products and the benefits they offer that might have been generated in connection with other approval processes. For these reasons, people with type 2 diabetes who require insulin and their healthcare providers may be slower to adopt or recommend our product, we may not have comparative data that our competitors have or are generating and third-party payors may not be willing to provide coverage or reimbursement for our product. Further, future studies or clinical experience may indicate that treatment with our products is not superior to treatment with competitive products. Such results could slow the adoption of our products and significantly reduce our sales, which could prevent us from achieving our forecasted sales targets or achieving or sustaining profitability. Moreover, if future results and experience indicate that our products cause unexpected or serious complications or other unforeseen negative effects, we could be subject to mandatory product recalls, suspension or withdrawal of FDA clearance or approval, significant legal liability or harm to our business reputation.

Undetected errors or defects in V-Go or our future product candidates could harm our reputation, decrease market acceptance of our products or expose us to product liability claims.

V-Go or our future product candidates may contain undetected errors or defects. Disruptions or other performance problems with V-Go or these other product candidates may damage our customers' businesses and could harm our reputation. If that occurs, we may incur significant costs, the attention of our key personnel could be diverted or other significant customer relations problems may arise. We may also be subject to warranty and liability claims for damages related to errors or defects in V-Go or our future product candidates. A material liability claim or other occurrence that harms our reputation or decreases market acceptance of V-Go or these other product candidates could harm our business and operating results.

The sale and use of V-Go or our other product candidates could lead to the filing of product liability claims if someone were to allege that V-Go or one of our product candidates contained a design or manufacturing defect. A product liability claim could result in substantial damages and be costly and time consuming to defend, either of which could materially harm our business or financial condition. While we currently maintain product liability insurance covering claims up to $5 million per incident, we cannot assure you that such insurance would adequately protect our assets from the financial impact of defending a product liability claim. Any product liability claim brought against us, with or without merit, could increase our product liability insurance rates or prevent us from securing insurance coverage in the future.

We may enter into strategic collaborations, in-licensing arrangements or alliances with third parties that may not result in the development of commercially viable products or the generation of significant future revenue.

In the ordinary course of our business, we may enter into strategic collaborations, in-licensing arrangements or alliances to develop product candidates and to pursue new markets. Proposing, negotiating and implementing strategic collaborations, in-licensing arrangements or alliances may be a lengthy and complex process. Other companies, including those with substantially greater financial, marketing, sales, technology or other business resources, may compete with us for these opportunities or arrangements. We may not identify, secure, or complete any such transactions or arrangements in a timely manner, on a cost-effective basis, on acceptable terms or at all. We have limited institutional knowledge and experience with respect to these business development activities, and we may also not realize the anticipated benefits of any such transaction or arrangement. In particular, these collaborations may not result in the development of products that achieve commercial success or result in significant revenue and could be terminated prior to developing any products.

Additionally, we may not be in a position to exercise sole decision making authority regarding the transaction or arrangement, which could create the potential risk of creating impasses on decisions, and our collaborators may have economic or business interests or goals that are, or that may become, inconsistent with our business interests or goals. We have limited control over the amount and timing of resources that our current collaborators or any future collaborators devote to our collaborators' or our future products. Disputes between us and our collaborators may result in litigation or arbitration that would increase our expenses and divert the attention of our management. Further, these transactions and arrangements are contractual in nature and may be terminated or dissolved under the terms of the applicable agreements and, in such event, we may not continue to have rights to the products relating to such transaction or arrangement or may need to purchase such rights at a premium.

We may seek to grow our business through acquisitions of complementary products or technologies, and the failure to manage acquisitions, or the failure to integrate them with our existing business, could impair our ability to execute our business strategies.

From time to time, we may consider opportunities to acquire other products or technologies that may enhance our product platform or technology, expand the breadth of our markets or customer base, or advance our business strategies. Potential acquisitions involve numerous risks, including:

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  problems assimilating the acquired products or technologies;

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  issues maintaining uniform standards, procedures, controls and policies;

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  unanticipated costs associated with acquisitions;

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  diversion of management's attention from our existing business;

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  risks associated with entering new markets in which we have limited or no experience; and

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  increased legal and accounting costs relating to the acquisitions or compliance with regulatory matters.

We have no current commitments with respect to any acquisition. We do not know if we will be able to identify acquisitions we deem suitable, whether we will be able to successfully complete any such acquisitions on favorable terms or at all, or whether we will be able to successfully integrate any acquired products or technologies. Our inability to integrate any acquired products or technologies effectively could impair our ability to execute our business strategies.

If there are significant disruptions in our information technology systems, our reputation, financial condition and operating results could be harmed.

The efficient operation of our business depends on our information technology systems. We rely on our information technology systems to effectively manage sales and marketing data, accounting and financial functions, inventory management, product development tasks, research, development and engineering data, customer service and technical support functions. Our information technology systems are vulnerable to damage or interruption from earthquakes, fires, floods and other natural disasters, terrorist attacks, attacks by computer viruses or hackers, power losses, computer system or data network failures, cyber-attacks or cyber-intrusions over the internet, attachments to emails, persons inside our organization, or persons with access to systems inside our organization. The risk of a security breach or disruption, particularly through cyber-attacks or cyber intrusion, including by computer hackers, foreign governments, and cyber terrorists, has generally increased as the number, intensity and sophistication of attempted attacks and intrusions from around the world have increased.

The failure of our or our service providers' information technology systems to perform as we anticipate or our failure to effectively implement new information technology systems, could disrupt our operations, which could have a negative impact on our reputation, financial condition and operating results.

Our failure to comply with data protection laws and regulations could lead to government enforcement actions and significant penalties against us, and adversely impact our operating results.

EU member states and other foreign jurisdictions, including Switzerland, have adopted data protection laws and regulations which impose significant compliance obligations. Moreover, the collection and use of personal health data in the EU, which was formerly governed by the provisions of the EU Data Protection Directive, was replaced with the EU General Data Protection Regulation, or the GDPR, in

May 2018. The GDPR, which is wide-ranging in scope, imposes several requirements relating to the consent of the individuals to whom the personal data relates, the information provided to the individuals, the security and confidentiality of the personal data, data breach notification and the use of third party processors in connection with the processing of personal data. The GDPR also imposes strict rules on the transfer of personal data out of the EU to the U.S., provides an enforcement authority and imposes large penalties for noncompliance, including the potential for fines of up to €20 million or 4% of the annual global revenues of the noncompliant company, whichever is greater. The GDPR requirements apply not only to third-party transactions, but also to transfers of information between us and our subsidiaries, including employee information. The recent implementation of the GDPR has increased our responsibility and liability in relation to personal data that we process, including in clinical trials, and we may in the future be required to put in place additional mechanisms to ensure compliance with the GDPR, which could divert management's attention and increase our cost of doing business. In addition, new regulation or legislative actions regarding data privacy and security (together with applicable industry standards) may increase our costs of doing business. In this regard, we expect that there will continue to be new proposed laws, regulations and industry standards relating to privacy and data protection in the United States, the EU and other jurisdictions, and we cannot determine the impact such future laws, regulations and standards may have on our business.

If we fail to properly manage our anticipated growth, our business could suffer.

We expect that any potential growth in our business will place a significant strain on our management team and on our financial resources. Failure to manage our growth effectively could cause us to misallocate management or financial resources, and result in losses or weaknesses in our infrastructure. Additionally, our anticipated growth will increase the demands placed on our suppliers, resulting in an increased need for us to manage our suppliers and monitor for quality assurance. Any failure by us to manage our growth effectively could impair our ability to achieve our business objectives.

We depend on the knowledge and skills of our senior management and other key employees, and if we are unable to retain and motivate them or recruit additional qualified personnel, our business may suffer.

We have benefited substantially from the leadership and performance of our senior management, as well as other key employees. Our success will depend on our ability to retain our current management and key employees, and to attract and retain qualified personnel in the future. Competition for senior management and key employees in our industry is intense and we cannot guarantee that we will be able to retain our personnel or attract new, qualified personnel. The loss of the services of members of our senior management or key employees could prevent or delay the implementation and completion of our strategic objectives, or divert management's attention to seeking qualified replacements. We do not maintain key man life insurance on any of our senior management or key employees. Each of our executive officers may terminate employment without notice and without cause or good reason. Our executive officers are subject to non-competition agreements. Accordingly, the adverse effect resulting from the loss of our senior management could be compounded by our inability to prevent them from competing with us.

In addition, the sale of V-Go is logistically complex, requiring us to maintain a highly integrated, extensive sales, marketing and training infrastructure consisting of sales and marketing representatives, training personnel and customer care personnel. We face considerable challenges in recruiting, training, managing, motivating and retaining the members of these teams, including managing geographically dispersed efforts. These challenges are exacerbated by the fact that our strategic plan requires us to rapidly grow our sales, with limited marketing and training infrastructure growth, while generating increased demand for our product. If we fail to maintain and grow a dedicated team of sales representatives and are unable to retain our sales and marketing, managed care, medical and other personnel, we could fail to take advantage of an opportunity to enhance our brand recognition and grow our revenue.

Risks Related to Our Financial Condition and Capital Requirements

We will have broad discretion in how we use the net proceeds from our April 2018 public offering, the First Purchase Agreement and past or future public offerings under the Second Purchase Agreement and the Sales Agreement, if any. We may not use these proceeds effectively, which could affect our results of operations and cause our stock price to decline.

We will have considerable discretion in the application of the net proceeds from our April 2018 public offering, the First Purchase Agreement and past or future public offerings under the Sales Agreement or the Second Purchase Agreement, if any. We intend to use the majority of the net proceeds from our April 2018 public offering, the First Purchase Agreement and past or future public offerings under the Sales Agreement or the Second Purchase Agreement, if any, to continue implementing our sales strategy, and for working capital and other general corporate purposes, which may include funding for the hiring of additional personnel, validation of capital equipment and the costs of operating as a public company. As a result, investors will be relying upon management's judgment with only limited information about our specific intentions for the use of the balance of the net proceeds from our April 2018 public offering, the First Purchase Agreement and past or future public offerings under the Sales Agreement or the Second Purchase Agreement, if any. We may use the net proceeds for purposes that do not yield a significant return or any return at all for our stockholders. In addition, pending their use, we may invest the net proceeds from our April 2018 public offering, the First Purchase Agreement and past or future public offerings under the Sales Agreement or the Second Purchase Agreement, if any, in a manner that does not produce income or that loses value.

Our future capital needs are uncertain and we may need to raise additional funds in the future, and these funds may not be available on acceptable terms or at all.

At June 30, 2018, we had $33.0 million in cash and cash equivalents, of which $0.5 million is restricted cash. We do not believe that our cash on hand as of June 30, 2018 will be sufficient to satisfy our liquidity requirements into the second quarter of 2019. The continued growth of our business, including the expansion of our research, development and engineering activities, and our efforts to commercialize our pre-fill V-Go will continue to significantly increase our expenses. In addition, the amount of our future product sales is difficult to predict and actual sales may not be in line with our forecasts. As a result, we will need to raise additional capital in addition to the amounts we could receive under the Second Purchase Agreement and the Sales Agreement, which may not be available on reasonable terms, if at all. Our future capital requirements will depend on many factors, including:

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  the revenue generated by sales of V-Go and any other future product candidates that we may develop and commercialize;

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  the costs associated with expanding our sales and marketing infrastructure;

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  the expenses we incur in maintaining our manufacturing facility and adding further manufacturing equipment and capacity;

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  the cost associated with developing and commercializing our proposed products or technologies, including our pre-fill V-Go;

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  the cost of obtaining and maintaining regulatory clearance or approval for our current or future products;

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  the cost of ongoing compliance and regulatory requirements;

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  expenses we incur in connection with potential litigation or governmental investigations;

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  anticipated or unanticipated capital expenditures; and

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  unanticipated general and administrative expenses.

If we issue equity or debt securities to raise additional funds, our existing stockholders may experience dilution, and the new equity or debt securities may have rights, preferences and privileges senior to those of our existing stockholders. In addition, if we raise additional funds through collaborations, licensing, joint ventures, strategic alliances, partnership arrangements or other similar arrangements, it may be necessary to relinquish valuable rights to our potential future products or proprietary technologies, or grant licenses on terms that are not favorable to us.

If we are unable to raise additional capital, we may not be able to expand our sales and marketing infrastructure, enhance our current products or develop new products, take advantage of future opportunities, or respond to competitive pressures, changes in supplier relationships, or unanticipated changes in customer demand. Any of these events could adversely affect our ability to achieve our strategic objectives and impact our ability to continue as a going concern.

Our operating results may fluctuate significantly from quarter to quarter.

We began commercial sales of V-Go in the first quarter of 2012. Due to our limited operating history, there has been and there may continue to be meaningful variability in our operating results among quarters, as well as within each quarter. Our operating results, and the variability of these operating results, will be affected by numerous factors, including:

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  our ability to increase sales of V-Go and to commercialize and sell our future products, if any, and the number of our products sold in each quarter;

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  acceptance of our products by people with type 2 diabetes who require insulin, their caregivers, healthcare providers and third-party payors;

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  the pricing of our products and competitive products, the effect of third-party coverage and reimbursement policies, and the amount and level of sales discounts or rebates required to obtain or retain effective third-party payor coverage and reimbursement;

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  our ability to establish and grow an effective sales and marketing infrastructure;

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  the amount of, and the timing of the payment for, insurance deductibles required to be paid by patients and potential patients under their existing insurance plans;

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  interruption in the manufacturing or distribution of our product;

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  seasonality and other factors affecting the timing of purchases of our product;

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  timing of new product offerings, acquisitions, licenses or other significant events by us or our competitors;

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  the ability of our suppliers to timely provide us with an adequate supply of components that meet our requirements;

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  regulatory clearance or approvals affecting our products or those of our competitors;

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  changes in healthcare rules, coverage and reimbursement under government healthcare programs, including Medicare and Medicaid; and

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  the timing of revenue recognition associated with our product sales pursuant to applicable accounting standards.

As a result of our limited operating history, and due to the complexities of the industry in which we operate, it will be difficult for us to forecast demand for our current or future products with any degree of certainty, which means it will be difficult for us to forecast our sales as well as production or inventory requirements. In addition, we will be significantly increasing our operating expenses as we expand our business. Accordingly, we may experience substantial variability in our operating results from quarter to quarter, including unanticipated quarterly losses. If our quarterly or annual operating results fall below the expectations of investors or securities analysts, the price of our common stock could decline substantially. Furthermore, any quarterly or annual fluctuations in our operating results may, in turn, cause the price of our common stock to fluctuate substantially. We believe that quarterly comparisons of our financial results are not necessarily meaningful and should not be relied upon as an indication of our future performance.

If we experience lower-than-anticipated revenue in any particular quarter, or if we announce that we expect lower revenue or earnings than previously forecasted, the market price of our common stock could decline.

Our revenue is difficult to forecast and is likely to fluctuate from quarter to quarter due to many factors, including many that are outside of our control. Any significant revenue shortfall, lowered revenue or earnings forecast, or failure to meet analysts' expectations could cause the market price of our common stock to decline substantially. Reliance should not be placed on the results of prior periods as an indication of our future performance. Our operating expense levels are based, in significant part, on our expectations of future revenue. If we have a shortfall in revenue or sales in any given quarter, we may not be able to reduce our operating expenses quickly in response. Therefore, any significant shortfall in our revenues could have an immediate material adverse effect on our business, financial position, and results of operations for that quarter. In addition, if we fail to manage our business effectively over the long term, we may experience high operating expenses, and our operating results may fall below the expectations of securities analysts or investors, which could result in a substantial decline in the market price of our common stock.

Forecasting future revenues is difficult, especially when the level of market acceptance of our products is changing rapidly. As a result, it is reasonably likely that our product sales will fluctuate to an extent that may not meet with market expectations and that also may adversely affect our stock price. There are a number of other factors that could cause our financial results to fluctuate unexpectedly, including:

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  cost of product sales;

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  achievement and timing of research and development milestones;

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  collaboration revenues;

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  cost and timing of clinical trials, regulatory approvals and product launches;

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  "at-risk" generic launches;

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  marketing and other expenses;

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  manufacturing or supply disruptions;

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  unanticipated conversion of our convertible notes; and

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  costs associated with the operations of recently-acquired businesses and technologies.

We may not be able to generate sufficient cash to service our credit facility with Capital Royalty Group. If we fail to comply with the obligations under our credit facility, the lender may be able to accelerate amounts owed under the facility and may foreclose upon the assets securing our obligations.

As of June 30, 2018, the aggregate principal amount of our term loan with Capital Royalty Group, or CRG, and certain of its affiliates, or our Term Loan, was $27.5 million. Borrowings under our credit facility are secured by substantially all of our assets, including our material intellectual property. Our ability to make scheduled payments or to refinance our debt obligations depends on numerous factors, including the amount of our cash reserves and our actual and projected financial and operating performance. These amounts and our performance are subject to numerous risks, including the risks in this section, some of which may be beyond our control. We cannot assure you that we will maintain a level of cash reserves or cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our existing or future indebtedness. If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay capital expenditures, sell assets or operations, seek additional capital or restructure or refinance our indebtedness. We cannot assure you that we would be able to take any of these actions, or that these actions would permit us to meet our scheduled debt service obligations. In addition, in the event of our breach of the Term Loan, we may be required to repay any outstanding amounts earlier than anticipated. If we fail to comply with our obligations under the Term Loan, the lender would be able to accelerate the required repayment of amounts due and, if they are not repaid, could foreclose upon our assets securing our obligations under the Term Loan. In addition, certain events of default have already occurred under the term loan with CRG in 2015 and we cannot assure you similar future events of default will not occur under the Term Loan. For more information on the Term Loan, see "Management's Discussion and Analysis of Financial Condition and Results of Operations-Indebtedness-Senior Secured Debt".

Our Term Loan contains a financial covenant that may limit our operating flexibility.

Our Term Loan contains a restrictive covenant that requires us to maintain an end-of-day balance of $5.0 million in cash or cash equivalents, which may limit our ability to engage in new lines of business, make certain investments, pay dividends, or enter into various transactions. We therefore may not be able to engage in any of the foregoing transactions unless we obtain the consent of the lender or terminate our Term Loan. Furthermore, there is no guarantee that future working capital, borrowings or equity financing will be available to repay or refinance the amounts outstanding under the agreement. For additional information about the Term Loan, see "Management's Discussion and Analysis of Financial Condition and Results of Operations – Indebtedness – Senior Secured Debt."

Prolonged negative economic conditions could adversely affect us, our customers and suppliers, which could harm our financial condition.

We are subject to the risks arising from adverse changes in general economic and market conditions. Economic turmoil and uncertainty about future economic conditions could adversely impact our existing and potential customers, the financial ability of health insurers to pay claims, patients' ability or willingness to pay out-of-pocket costs, our ability to obtain financing for our operations on favorable terms, or at all, and our relationships with key suppliers.

The use of our net operating loss carryforwards and research tax credits may be limited.

Our net operating loss carryforwards and any future research and development tax credits may expire and not be used. As of December 31, 2017, we had U.S. net operating loss carryforwards of approximately $380.3 million. Our net operating loss carryforwards arising in taxable years ending on or prior to December 31, 2017 will begin expiring in 2028 if we have not used them prior to that time. Net operating loss carryforwards arising in taxable years ending after December 31, 2017 are no longer subject to expiration under the Internal Revenue Code of 1986, as amended, or the Code. Additionally, our ability to use any net operating loss and credit carryforwards to offset taxable income or tax, respectively, in the future will be limited under Sections 382 and 383 of the Code, respectively, if we have a cumulative change in ownership of more than 50% within a three-year period. The completion of our March 2017 public offering, together with private placements and other transactions that have occurred, may trigger, or may have already triggered, such an ownership change. In addition, since we will need to raise substantial additional funding to finance our operations, we may undergo further ownership changes in the future. We have never completed an analysis as to whether such a change of ownership has occurred, but in such an event, we will be limited regarding the amount of net operating loss carryforwards and research tax credits that could be utilized annually in the future to offset taxable income or tax, respectively. Any such annual limitation may significantly reduce the utilization of the net operating loss carryforwards and research tax credits before they expire. In addition, certain states have suspended use of net operating loss carryforwards for certain taxable years, and other states are considering similar measures. As a result, we may incur higher state income tax expense in the future. Depending on our future tax position, continued suspension of our ability to use net operating loss carryforwards in states in which we are subject to income tax could have an adverse impact on our results of operations and financial condition.

Risks Related to Intellectual Property

Intellectual property rights may not provide adequate protection, which may permit third parties to compete against us more effectively.

Our success depends significantly on our ability to maintain and protect our proprietary rights in the technologies and inventions used in or embodied by our product. To protect our proprietary technology, we rely on patent protection, as well as a combination of copyright, trade secret and trademark laws, as well as nondisclosure, confidentiality, and other contractual restrictions in our manufacturing, consulting, employment and other third party agreements. These legal means afford only limited protection, however, and may not adequately protect our rights or permit us to gain or keep any competitive advantage.

If we are unable to secure sufficient patent protection for our proprietary rights in our products and processes, and to adequately maintain and protect our existing and new rights, competitors will be able to compete against us more effectively, and our business will suffer.

The process of applying for patent protection itself is time consuming and expensive and we cannot assure you that we have prepared or will be able to prepare, file and prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner. It is also possible that we will fail to identify patentable aspects of inventions made in the course of development and commercialization activities before it is too late to obtain patent protection on them. In addition, our patents and applications may not be prosecuted and enforced in a manner consistent with the best interests of our business. It is possible that defects of form in the preparation or filing of our patents or patent applications may exist, or may arise in the future, for example, with respect to proper priority claims, inventorship, claim scope or patent term adjustments. Moreover, we cannot assure you that all of our pending patent applications will issue as patents or that, if issued, they will issue in a form that will be advantageous to us. We own numerous issued patents and pending patent applications that relate to insulin-delivery methods and devices. The rights granted to us under our patents, however, including prospective rights sought in our pending patent applications, may not be of sufficient scope or strength to provide us with any meaningful exclusivity or commercial advantage, and competitors may be able to design around our patents or develop products that provide outcomes comparable to ours without infringing on our intellectual property rights. In addition, we may in the future be subject to claims by our former employees or consultants asserting an ownership right in our patents or patent applications, as a result of the work they performed on our behalf. If any of our patents are challenged, invalidated or legally circumvented by third parties, and if we do not exclusively own other enforceable patents protecting our product, competitors could market products and use processes that are substantially similar to, or superior to, ours, and our business will suffer.

The patent position of medical technology companies is generally highly uncertain. The degree of patent protection we require may be unavailable or severely limited in some cases and may not adequately protect our rights or permit us sufficient exclusivity, or to gain or keep our competitive advantage. For example:

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  we might not have been the first to invent or the first inventor to file patent applications on the inventions covered by each of our pending patent applications and issued patents;

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  others may independently develop similar or alternative technologies or duplicate any of our technologies;

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  other companies hold patents stating broad claims in the drug delivery device field which, if construed to cover our products and held to be valid and enforceable, could have a material adverse effect on our business;

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  any patents we obtain or license from others in the future may not encompass commercially viable products, may not provide us with any competitive advantages or may be challenged by third parties;

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  any patents we obtain or license from others in the future may not be valid or enforceable; and

  •
  we may not develop additional proprietary technologies that are patentable.

Patents have a limited lifespan. In the United States, the natural expiration of a utility patent typically is 20 years after it is filed. Various extensions may be available; however, the life of a patent, and the protection it affords, is limited. Without patent protection for our insulin-delivery methods and devices, we may be open to competition from generic versions of such methods and devices.

Changes in patent law could diminish the value of patents in general, thereby impairing our ability to protect our products and our technologies.

Patent reform legislation may increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of our issued patents. On September 16, 2011, the Leahy-Smith America Invents Act, or the Leahy-Smith Act, was signed into law. The Leahy-Smith Act includes a number of significant changes to U.S. patent law. These include provisions that affect the way patent applications are prosecuted, redefine prior art, may affect patent litigation, and switch the U.S. patent system from a "first-to-invent" system to a "first-to-file" system. Under a "first-to-file" system, assuming the other requirements for patentability are met, the first inventor to file a patent application generally will be entitled to the patent on an invention regardless of whether another inventor had made the invention earlier. The Leahy-Smith Act and its implementation could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of our issued patents.

In addition, patent reform legislation may pass in the future that could lead to additional uncertainties and increased costs surrounding the prosecution, enforcement, and defense of our patents and applications.

Furthermore, the U.S. Supreme Court and the U.S. Court of Appeals for the Federal Circuit have made, and will likely continue to make, changes in how the patent laws of the United States are interpreted. Similarly, foreign courts have made, and will likely continue to make, changes in how the patent laws in their respective jurisdictions are interpreted. We cannot predict future changes in the interpretation of patent laws or changes to patent laws that might be enacted into law by United States and foreign legislative bodies. Those changes may materially affect our patents or patent applications and our ability to obtain and enforce or defend additional patent protection in the future.

Obtaining and maintaining our patent protection depends on compliance with various procedural, document submission, fee payment and other requirements imposed by governmental patent agencies, and our patent protection could be reduced or eliminated for non-compliance with these requirements.

Moreover, the USPTO and various foreign governmental patent agencies require compliance with a number of procedural, documentary, fee payment and other similar provisions during the patent application process. In addition, periodic maintenance fees on issued patents often must be paid to the USPTO and foreign patent agencies over the lifetime of the patent. While an unintentional lapse can in many cases be cured by payment of a late fee or by other means in accordance with the applicable rules, there are situations in which noncompliance can result in abandonment or lapse of the patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. Non-compliance events that could result in abandonment or lapse of a patent or patent application include, but are not limited to, failure to respond to official actions within prescribed time limits, non-payment of fees and failure to properly legalize and submit formal documents. If we fail to maintain the patents and patent applications covering our products or procedures, we may not be able to stop a competitor from marketing products that are the same as or similar to our products and technologies.

We may not be able to adequately protect our intellectual property rights throughout the world.

Filing, prosecuting and defending patents on our products and technologies in all countries throughout the world would be prohibitively expensive. The requirements for patentability may differ in certain countries, particularly developing countries, and the breadth of patent claims allowed can be inconsistent. In addition, the laws of some foreign countries may not protect our intellectual property rights to the same extent as laws in the United States. Consequently, we may not be able to prevent third parties from practicing our inventions in all countries outside the United States. Competitors may use our technologies in jurisdictions where we have not obtained patent protection to develop their own products and, further, may export otherwise infringing products to territories where we have patent protection, but enforcement on infringing activities is inadequate.

We do not have patent rights in certain foreign countries in which a market may exist in the future. Moreover, in foreign jurisdictions where we do have patent rights, proceedings to enforce such rights could result in substantial costs and divert our efforts and attention from other aspects of our business, could put our patents at risk of being invalidated or interpreted narrowly, and our patent applications at risk of not issuing, and could provoke third parties to assert claims against us. We may not prevail in any lawsuits that we initiate and the damages or other remedies awarded, if any, may not be commercially meaningful. Thus, we may not be able to stop a competitor from marketing and selling in foreign countries products that are the same as or similar to our product.

We may in the future become involved in lawsuits to protect or enforce our intellectual property, which could be expensive, time consuming and unsuccessful.

The medical device industry has been characterized by frequent and extensive intellectual property litigation. Our competitors or other patent holders may assert that our products and the methods employed in our products are covered by their patents. For example, other companies hold patents stating broad claims in the drug delivery device field which, if construed to cover our products and held to be valid and enforceable, could have a material adverse effect on our business. Although we believe we have adequate defenses available if faced with any allegations that we infringe third-party patents, it is possible that V-Go could be found to infringe these patents. If our product or methods are found to infringe, we could be prevented from manufacturing or marketing our products.

We do not know whether our competitors or potential competitors have patents, or have applied for, will apply for, or will obtain patents that will prevent, limit or interfere with our ability to make, have made, use, sell, import or export our products. Competitors may infringe our patents or misappropriate or otherwise violate our intellectual property rights. To stop any such infringement or unauthorized use, litigation may be necessary. Our intellectual property has not been tested in litigation. A court may declare our patents invalid or unenforceable, may refuse to stop the other party from using the technology at issue on the grounds that our patents do not cover the technology in question, or may interpret the claims of our patents narrowly, thereby substantially narrowing the scope of patent protection they afford.

In addition, third parties may initiate legal proceedings against us to challenge the validity or scope of our intellectual property rights, or may allege an ownership right in our patents, as a result of their past employment or consultancy with us. Many of our current and potential competitors have the ability to dedicate substantially greater resources to defend their intellectual property rights than we can. Accordingly, despite our efforts, we may not be able to prevent third parties from infringing upon or misappropriating our intellectual property.

Competing products may also be sold in other countries in which our patent coverage might not exist or be as strong. If we lose a foreign patent lawsuit, alleging our infringement of a competitor's patents, we could be prevented from marketing our products in one or more foreign countries.

Litigation related to infringement and other intellectual property claims such as trade secrets, with or without merit, is unpredictable, can be expensive and time-consuming, and can divert management's attention from our core business. If we lose this kind of litigation, a court could require us to pay substantial damages, treble damages, and attorneys' fees, and could prohibit us from using technologies essential to our product, any of which would have a material adverse effect on our business, results of operations, and financial condition. If relevant patents are upheld as valid and enforceable and we are found to infringe, we could be prevented from selling our products unless we can obtain licenses to use technology or ideas covered by such patents. We do not know whether any necessary licenses would be available to us on satisfactory terms, if at all. If we cannot obtain these licenses, we could be forced to design around those patents at additional cost or abandon the products altogether. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation. There could also be public announcements of the results of hearings, motions or other interim proceedings or developments. If securities analysts or investors perceive these results to be negative, it could cause the price of our common stock to decline.

We have received an offer to license a patent that has two years of its term remaining and that is alleged to cover our V-Go product. We do not believe the offeror's patent to be valid, infringed, and/or enforceable and therefore we do not view the allegation as having merit. We cannot guarantee that the offeror will not pursue legal remedies to enforce its patent but we intend to defend ourselves vigorously against any allegations of patent infringement, which we believe would be without merit.

We may be subject to damages resulting from claims that we or our employees have wrongfully used or disclosed alleged trade secrets of our competitors or are in breach of non-competition or non-solicitation agreements with our competitors.

We could in the future be subject to claims that we or our employees have inadvertently or otherwise used or disclosed alleged trade secrets or other proprietary information of former employers, competitors, or other third parties. Although we endeavor to ensure that our employees and consultants do not use the intellectual property, proprietary information, know-how or trade secrets of others in their work for us, we may in the future be subject to claims that we caused an employee to breach the terms of his or her non-competition or non-solicitation agreement, or that we or these individuals have, inadvertently or otherwise, used or disclosed the alleged trade secrets or other proprietary information of a former employer or competitor. Litigation may be necessary to defend against these claims. Even if we are successful in defending against these claims, litigation could result in substantial costs and could be a distraction to management. If our defense to those claims fails, in addition to paying monetary damages, a court could prohibit us from using technologies or features that are essential to our product, if such technologies or features are found to incorporate or be derived from the trade secrets or other proprietary information of the former employers or other third parties. An inability to incorporate technologies or features that are important or essential to our products may prevent us from selling our product. In addition, we may lose valuable intellectual property rights or personnel. Moreover, any such litigation or the threat thereof may adversely affect our ability to hire employees or contract with independent sales representatives. A loss of key personnel or their work product could hamper or prevent our ability to commercialize our product.

Our trademarks may be infringed or successfully challenged, resulting in harm to our business.

We rely on our trademarks as one means to distinguish our products from the products of our competitors, and we have registered or applied to register many of these trademarks. The USPTO or foreign trademark offices may deny our trademark applications, however, and even if published or registered, these trademarks may be ineffective in protecting our brand and goodwill and may be successfully opposed or challenged. Third parties may oppose our trademark applications, or otherwise challenge our use of our trademarks. In addition, third parties may use marks that are confusingly similar to our own, which could result in confusion among our customers, thereby weakening the strength of our brand or allowing such third parties to capitalize on our goodwill. In such an event, or if our trademarks are successfully challenged, we could be forced to rebrand our product, which could result in loss of brand recognition and could require us to devote resources to advertising and marketing new brands. Our competitors may infringe our trademarks and we may not have adequate resources to enforce our trademark rights in the face of any such infringement.

If we are unable to protect the confidentiality or use of our trade secrets, our competitive position may be harmed.

In addition to patent and trademark protection, we also rely on trade secrets, including unpatented know-how, technology and other proprietary information, to maintain our competitive position. We seek to protect our trade secrets, in part, by entering into non-disclosure and confidentiality agreements with parties who have access to them, such as our manufacturers, consultants and vendors, and our former or current employees. We also enter into invention or assignment agreements with our employees. Despite these efforts, any of these parties may breach the agreements and disclose our trade secrets and other unpatented or unregistered proprietary information. Monitoring unauthorized uses and disclosures of our intellectual property is difficult, and we do not know whether the steps we have taken to protect our intellectual property will be effective. In addition, we may not be able to obtain adequate remedies for any such breaches. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret is difficult, expensive and time-consuming, and the outcome is unpredictable. In addition, some courts inside and outside the United States are less willing or unwilling to protect trade secrets.

Moreover, our competitors may independently develop equivalent knowledge, methods and know-how. Competitors could purchase our products and attempt to replicate some or all of the competitive advantages we derive from our development efforts, willfully infringe our intellectual property rights, design around our protected technology or develop their own competitive technologies that fall outside of our intellectual property rights. If any of our trade secrets were to be lawfully obtained or independently developed by a competitor, we would have no right to prevent them, or those to whom they communicate it, from using that technology or information to compete with us. If our intellectual property is not adequately protected so as to protect our market against competitors' products and methods, our competitive position could be adversely affected.

Risks Related to Our Legal and Regulatory Environment

Our products and operations are subject to extensive governmental regulation, and failure to comply with applicable requirements could cause our business to suffer.

The medical technology industry is regulated extensively by governmental authorities, principally the FDA and corresponding state regulatory agencies. The regulations are very complex, have become more stringent over time, and are subject to rapid change and varying interpretations. Regulatory restrictions or changes could limit our ability to carry on or expand our operations or result in higher than anticipated costs or lower than anticipated sales. The FDA and other U.S. governmental agencies regulate numerous elements of our business, including:

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  product design and development;

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  pre-clinical and clinical testing and trials;

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  product safety;

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  establishment registration and product listing;

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  labeling and storage;

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  marketing, manufacturing, sales and distribution;

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  pre-market clearance or approval;

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  servicing and post-marketing surveillance, including reporting of deaths or serious injuries and malfunctions that, if they recurred, could lead to death or serious injury;

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  advertising and promotion;

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  post-market approval studies;

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  product import and export; and

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  recalls and field-safety corrective actions.

Before we can market or sell a new regulated product or a significant modification to an existing product in the United States, we must obtain either clearance under Section 510(k) of the FDCA, grant of a de novo classification request, or approval of a pre-market approval, or PMA, application from the FDA, unless an exemption from pre-market review applies. In the 510(k) clearance process, the FDA must determine that a proposed device is "substantially equivalent" to a device legally on the market, known as a "predicate" device, with respect to intended use, technology and safety and effectiveness, in order to clear the proposed device for marketing. Clinical data is sometimes required to support substantial equivalence. In the de novo request process, the FDA must determine that general and special controls are sufficient to provide reasonable assurance of the safety and effectiveness of a device, which is low to moderate risk and has no predicate. The PMA pathway requires an applicant to demonstrate the safety and effectiveness of the device based on extensive data, including, but not limited to, technical, preclinical, clinical trial, manufacturing and labeling data. The PMA process is typically required for devices that are deemed to pose the greatest risk, such as life-sustaining, life-supporting or implantable devices. Products that are approved through a PMA application generally need FDA approval before they can be modified. Similarly, some modifications made to products cleared through a 510(k) may require a new 510(k). The 510(k) de novo and PMA processes can be expensive and lengthy and require the payment of significant fees, unless an exemption applies. The FDA's 510(k) clearance process usually takes from 3 to 12 months, but may take longer. The FDA's goal is to review a de novo classification request within 150 days, but the process generally takes longer, up to a year or more. The process of obtaining a PMA is much more costly and uncertain than the 510(k) clearance process and generally takes from one to three years, or longer, from the time the application is submitted to the FDA until an approval is obtained. The process of obtaining regulatory clearances or approvals to market a medical device can be costly and time-consuming, and we may not be able to obtain these clearances or approvals on a timely basis, or at all for our proposed products.

We obtained initial pre-market clearance for V-Go under Section 510(k) of the FDCA in December 2010. If the FDA requires us to go through a lengthier, more rigorous examination for future products or modifications to our existing product than we had expected, our product introductions or modifications could be delayed or canceled, which could cause our sales to decline or to not increase in line with our forecasts. In addition, the FDA may determine that future products will require the more costly, lengthy and uncertain PMA process. Although we do not currently market any devices under PMA, the FDA may demand that we obtain a PMA prior to marketing certain of our future products. Further, even with respect to those future products where a PMA is not required, we cannot assure you that we will be able to obtain the 510(k) clearances with respect to those products.

The FDA can delay, limit or deny clearance or approval of a device for many reasons, including:

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  we may not be able to demonstrate that our products are safe and effective for their intended users;

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  the data from our clinical trials may be insufficient to support clearance or approval; and

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  the manufacturing process or facilities we use may not meet applicable requirements.

In addition, the FDA may change its clearance and approval policies, adopt additional regulations or revise existing regulations, or take other actions which may prevent or delay approval or clearance of our products under development or impact our ability to modify our currently cleared products on a timely basis. Any delay in, or failure to obtain or maintain, clearance or approval for our products under development could prevent us from generating revenue from these products and adversely affect our business operations and financial results. Additionally, the FDA and other regulatory authorities have broad enforcement powers.

Regulatory enforcement or inquiries, or other increased scrutiny on us, could dissuade some customers from using our products and adversely affect our reputation and the perceived safety and efficacy of our product.

Failure to comply with applicable regulations could jeopardize our ability to sell our products and result in enforcement actions such as fines, civil penalties, injunctions, warning letters, recalls of products, delays in the introduction of products into the market, refusal of the FDA or other regulators to grant future clearances or approvals, and the suspension or withdrawal of existing clearances or approvals by the FDA or other regulators. Any of these sanctions could result in higher than anticipated costs or lower than anticipated sales and negatively impact our reputation, business, financial condition and operating results.

Furthermore, we may evaluate international expansion opportunities in the future. If we expand our operations outside of the United States, we will become subject to various additional regulatory and legal requirements under the applicable laws and regulations of the international markets we enter. These additional regulatory requirements may involve significant costs and expenditures and, if we are not able to comply with any such requirements, our international expansion and business could be significantly harmed.

Modifications to our products may require new 510(k) clearances or pre-market approvals, or may require us to cease marketing or recall the modified products until clearances are obtained.

Any modification to a 510(k)-cleared device that could significantly affect its safety or effectiveness, or that would constitute a major change in its intended use, design, or manufacture, requires a new 510(k) clearance or, possibly, a de novo or PMA. The FDA requires every manufacturer to make this determination in the first instance, but the FDA may review any manufacturer's decision. The FDA may not agree with our decisions regarding whether new clearances or approvals are necessary. We have made modifications to our 510(k) cleared product, and have determined based on our review of the applicable FDA guidance that in certain instances new 510(k) clearances, de novo or pre-market approvals are not required. If the FDA disagrees with our determination and requires us to submit new 510(k) notifications, de novos or PMAs for modifications to our previously cleared or approved products for which we have concluded that new clearances or approvals are unnecessary, we may be required to cease marketing or to recall the modified product until we obtain clearance or approval, and we may be subject to significant regulatory fines or penalties.

If we or our third-party suppliers fail to comply with the FDA's good manufacturing practice regulations, this could impair our ability to market our products in a cost-effective and timely manner.

We and our third-party suppliers are required to comply with the FDA's Quality System Regulation, or QSR, which covers the methods and documentation of the design, testing, production, control, quality assurance, labeling, packaging, sterilization, storage and shipping of our product. The FDA audits compliance with the QSR through periodic announced and unannounced inspections of manufacturing and other facilities. The FDA may impose inspections or audits at any time. If we or our suppliers have significant non-compliance issues or if any corrective action plan that we or our suppliers propose in response to observed deficiencies is not sufficient, the FDA could take enforcement action against us, including any of the following sanctions:

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  untitled letters, warning letters, fines, injunctions, consent decrees and civil penalties;

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  customer notifications or repair, replacement, refunds, recall, detention or seizure of our product;

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  operating restrictions or partial suspension or total shutdown of production;

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  refusing or delaying our requests for 510(k) clearance or pre-market approval of new products or modified products;

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  withdrawing 510(k) clearances or pre-market approvals that have already been granted;

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  refusal to grant export approval for our product; or

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  criminal prosecution.

Any of the foregoing actions could have a material adverse effect on our reputation, business, financial condition and operating results.

A recall of our product, or the discovery of serious safety issues with our product, could have a significant adverse impact on us.

The FDA has the authority to require the recall of commercialized products in the event of material deficiencies or defects in design or manufacture or in the event that a product poses an unacceptable risk to health.

Manufacturers may, under their own initiative, recall a product if any material deficiency in a device is found. A government-mandated or voluntary recall by us or one of our distributors could occur as a result of an unacceptable risk to health, component failures, manufacturing errors, design or labeling defects or other deficiencies and issues. Recalls of our products would divert managerial and financial resources and have an adverse effect on our reputation, financial condition and operating results, which could impair our ability to produce our products in a cost-effective and timely manner.

Further, under the FDA's medical device reporting, or MDR, regulations, we are required to report to the FDA any incident in which our products may have caused or contributed to a death or serious injury or in which our products malfunctioned and, if the malfunction were to recur, would likely cause or contribute to death or serious injury. Repeated product malfunctions may result in a voluntary or involuntary product recall, which could divert managerial and financial resources, impair our ability to manufacture our products in a cost-effective and timely manner and have an adverse effect on our reputation, financial condition and operating results.

Depending on the corrective action we take to redress a product's deficiencies or defects, the FDA may require, or we may decide, that we will need to obtain new approvals or clearances for the device before we may market or distribute the corrected device. Seeking such approvals or clearances may delay our ability to replace the recalled devices in a timely manner. Moreover, if we do not adequately address problems associated with our devices, we may face additional regulatory enforcement action, including FDA warning letters, product seizure, injunctions, administrative penalties, or civil or criminal fines. We may also be required to bear other costs or take other actions that may have a negative impact on our sales as well as face significant adverse publicity or regulatory consequences, which could harm our business, including our ability to market our products in the future.

Any adverse event involving our products could result in future voluntary corrective actions, such as recalls or customer notifications, or regulatory agency action, which could include inspection, mandatory recall or other enforcement action. Any corrective action, whether voluntary or involuntary, will require the dedication of our time and capital, distract management from operating our business and may harm our reputation and financial results.

If we are unable to achieve and maintain adequate levels of coverage and reimbursement for V-Go or any future products we may seek to commercialize, their commercial success may be severely hindered.

We have derived all of our revenue from the sale of V-Go in the United States and expect to continue to do so for the next several years. Patients who use V-Go generally rely on third-party payors, including governmental healthcare programs, such as Medicare and Medicaid, and commercial health insurers, health maintenance organizations and other healthcare-related organizations, to reimburse all or part of the costs associated with V-Go. Successful sales of V-Go and any future products depend, therefore, on the availability of adequate coverage and reimbursement from third-party payors.

Securing coverage for new technologies is challenging and uncertain. Third-party payors render coverage decisions based upon clinical and economic standards that disfavor new products when more established or lower cost therapeutic alternatives are already available or subsequently become available. Unless our products demonstrate superior efficacy profiles, it may not qualify for coverage and reimbursement. Even if we obtain coverage for a given product, the resulting reimbursement payment rates might not be adequate or may require co-payments, deductibles or co-insurance payments that patients find unacceptably high.

Not only are third-party payors, whether governmental or commercial, developing increasingly sophisticated methods of controlling healthcare costs, in addition, no uniform policy of coverage and reimbursement for medical products, including V-Go, exists among third-party payors. Therefore, coverage and reimbursement for our products can and do differ significantly from payor to payor. As a result, the coverage determination process is often a time-consuming and costly process that requires us to provide economic, scientific and clinical support for the use of our products to each payor separately, with no assurance that coverage and adequate reimbursement will be obtained. Even where favorable coverage and reimbursement status has been attained for V-Go, less favorable coverage policies and reimbursement rates may be implemented in the future. Moreover, a third-party payor's decision to provide coverage does not imply that an adequate reimbursement rate will be paid. There can be no assurance that our clinical data will allow for satisfactory pricing of V-Go at current levels, and the failure to obtain and maintain coverage and adequate reimbursement for V-Go would materially and adversely affect our business.

V-Go currently is covered and reimbursed under the policies of a number of third-party payors. The Medicare program recognizes V-Go under the Medicare Part D prescription drug benefit, and a number of Part D drug plans have placed our products on their pharmacy formularies or otherwise allow for individual consideration. Although V-Go is not covered under Medicare Part B, an outpatient medical benefit that does not recognize disposable insulin delivery devices, other third-party payors may have adopted different coverage policies, classifying a disposable insulin delivery device as a coverable device. Some commercial payors, however, have declined to offer any coverage for V-Go, whether on a pharmacy formulary or as a medical benefit, concluding that the delivery system is experimental or investigational, or that the current evidence is insufficient. In addition, coverage policies developed by third-party payors generally can be modified or terminated by the third-party payor without cause and with little or no notice to us.

We believe that future coverage and reimbursement will likely be subject to increased restrictions both in the United States and in international markets. Healthcare cost containment initiatives that limit or deny reimbursement for V-Go would also materially and adversely affect our business. If reimbursement is not available or is available only to limited levels, we may not be able to commercialize our products profitably.

We are subject to additional federal, state and foreign laws and regulations relating to our healthcare business; our failure to comply with those laws could have a material adverse effect on our results of operations and financial condition.

Although we do not provide healthcare services, submit claims for third-party reimbursement, or receive payments directly from Medicare, Medicaid or other third-party payors for our product, we are subject to healthcare fraud and abuse regulation and enforcement by federal and state governments, which could significantly impact our business. Healthcare fraud and abuse laws potentially applicable to our operations include:

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  the federal Anti-Kickback Statute, which applies to our marketing practices, educational programs, pricing policies and relationships with healthcare providers, by prohibiting, among other things, soliciting, receiving, offering or providing remuneration intended to induce or reward the purchase or recommendation of an item or service reimbursable under a federal healthcare program, such as the Medicare or Medicaid programs;

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  federal civil and criminal false claims laws and civil monetary penalty laws, including civil whistleblower or qui tam actions, that prohibit, among other things, knowingly presenting, or causing to be presented, claims for payment or approval to the federal government that are false or fraudulent, knowingly making, or causing to be made, a false statement material to an obligation to pay or transmit money or property to the federal government or knowingly concealing or knowingly and improperly avoiding or decreasing an obligation to pay or transmit money or property to the federal government;

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  the federal Health Insurance Portability and Accountability Act of 1996, or HIPAA, and its implementing regulations, which created federal criminal laws that prohibit, among other things, executing a scheme to defraud any healthcare benefit program or making false statements relating to healthcare matters;

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  federal "sunshine" requirements imposed by the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act, or collectively the ACA, on device manufacturers regarding any "transfer of value" made or distributed to physicians and teaching hospitals, as well as ownership and investment interests held by physicians and their immediate family members. Failure to submit required information may result in civil monetary penalties of up to an aggregate of $150,000 per year (or up to an aggregate of $1 million per year for "knowing failures"), for all payments, transfers of value or ownership or investment interests that are not timely, accurately, and completely reported in an annual submission due by the 90th day of each subsequent calendar year;

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  federal consumer protection and unfair competition laws, which broadly regulate marketplace activities and activities that potentially harm consumers; and

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  state law equivalents of each of the above federal laws, such as anti-kickback and false claims laws that may apply to items or services reimbursed by any third-party payor, including commercial insurers; state laws that require device and pharmaceutical companies to comply with the industry's voluntary compliance guidelines and the relevant compliance guidance promulgated by the federal government or otherwise restrict payments that may be made to healthcare providers; and state laws that require drug and device manufacturers to report information related to payments and other transfers of value to physicians, other healthcare providers and healthcare entities or marketing expenditures.

The risk of our being found in violation of these laws and regulations is increased by the fact that many of them have not been fully interpreted by the regulatory authorities or the courts, and their provisions are open to a variety of interpretations. Moreover, recent health care reform legislation has strengthened these laws. For example, the ACA, among other things, amended the intent requirement of the federal anti-kickback and criminal health care fraud statutes, such that a person or entity no longer needs to have actual knowledge of these statutes or specific intent to violate them. In addition, the ACA provided that the government may assert that a claim including items or services resulting from a violation of the federal anti-kickback statute constitutes a false or fraudulent claim for purposes of the false claims statutes. We are unable to predict what additional federal or state legislation or regulatory initiatives may be enacted in the future regarding our business or the healthcare industry in general, or what effect such legislation or regulations may have on us. Federal or state governments may impose additional restrictions or adopt interpretations of existing laws that could have a material adverse effect on us.

Because of the breadth of these laws and the narrowness of the statutory exceptions and safe harbors available under such laws, it is possible that some of our business activities, including without limitation certain of the marketing and distribution programs for V-Go, as well as our relationships with physicians and other health care providers, some of whom recommend, purchase and/or prescribe our product, could be subject to challenge under one or more of such laws. Any action against us for violation of these laws, even if we successfully defend against it, could cause us to incur significant legal expenses and divert our management's attention from the operation of our business. If our operations are found to be in violation of any of the laws described above or any other governmental regulations that apply to us, we may be subject to penalties, including civil and criminal penalties, damages, fines, exclusion from governmental health care programs, individual imprisonment, disgorgement, contractual damages, reputational harm, diminished profits and future earnings, suspension or revocation of certifications or licenses that are required to operate our business, injunctions and other associated remedies, denial or withdrawal of product clearances, private "qui tam" actions brought by individual whistleblowers in the name of the government, and the curtailment or restructuring of our operations, any of which could impair our ability to operate our business and our financial results.

We may be liable if the FDA or other U.S. enforcement agencies determine we have engaged in the off-label promotion of our products or have disseminated false or misleading labeling or promotional materials.

Our promotional materials and training methods must comply with FDA and other applicable laws and regulations, including laws and regulations prohibiting marketing claims that promote the off-label use of our products or that make false or misleading statements. Healthcare providers may use our products off-label, as the FDA does not restrict or regulate a physician's choice of treatment within the practice of medicine. For example, although V-Go is only cleared for insulin delivery in adult patients, a physician might independently choose to use it for insulin delivery in children. FDA also could conclude that a performance claim is misleading if it determines that there are inadequate non-clinical and/or clinical data supporting the claim. If the FDA determines that our promotional materials or training promote of an off-label use or make false or misleading claims, it could request that we modify our training or promotional materials or subject us to regulatory or enforcement actions, including the issuance of an untitled letter, a warning letter, injunction, seizure, civil fine and criminal penalties. It is also possible that other federal, state or foreign enforcement authorities might take action if they determine that our promotional or training materials promote an unapproved use or make false or misleading claims, which could result in significant fines or penalties. Although our policy is to refrain from statements that could be considered off-label promotion of our products or false or misleading, the FDA or another regulatory agency could disagree. Violations of the FDCA may also lead to investigations alleging violations of federal and state health care fraud and abuse laws, as well as state consumer protection laws, which may lead to costly penalties and may adversely impact our business. In addition, the off-label use of our products may increase the risk of product liability claims. Product liability claims are expensive to defend and could result in substantial damage awards against us and harm our reputation.

Legislative or regulatory healthcare reforms may make it more difficult and costly for us to obtain reimbursement for our products or regulatory clearance or approval of our future products, and to produce, market and distribute those products after clearance or approval is obtained.

Recent political, economic and regulatory influences are subjecting the healthcare industry to fundamental changes. Both the federal and state governments in the United States and foreign governments continue to propose and pass new legislation and regulations designed to contain or reduce the cost of healthcare. Such legislation and regulations may result in decreased reimbursement for our product, which may further exacerbate industry-wide pressure to reduce the prices charged for our product. This could harm our ability to market our products and generate sales. In addition, FDA regulations and guidance are often revised or reinterpreted by the FDA in ways that may significantly affect our business and our current products and future products. Any new regulations or revisions or reinterpretations of existing regulations may impose additional costs or lengthen review times of our products. Delays in receipt of or failure to receive regulatory clearances or approvals for any future products would negatively impact our long-term business strategy.

In the U.S., there have been a number of legislative and regulatory changes and proposed changes regarding the healthcare system that restrict or regulate post-approval activities, which may affect our ability to profitably sell V-Go or any other product candidates for which we obtain marketing approval.

Such government-adopted reform measures may adversely impact the pricing of healthcare products and services in the United States or internationally and the amount of reimbursement available from third-party payors.

For example, in March 2010, the ACA was signed into law. While the goal of healthcare reform is to expand coverage to more individuals, it also involved increased government price controls, additional regulatory mandates and other measures designed to constrain medical costs. The ACA substantially changed the way healthcare is financed by both governmental and commercial insurers, encouraged improvements in the quality of healthcare items and services and significantly impacted the medical device industries. The ACA, among other things, established annual fees and taxes on manufacturers of certain branded prescription drugs and medical devices (discussed in more detail below), required manufacturers to participate in a discount program for certain outpatient drugs under Medicare Part D, and promoted programs that increase the federal government's comparative effectiveness research.

In December 2017, President Trump signed into law the Tax Cuts and Jobs Act (Pub. Law 115-97), repealing certain aspects of the ACA. Further, on January 20, 2017, the President signed an Executive Order directing federal agencies with authorities and responsibilities under the ACA to waive, defer, grant exemptions from, or delay the implementation of any provision of the ACA that would impose a fiscal or regulatory burden on states, individuals, healthcare providers, health insurers, or manufacturers of pharmaceuticals or medical devices. Congress also could consider subsequent legislation to repeal and replace elements of the ACA that currently remain in place.

In the future there may continue to be additional proposals relating to the reform of the U.S. healthcare system generally, or operation of the Medicare Part D program specifically. Certain of these proposals could limit the prices we are able to charge for our product, or the amount of reimbursement available for our product, and could limit the acceptance and availability of our product.

Our financial performance may be adversely affected by medical device tax provisions in the ACA.

Beginning in 2013 through the end of 2015, the ACA imposed, among other things, an annual excise tax of 2.3% on any entity that manufactures or imports medical devices offered for sale in the United States beginning in 2013. Congress first suspended this tax on December 18, 2015 for two years, for sales of devices during the period January 1, 2016 through December 31, 2017. Congress again suspended this tax in January 2018, for sales of devices during the period January 1, 2018 through December 31, 2019. We do not believe that V-Go was subject to this tax based on the retail exemption under applicable Treasury Regulations. However, the guidance regarding this exemption as applied to V-Go is not clear, and the availability of this exemption is subject to interpretation by the IRS, and the IRS may disagree with our analysis. We do not know if this provision will be repealed or if there will be changes to the retail exemption when the suspension of the device tax ends at the end of 2017. The potential financial impact this tax may have on our business is unclear and there can be no assurance that our business and financial results will not be negatively impacted.

Failure to obtain any necessary clearance for the V-Go SIM™(Simple Insulin Management), if required, would adversely affect our ability to grow our business.

Commercialization of the V-Go SIM, formerly branded as the V-Go Link, may require FDA clearance of a 510(k) premarket notification submission. The process for submitting and obtaining FDA clearance of a 510(k) can be expensive and lengthy. The FDA's 510(k) clearance process can take several months or longer, and we may not be able to obtain 510(k) clearance for the V-Go SIM on a timely basis, if at all. The FDA's refusal of, or any significant delays in receiving 510(k) clearance of the V-Go SIM, if required, would have an adverse effect on our ability to expand our business.

In order to successfully develop the V-Go Prefill, we will need to secure an insulin supply and/or insulin development partner and will need to obtain regulatory approval to package and sell the insulin in our prefill device, which may require additional nonclinical and/or clinical data to support the use of insulin in our prefill device. This process may be expensive and involves significant regulatory risks. If we are unable to secure an insulin supply or obtain an insulin development partner, or if we are unable to demonstrate the safety and/or effectiveness of the insulin in our prefill device, we will be unable to successfully develop or commercialize the V-Go Prefill.

In order to successfully develop the V-Go Pre-fill, we will need to secure an insulin supply and/or insulin development partner. We cannot assure you that we will be able to secure an insulin supply for the US or any other market. We will also need to obtain FDA regulatory approval to package and sell the insulin in our prefill device. Although we hope to secure an insulin development partner with expertise in drug approval filings, there is a risk that we may not be able to identify or secure such a partner. In that case, we will face additional regulatory challenges, as we do not currently have drug approval filing expertise. If insulin that we gain access to is approved in the markets where we want to introduce V-Go Pre-fill, we, or our development partner, will still need to obtain approval to package and sell the insulin in our prefill device. If insulin supply that we obtain is not approved in our target market(s), the insulin must first be approved or it may be approved simultaneously for use in our prefill device. In either case, we, or our development partner, will be required to demonstrate the safety and if the insulin is not yet approved, the effectiveness of the insulin, which is regulated as a drug, when packaged and sold in our prefill device, which may require nonclinical and/or clinical data. Obtaining regulatory approval of a drug in a prefill device can be a lengthy, expensive, and uncertain process. Even if we believe that we have sufficient nonclinical and/or clinical data to support the use of insulin in our prefill device, the FDA and other regulatory authorities may disagree that such data are adequate to support approval.

Risks Related to Ownership of Our Common Stock

The price of our common stock may be volatile and fluctuate substantially.

The quoted price of our common stock has been, and we expect it to continue to be, volatile. The stock market in general and the market for smaller medical device and pharmaceutical companies in particular have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, you may not be able to sell your shares of common stock at or above your purchase price. The market price for our common stock may be influenced by many factors, including:

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  the success of competitive products or technologies;

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  developments related to our existing or any future collaborations;

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  regulatory or legal developments in the United States and other countries;

  •
  developments or disputes concerning patent applications, issued patents or other proprietary rights;

  •
  the recruitment or departure of key personnel;

  •
  the level of expenses related to any of our product candidates;

  •
  the results of our efforts to discover, develop, acquire or in-license additional product candidates or products;

  •
  actual or anticipated changes in estimates as to financial results, development timelines or recommendations by securities analysts;

  •
  variations in our financial results or those of companies that are perceived to be similar to us;

  •
  changes in the structure of healthcare payment systems;

  •
  market conditions in the pharmaceutical and biotechnology sectors;

  •
  general economic, industry and market conditions; and

  •
  the other factors described in this "Risk Factors" section.

Raising additional funds by issuing securities may cause dilution to existing stockholders and raising funds through lending and licensing arrangements may restrict our operations or require us to relinquish proprietary rights.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders and the purchasers of our common stock offered hereby. We are authorized to issue an aggregate of 300,000,000 shares of common stock and 50,000,000 shares of preferred stock. We may issue additional shares of our common stock or other securities that are convertible into or exercisable for our common stock in connection with hiring or retaining employees, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of our common stock may create downward pressure on the trading price of the common stock. We expect we will need to raise additional capital in the near future to meet our working capital needs, and there can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with these capital raising efforts, including at a price (or exercise prices) below the price you paid for your stock.

An active trading market for our common stock may not be sustained.

In March 2017, we closed our public offering of common stock, and prior to such time, there was no active, liquid and orderly trading market for shares of our common stock. Although shares of our common stock are listed and trading on The Nasdaq Capital Market, an active trading market for our shares may not be sustained. If an active market for our common stock does not continue, it may be difficult for our stockholders to sell their shares without depressing the market price for the shares or sell their shares at or above the prices at which they acquired their shares or sell their shares at the time they would like to sell. Any inactive trading market for our common stock may also impair our ability to raise capital to continue to fund our operations by selling shares.

If we are not able to comply with the applicable continued listing requirements or standards of the Nasdaq Capital Market, Nasdaq could delist our common stock.

Our common stock is currently listed on the Nasdaq Capital Market. In order to maintain that listing, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders' equity, minimum share price, and certain corporate governance requirements. There can be no assurances that we will be able to comply with the applicable listing standards.

On March 7, 2018, we received a written notification from the Listing Qualifications Department of the Nasdaq Stock Market, or Nasdaq, indicating that we were not in compliance with Nasdaq Listing Rule 5550(b)(1) for continued listing on the Nasdaq Capital Market because our stockholder's equity, as reported in our Annual Report on Form 10-K for the year ended December 31, 2017, was below the required minimum of $2.5 million. The notification letter also indicated that, as of March 6, 2018, we did not meet the alternative compliance standards relating to the market value of listed securities of $35 million or net income from continuing operations of $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years.

In accordance with the Nasdaq Listing Rules, we submitted a plan to regain compliance to Nasdaq within 45 days of our receipt of the notification letter. On May 11, 2018, we received a letter from Nasdaq which stated that, based on the disclosure in our Form 10-Q for the period ended March 30, 2018, filed on May 9, 2018, Nasdaq had determined that we complied with Nasdaq Listing Rule 5550(b)(1). However, if we failed to evidence compliance in our next periodic report, we may be subject to delisting.

Although Nasdaq determined that we were in compliance with Nasdaq Listing Rule 5550(b)(1), based on the disclosure in our Form 10-Q for the period ended March 30, 2018, filed on May 9, 2018, there is no guarantee that we will continue to maintain compliance with Nasdaq Listing Rule 5550(b)(1) or any other Nasdaq listing rule in the future, which may subject us to delisting.

The ability of our Board of Directors to issue additional stock may prevent or make more difficult certain transactions, including a sale or merger.

Our Board of Directors is authorized to issue up to 50,000,000 shares of preferred stock with powers, rights and preferences designated by it. Shares of voting or convertible preferred stock could be issued, or rights to purchase such shares could be issued, to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control of us. The ability of our Board of Directors to issue such additional shares of preferred stock, with rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of us by tender offer or other means. Such issuances could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price for their shares in a tender offer or the temporary increase in market price that such an attempt could cause. Moreover, the issuance of such additional shares of preferred stock to persons friendly to our Board of Directors could make it more difficult to remove incumbent managers and directors from office even if such change were to be favorable to stockholders generally.

We are an "emerging growth company", and we cannot be certain whether the reduced reporting requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an "emerging growth company," as defined in the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 or the Sarbanes-Oxley Act's reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of our first sale of common equity securities pursuant to an effective registration statement under the Securities Act, which occurred in May 2015; (b) in which we have total annual gross revenue of at least $1.0 billion; or (c) in which we are deemed to be a "large accelerated filer," which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may suffer or be more volatile.

Section 102 of the JOBS Act also provides that an "emerging growth company" can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. An "emerging growth company" can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, we are choosing to "opt out" of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies.

Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

We are a smaller reporting company, and we cannot be certain if the reduced disclosure requirements applicable to smaller reporting companies will make our common stock less attractive to investors.

We are currently a "smaller reporting company", meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a non-affiliated public float of less than $75 million and annual revenues of less than $50.0 million during the most recently completed fiscal year. In the event that we are still considered a "smaller reporting company," at such time as we cease being an "emerging growth company," we will be required to provide additional disclosure in our SEC filings. However, similar to an "emerging growth companies", "smaller reporting companies" are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports and in a registration statement under the Exchange Act on Form 10. Decreased disclosures in our SEC filings due to our status as a "smaller reporting company" may make it harder for investors to analyze our results of operations and financial prospects.

If securities or industry analysts do not publish research or reports about our business, or if they issue an adverse or misleading opinion regarding our stock, our stock price and trading volume could decline.

The trading market for our common stock will be influenced by the research and reports that industry or securities analysts publish about us or our business. We do not currently have and may never obtain research coverage by securities and industry analysts. If no or few securities or industry analysts commence coverage of us, the trading price for our stock would be negatively impacted. In the event we obtain securities or industry analyst coverage, if any of the analysts who cover us issue an adverse or misleading opinion regarding us, our business model, our intellectual property or our stock performance, or if our operating results fail to meet the expectations of analysts, our stock price would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

Our principal stockholders own a significant percentage of our stock and will be able to exert significant control over matters subject to stockholder approval.

As of August 7, 2018, our 5% stockholders and their affiliates beneficially owned an aggregate of 5,185,968 shares, or 20.9% of our currently issued and outstanding common stock, without factoring in any securities that are exchangeable for or convertible into shares of our common stock. As a result, these stockholders will have significant influence and may be able to determine all matters requiring stockholder approval. For example, these stockholders may be able to control elections of directors, amendments of our organizational documents, or approval of any merger, sale of assets, or other major corporate transactions. This concentration of ownership could delay or prevent any acquisition of our company on terms that other stockholders may desire, and may adversely affect the market price of our common stock.

We do not anticipate paying dividends on our common stock, and investors may lose the entire amount of their investment.

We have never declared or paid cash dividends on our common stock, and we do not anticipate such a declaration or payment for the foreseeable future.

We expect to use future earnings, if any, to fund business growth. Therefore, stockholders will not receive any funds absent a sale of their shares of common stock. We cannot assure stockholders of a positive return on their investment when they sell their shares, nor can we assure that stockholders will not lose the entire amount of their investment.

Provisions of our charter documents or Delaware law could delay or prevent an acquisition of the company, even if such an acquisition would be beneficial to our stockholders, which could make it more difficult for you to change management.

Provisions in our amended and restated certificate of incorporation and our amended and restated bylaws may discourage, delay or prevent a merger, acquisition or other change in control that stockholders may consider favorable, including transactions in which stockholders might otherwise receive a premium for their shares. In addition, these provisions may frustrate or prevent any attempt by our stockholders to replace or remove our current management by making it more difficult to replace or remove our board of directors. These provisions include:

  •
  a classified board of directors so that not all directors are elected at one time;

  •
  a prohibition on stockholder action through written consent;

  •
  no cumulative voting in the election of directors;

  •
  the exclusive right of our board of directors to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death or removal of a director;

  •
  a requirement that special meetings of stockholders be called only by the board of directors, the chairperson of the board of directors, the chief executive officer or, in the absence of a chief executive officer, the president;

  •
  an advance notice requirement for stockholder proposals and nominations;

  •
  the authority of our board of directors to issue Preferred Stock with such terms as our board of directors may determine; and

  •
  a requirement of approval of not less than 66 2/3% of all outstanding shares of our capital stock entitled to vote to amend any bylaws by stockholder action, or to amend specific provisions of our amended and restated certificate of incorporation.

Any failure to maintain effective internal control over our financial reporting could materially adversely affect us.

Section 404 of the Sarbanes-Oxley Act of 2002 requires us to include in our annual reports on Form 10-K an assessment by management of the effectiveness of our internal control over financial reporting. In addition, at such time, if any, as we are an "accelerated filer" or a "large accelerated filer," and no longer an "emerging growth company," our independent registered public accounting firm will have to attest to and report on management's assessment of the effectiveness of such internal control over financial reporting. Our management assessed our internal control over financial reporting as of December 31, 2017 based on criteria established in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 Framework), or the 2013 Framework. Based on such assessment, we concluded that our internal control over financial reporting was effective as of December 31, 2017 to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external reporting purposes in accordance with U.S. generally accepted accounting principles.

Even though we have determined that our internal control over financial reporting was effective as of December 31, 2017, our internal control over financial reporting will not prevent or detect all error and all fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system's objectives will be met. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that misstatements due to error or fraud will not occur or that all control issues and instances of fraud will be detected. If we are not able to comply with the requirements of Section 404 in a timely manner, or if we identify one or more material weaknesses in our internal controls, investors could lose confidence in the reliability of our financial statements, the market price of our stock could decline and we could be subject to sanctions or investigations by the SEC, or other regulatory authorities.

Our disclosure controls and procedures may not prevent or detect all errors or acts of fraud.

We are subject to the periodic reporting requirements of the Securities and Exchange Act of 1934, as amended, or the Exchange Act. Our disclosure controls and procedures are designed to reasonably assure that information required to be disclosed by us in reports we file or submit under the Exchange Act is accumulated and communicated to management, recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC. We believe that any disclosure controls and procedures or internal controls and procedures, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met.

These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people or by an unauthorized override of the controls. Accordingly, because of the inherent limitations in our control system, misstatements or insufficient disclosures due to error or fraud may occur and not be detected.

We could be subject to securities class action litigation.

In the past, securities class action litigation has often been brought against a company following a decline in the market price of its securities. This risk is especially relevant for us because biotechnology companies have experienced significant stock price volatility in recent years. If we face such litigation, it could result in substantial costs and a diversion of management's attention and resources, which could harm our business.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements, including, without limitation, in the sections captioned "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Plan of Operations", and "Business". Any and all statements contained in this prospectus or incorporated by reference herein that are not statements of historical fact may be deemed forward-looking statements. Terms such as "may," "might," "would," "should," "could," "project," "estimate," "pro-forma," "predict," "potential," "strategy," "anticipate," "attempt," "develop," "plan," "help," "believe," "continue," "intend," "expect," "future," and terms of similar import (including the negative of any of the foregoing) may be intended to identify forward-looking statements. However, not all forward-looking statements may contain one or more of these identifying terms. Forward-looking statements in this prospectus may include, without limitation, statements regarding (i) the plans and objectives of management for future operations, including plans or objectives relating to the development of commercially viable new products, (ii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, capital structure or other financial items, (iii) our future financial performance, including any such statement contained in a discussion and analysis of financial condition by management or in the results of operations included pursuant to the rules and regulations of the SEC, and (iv) the assumptions underlying or relating to any statement described in points (i), (ii) or (iii) above.

The forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon our current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which we have no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation:

  •
  our history of operating losses and uncertainty regarding our ability to achieve profitability;

  •
  our reliance on V-Go to generate all of our revenue;

  •
  our inability to retain a high percentage of our patient customer base or our significant wholesale customers;

  •
  the failure of V-Go to achieve and maintain market acceptance;

  •
  competitive products and other technological breakthroughs that may render V-Go obsolete or less desirable;

  •
  our inability to maintain or expand our sales and marketing infrastructure;

  •
  our inability to operate in a highly competitive industry and to compete successfully against competitors with greater resources;

  •
  any inaccuracies in our assumptions about the insulin-dependent diabetes market;

  •
  manufacturing risks, including risks related to manufacturing in Southern China, damage to facilities or equipment and failure to efficiently increase production to meet demand;

  •
  our dependence on limited source suppliers and our inability to obtain components for our product;

  •
  our failure to secure or retain adequate coverage or reimbursement for V-Go by third-party payors;

  •
  our inability to protect our intellectual property and proprietary technology;

  •
  our failure to comply with the applicable governmental regulations to which our product and operations are subject;

  •
  our expectations related to the use of proceeds from this offering; and

  •
  other risks and uncertainties, including those listed under the section entitled "Risk Factors" located elsewhere in this prospectus, as well as the risks discussed in the section entitled "Risk Factors" in our most recent Annual Report on Form 10-K.

Readers are cautioned not to place undue reliance on forward-looking statements because of the risks and uncertainties related to them and to the risk factors. We disclaim any obligation to update the forward-looking statements contained in this prospectus to reflect any new information or future events or circumstances or otherwise, except as required by law.

Readers should read this prospectus, the documents that we reference and incorporate by reference in this prospectus and the documents we have filed as exhibits to the registration statement and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

 USE OF PROCEEDS

We estimate that the net proceeds from our sale of            shares of our common stock in this offering will be approximately $             million, assuming a public offering price of $            per share, the last reported sale of our common stock on the Nasdaq Capital Market on            , 2018, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. If the underwriters' option to purchase additional shares from us is exercised in full, we estimate that our net proceeds will be approximately $             million.

We intend to use the net proceeds from this offering (including any net proceeds from the underwriters' exercise of their option to purchase additional shares of common stock) to fund our operations, implement sales and marketing initiatives, expand our U.S. and global commercial organizations, fund our research and development efforts and for general corporate purposes, including general and administrative expenses, capital expenditures and general working capital purposes. The amounts and timing of our actual expenditures will depend upon numerous factors, including the amount of cash generated by our operations, our cash needs, the rate of adoption of our products by the medical community and efficiency of our product development. We may find it necessary or advisable to use portions of the proceeds from this offering for other purposes.

The amounts and timing of our actual expenditures will depend on numerous factors, including the factors described under "Risk Factors" located elsewhere in this prospectus as well as the risks discussed in the section entitled "Risk Factors" in our most recent Annual Report on Form 10-K. We therefore cannot estimate with certainty the amount of net proceeds to be used for the purposes described above. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds. Pending the uses described above, we plan to invest the net proceeds from this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

Each $1.00 increase (decrease) in the assumed public offering price of $            per share would increase (decrease) the net proceeds to us from this offering by approximately $             million, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. Each increase (decrease) of 1.0 million in the number of shares we are offering would increase (decrease) the net proceeds to us from this offering, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, by approximately $             million, assuming the assumed public offering price stays the same.

 CAPITALIZATION

The following table describes our cash and our capitalization as of June 30, 2018:

  •
  on an actual basis; and

  •
  on an as adjusted basis to also reflect the sale of                shares of common stock by us in this offering and our receipt of the net proceeds therefrom at an assumed public offering price of $            per share, which is the last reported sale of our common stock on the Nasdaq Capital Market on            , 2018.

You should read this capitalization table together with our consolidated financial statements and the related notes appearing elsewhere in, or incorporated by reference into, this prospectus, and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section and other financial information included elsewhere in, or incorporated by reference into, this prospectus.

The pro forma as adjusted information set forth in the table below is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.

(in thousands, except share and per share amounts)	Actual	As Adjusted(1)
Cash and cash equivalents	$33,044	$

Long-term debt, related parties	$38,025	$

Convertible preferred stock, $0.001 par value per share; 50,000,000 shares authorized, 2,750,000 shares issued or outstanding, actual and as adjusted	$3
Common stock, $0.001 par value, 300,000,000 shares authorized; 24,706,999 shares issued and 24,699,145 outstanding, actual; shares issued and shares outstanding, as adjusted	$25
Treasury stock, at cost; 7,854 shares	$(24)
Additional paid-in capital	$499,280
Accumulated deficit	$(496,476)

Total stockholders'equity	$2,808
Total capitalization	$40,833	$

(1)
A $1.00 increase (decrease) in the assumed public offering price of $            per share, which is the last reported sale of our common stock on the Nasdaq Capital Market on            , 2018, would increase (decrease) each of cash and cash equivalents, additional paid-in capital, total stockholders' (deficit) equity and total capitalization on an as adjusted basis by $            , assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, a 1.0 million share increase (decrease) in the number of shares offered by us, as set forth on the cover page of this prospectus, would increase (decrease) cash and cash equivalents, additional paid-in capital, total stockholders' (deficit) equity and total capitalization by $            assuming the assumed public offering price remains the same, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. If we do adjust the shares of common stock being offered hereby, while keeping the aggregate offering amount at approximately $            , then an assumed $1.00 decrease in the offering price from $            per share to $            per share would increase the number of shares offered hereby from                shares to approximately                shares. Conversely, an assumed $1.00 increase in the offering price from $            per share to $            per share would decrease the number of shares offered hereby from            shares to approximately            shares.

The preceding table excludes:

  •
  2,119,598 shares of common stock issuable upon the exercise of stock options outstanding as of June 30, 2018 with a weighted average exercise price of $9.90 per share;

  •
  10,390 shares of our common stock issuable upon the exercise of outstanding warrants as of June 30, 2018 with a weighted-average exercise price of $4.60 per share, with such exercise price being subject to reduction in connection with this offering, as discussed further under "Description of Capital Stock-Warrants";

  •
  289,059 shares of common stock available for future grants under the 2016 Plan as of June 30, 2018;

  •
  2,750,000 shares of common stock issuable upon conversion of our Series A Convertible Preferred Stock;

  •
  81,773 shares of common stock available for future grants under our Employee Stock Purchase Plan as of June 30, 2018; and

  •
  7,854 shares of treasury stock.

 DILUTION

If you invest in our common stock in this offering, your ownership interest will be immediately diluted to the extent of the difference between the public offering price per share and the as adjusted net tangible book value per share of our common stock after this offering.

As of June 30, 2018, we had a net tangible book value of $2.8 million, or $0.11 per share of common stock. This calculation is based on 24,699,145 shares of our common stock issued and outstanding. Our historical net tangible book value per share represents total tangible assets less total liabilities, divided by the number of shares of our common stock outstanding as of June 30, 2018.

After giving further effect to the sale of            shares of common stock in this offering at an assumed public offering price of $            , per share, which is the last reported sale of our common stock on the Nasdaq Capital Market on            , 2018 and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2018 would have been $             million, or $            per share. This amount represents an immediate increase in the as adjusted net tangible book value of $            per share to our existing stockholders and an immediate dilution of $            per share to new investors participating in this offering. We determine dilution by subtracting the as adjusted net tangible book value per share after this offering from the amount of cash that a new investor paid for a share of common stock. The following table illustrates this dilution:

Assumed public offering price per share		$
Historical net tangible book value per share as of June 30, 2018	$0.11
Increase per share attributable to new investors participating in this offering

As adjusted net tangible book value per share after this offering

Dilution in as adjusted net tangible book value per share to new investors		$

The dilution information above is illustrative only and will change based on the actual public offering price and other terms of this offering determined at pricing.

Each $1.00 increase (decrease) in the assumed public offering price of $            per share, which is the last reported sale of our common stock on the Nasdaq Capital Market on            , 2018, would increase (decrease) the as adjusted net tangible book value per share after this offering by $            and dilution in as adjusted net tangible book value per share to new investors by $            , assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. Each increase of 1.0 million shares in the number of shares offered by us would increase our as adjusted net tangible book value per share after this offering by $            per share and decrease the dilution to new investors by $            per share, and each decrease of 1.0 million shares in the number of shares offered by us would decrease our as adjusted net tangible book value per share after this offering by $            per share and increase the dilution to new investors by $            per share, in each case, assuming that the assumed public offering price remains the same, and after deducting the estimated underwriting discounts and commissions and the estimated offering expenses payable by us.

If the underwriters exercise their option to purchase additional shares of our common stock in full, the as adjusted net tangible book value after this offering would be $            per share, the increase in the as adjusted net tangible book value would be $            per share and the dilution to new investors would be $            per share, in each case assuming a public offering price of $            per share, which is the last reported sale of our common stock on the Nasdaq Capital Market on            , 2018.

The number of shares of our common stock that will be issued and outstanding immediately after this offering as shown above is based on 24,699,145 shares outstanding as of June 30, 2018, and excludes:

  •
  2,119,598 shares of common stock issuable upon the exercise of stock options outstanding as of June 30, 2018 with a weighted average exercise price of $9.90 per share;

  •
  10,390 shares of our common stock issuable upon the exercise of outstanding warrants as of June 30, 2018 with a weighted-average exercise price of $4.60 per share, with such exercise price being subject to reduction in connection with this offering, as discussed further under "Description of Capital Stock-Warrants";

  •
  289,059 shares of common stock available for future grants under the 2016 Plan as of June 30, 2018;

  •
  2,750,000 shares of common stock issuable upon conversion of our Series A Convertible Preferred Stock;

  •
  81,773 shares of common stock available for future grants under our Employee Stock Purchase Plan as of June 30, 2018; and

  •
  7,854 shares of treasury stock.

To the extent that options or warrants are exercised, new options or other securities are issued under our equity compensation plans, or we issue additional shares of common stock in the future, there will be further dilution to investors participating in this offering. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

MANAGEMENT

Directors and Executive Officers

Below are the names of and certain information regarding our executive officers and directors as of the date of this prospectus:

Name	Age	Position
John E. Timberlake	54	Chief Executive Officer, President and Director
Erick J. Lucera	50	Chief Financial Officer
Mark Conley	56	Vice President, Corporate Controller and Treasurer
Geoffrey Jenkins	66	Executive Vice President, Manufacturing, Operations and Research & Development
Matthew Nguyen	48	Chief Commercial Officer
Joseph Saldanha	53	Chief Business Officer
Joe Mandato, D.M.	74	Director
Luke Düster	43	Director
Katherine D. Crothall, Ph.D.	69	Director
Rodney Altman, M.D.	55	Director
Peter Devlin	50	Director, Chair
Brian K. Roberts	47	Director

Executive officers are appointed by the Board of Directors and serve at its pleasure.

The principal occupation and business experience during at least the past five years for our executive officers and directors is as follows:

John E. Timberlake has served as our Chief Executive Officer, President and a member of our Board of Directors since February 2016, prior to which he served as President and Chief Commercial Officer since August 2008. Before becoming Chief Executive Officer and President and Chief Commercial Officer, Mr. Timberlake was a General Manager with our company from September 2006 to August 2008. Prior to joining Valeritas, Mr. Timberlake held positions of increasing responsibility from 1991 to 2006 at Sanofi-Aventis (now Sanofi), with his last role as Vice President of Diabetes Marketing, where he was responsible for the diabetes franchise, including the brands Lantus, Apidra and Amaryl. Prior to Sanofi, Mr. Timberlake was a manager with Deloitte & Touche LLP, from 1986 to 1991, and was both a Certified Management Accountant and a Certified Public Accountant. He earned a B.S. in Accounting at Northwest Missouri State University, an M.S. in Management from Purdue University and an M.B.A. from NEOMA Business School (f/k/a E.S.C. Rouen) in France. Mr. Timberlake is qualified to serve as a director because of his role with us, and his extensive operational knowledge of, and executive level management experience in, the biopharmaceutical and medical technology industries.

Erick J. Lucera has served as our Chief Financial Officer since August 2016. Since August 2017 Mr. Lucera has served as a member of the board of directors as chairman of the audit committee of AIT Therapeutics. From April 2015 to August 2016, Mr. Lucera served as the Chief Financial Officer, Treasurer and Secretary of Viventia Bio Inc., a late-stage oncology company. From December 2012 to April 2015, he served as Vice President, Corporate Development at Aratana Therapeutics, Inc., a specialty pharmaceutical company focused on companion animals. He served as Vice President, Corporate Development at Sunshine Heart, Inc. a medical device company from March 2012 to December 2012. Mr. Lucera served as Vice President, Healthcare Analyst at Eaton Vance Management, a global asset manager, from February 2008 to November 2011. Mr. Lucera also held various positions at Intrepid Capital Partners, Independence Investment Associates, LLC and Price Waterhouse & Co. from 1990 to 2008. Mr. Lucera earned a C.P.H. from Harvard University in 2001, an

M.S.F. from Boston College in 1999, an M.B.A. from Indiana University in 1995 and a Bachelor's Degree in Accounting from The University of Delaware in 1990. Mr. Lucera currently holds a CFA designation. Mr. Lucera previously held CMA and CPA designations, both of which are expired.

Mark Conley has served as our Vice President, Corporate Controller and Treasurer since February 2016, prior to which he served as our Director of Financial Planning & Analysis since joining Valeritas in August 2012. Mr. Conley was Global Finance Director of the radiation instrumentation business at Thermo Fisher Scientific from 2007 to 2012. In addition, he served at Iron Mountain, Inc. as Vice President, Financial Planning & Analysis from 2005 to June 2007 and Division Controller from 1998 to 2004, as Chief Financial Officer and Controller at HoltraChem Group from 1996 to 1998 and in successive financial leadership roles including Operations Controller at Haemonetics Corporation from 1991 to 1996. Mr. Conley earned a B.S. in Accounting from Oklahoma State University, an M.B.A. from Bryant College, and is a Certified Public Accountant.

Geoffrey Jenkins has served as our Executive Vice President, Manufacturing, Operations and Research & Development since he joined Valeritas in April 2009. Mr. Jenkins was Vice President of Worldwide Operations for Inverness Medical, a healthcare technology company, from 2005 to 2009. From 2000 to 2005, he was President and Founding Partner of UV-Solutions, LLC, a healthcare technology company, and from 1997 to 1999 he was Chief Operating Officer of MDI Instruments, Inc., a healthcare technology company. Mr. Jenkins was also Corporate Vice President of Operations of MediSense, Inc. from 1991 to 1997. Prior to becoming Corporate Vice President of Operations, he held various other positions in Operations and Engineering Management with MediSense from 1984 to 1991. Mr. Jenkins earned a B.A. and a B.S. from Clarkson University.

Matthew Nguyen has served as our Chief Commercial Officer since December 2016. Mr. Nguyen served as our Sr. Vice President, Commercial from February 2016 to December 2016 and as our Vice President for Integrated Healthcare Management since joining Valeritas in September 2006. Mr. Nguyen was a New Business Development Director for Janssen, LP, a division of Johnson & Johnson, from 2005 to 2006. He served as head of health economics research for metabolism, new product marketing, and head of analytics and commercial effectiveness for the CNS business unit at Sanofi from 2000 to 2005. Mr. Nguyen earned a B.S. in Pharmacy and a Doctor of Pharmacy from the Philadelphia College of Pharmacy and Science. He also completed a Fellowship in Health Economics and Outcomes Research in conjunction with Thomas Jefferson University Hospital and Janssen Pharmaceutical, Inc. and earned an M.B.A. from Rutgers University in New Jersey.

Joseph Saldanha has served as our Chief Business Officer since January 2018. From April 2016 to July 2017, Mr. Saldanha served as Vice President, Marketing and Business Development of MannKind Corporation. From January 2012 to May 2015, Mr. Saldanha was the General Manager, JULPHAR Diabetes for Gulf Pharmaceutical Industries. Mr. Saldanha has also worked on the Aventis-Pfizer partnership for Exubera and for Sanofi and its predecessors from 2001 to 2008, launching Actonel for osteoporosis in the U.S., and for Lantus in international markets from Paris. Prior to that, from 2008 to 2010, Mr. Saldanha worked in business development at Johnson and Johnson Diabetes, where he helped bring both LifeScan for self-monitoring blood glucose and Animas for insulin pumps to the market. Mr. Saldanha also worked in the United Arab Emirates in a general management role with responsibility for insulin API, diabetes orals and injectables, and distribution of Dexcom CGM for the Middle-Eastern markets from 2012 to 2015. Mr. Saldanha earned a Bachelor of Science degree from Drexel University and a Master of Science degree from the University of Pennsylvania, both in Philadelphia.

Joe Mandato, D.M. has served as a member of our board of directors since December 2016. Since March 2003, Dr. Mandato has served as a managing director of DeNovo Ventures, a venture capital firm focused on life sciences. Prior to DeNovo Ventures, Dr. Mandato held top leadership positions at

Ioptex, Confer Software, Gynecare and Origin Medsystems. Dr. Mandato also served as a member of the Board of Directors of AxoGen Corporation from February 2006 until its merger with and into AxoGen, Inc. in September 2011, and then served on the Board of AxoGen, Inc. until September 2016. Dr. Mandato served as a member of the Board of Directors of Hansen Medical, Inc. from August 2006 until February 2012. Dr. Mandato received a doctorate in management from Case Western Reserve University, and now serves on its Board of Trustees. Dr. Mandato also holds the Carlo Rossi Chair in Entrepreneurship and Management at the University of San Francisco, is a Lecturer at Stanford University and has served as a Fellow in the Harvard University Advanced Leadership Initiative. Additionally, Dr. Mandato currently serves on the boards of both the Embrace Global and Save the Children organizations. Dr. Mandato is qualified to serve as a director because of his extensive work in the healthcare industry and his venture capital experience.

Luke Düster has served as a member of our board of directors since January 2016. Since 2009, Mr. Düster served as managing director at Capital Royalty Group, a healthcare-focused investment firm. Mr. Düster was at Harris Williams & Co., an investment firm, from 2004 to 2009, where he served as Vice President. Mr. Düster also held investment banking roles at the Wallach Company, a regional investment banking boutique, from 2000 to 2002, and at the Nord Companies, a healthcare advisory firm, from 1998 to 2000. Mr. Düster received his B.S. summa cum laude from the University of Colorado at Boulder and an M.B.A. with honors from the Wharton School at the University of Pennsylvania. Mr. Düster is qualified to serve as a director because of his significant experience working with companies backed by private equity investors, particularly in the healthcare industry, as well as his experience with healthcare investing.

Katherine D. Crothall, Ph.D. has served as a member of our board of directors since October 2016. Since 2010, Dr. Crothall has served as President, CEO and Chairman of the Board of Aspire Bariatrics, a company committed to providing safe and effective treatments for obesity to patients worldwide. Dr. Crothall was a Principal at Liberty Venture Partners, a venture capital firm, from 2006 until November 2010. Dr. Crothall was Founder, President and CEO of Animas Corporation, a manufacturer of insulin infusion pumps, from its inception to its acquisition by Johnson & Johnson Corporation in 2006. Dr. Crothall was also the Founder, President and CEO of two other medical device companies, Luxar Corporation, which was sold to ESC Medical, and Laakmann Electro-Optics, which was sold to Johnson & Johnson. Dr. Crothall continued running Laakmann Electro-Optics for five years post-acquisition. Dr. Crothall received her B.S. from the University of Pennsylvania and her Ph.D. from the University of Southern California, both in Electrical Engineering. She holds over twenty patents and is the recipient of the Ernst & Young Entrepreneur of the Year Award and the Greater Philadelphia Raymond Rafferty Entrepreneurial Excellence Award. Dr. Crothall is a director of Adhezion BioMedical and Xanitos, Inc. She also sits on the Board of Overseers of the School of Engineering and Applied Sciences at the University of Pennsylvania. Dr. Crothall is qualified to serve as a director because of her extensive clinical and business experience, specifically in the healthcare industry.

Rodney Altman, M.D. has served as a member of our board of directors since April 2016. Since June 2016, Dr. Altman has been a member of the board of directors of Milestone Pharmaceuticals and Thrasos Pharmaceuticals in his capacity as an advisor to Business Development Bank of Canada. Since 2011, he has been an Advisor and beginning in March 2016 he has been a Managing Director at Spindletop Capital, a private equity and venture capital firm. Prior to joining Spindletop Capital, he was Regional Medical Director at TeamHealth, an American hospital staffing firm. Dr. Altman was a senior partner at a venture capital firm, CMEA Capital, LLC, from 2006 to 2011, where he built and managed the firm's medical device practice. Dr. Altman has also held investing roles at other venture funds including Aphelion Capital, LLC, Piper Jaffray Ventures, and TVM Techno Venture Management. Dr. Altman received his medical degree from McGill University and an M.B.A. with honors from the University of Chicago, Booth School of Business. Dr. Altman is qualified to serve as a director because of his extensive clinical and venture capital experience.

Peter Devlin has served as a member of our board of directors since April 2016. Since September 2014, Mr. Devlin has served as a consultant for various life sciences and investment companies. From August 2009 to September 2014, Mr. Devlin was the Chief Commercial Officer at Insulet Corporation, a tubeless insulin pump technology company. Mr. Devlin held several leadership roles at Abbott Laboratories, Inc. From February 2008 to July 2009, he served as Divisional Vice President of Abbott's Global Strategic Marketing in the diabetes care unit, prior to which he served as General Manager, Hospital & Government in the diabetes care unit from December 2006 to February 2008, and prior to which he served as Director of Abbott's Canadian diabetes unit from September 2003 to December 2006. Mr. Devlin received his Bachelor of Science degree from the University of Massachusetts. Mr. Devlin is qualified to serve as a director because of his extensive business experience in the field of diabetes.

Brian K. Roberts has served as a member of our board of directors and as chairman of the audit committee since July 2016. Mr. Roberts currently serves as chief financial officer of Tarveda Therapeutics and serves as a member of the board of directors and audit chairman of ViewRay. Most recently he served as the chief operating and financial officer of Avedro, Inc., a privately held biotechnology company leading the organization through FDA approval, manufacturing readiness and commercial launch of its lead combination drug and medical device product. Prior to Avedro, he served as CFO for Insulet Corporation, a tubeless insulin pump technology company. Under his supervision, Insulet grew from approximately $30 million to nearly $300 million in revenue, achieved operating profitability and increased its market capitalization to over $2 billion. Previously, Mr. Roberts served as CFO for Jingle Networks, a leader in mobile voice-ad services that was acquired by Marchex, and as CFO for Digitas, which was sold for $1.3 billion to Publicis Groupe. He holds a Bachelor of Science in accounting and finance from Boston College, is a certified public accountant, and served as an auditor with Ernst & Young LLP. Mr. Roberts is qualified to serve as a director because of his extensive business experience and financial and accounting insight.

Board Composition

Our business and affairs are organized under the direction of our board of directors, which currently consists of 7 members. The primary responsibility of our board of directors is to provide oversight, strategic guidance, counseling, and direction to our management team. Our board of directors meets on a regular basis and additionally as required. One of our directors was elected to serve on our board of directors pursuant to the Third Amended and Restated Voting Agreement, dated as of January 29, 2016, by and among Valeritas and certain of Valeritas' stockholders. Pursuant to the voting agreement, Mr. Düster was selected to serve on our board of directors as designated by Capital Royalty Partners II L.P. or its affiliates.

A majority of the authorized number of directors constitutes a quorum of the board of directors for the transaction of business. The directors must be present at the meeting to constitute a quorum. However, any action required or permitted to be taken by the board of directors may be taken without a meeting if all members of the board of directors individually or collectively consent in writing to the action.

Director Independence

Under the listing requirements and rules of the Nasdaq Capital Market, or Nasdaq, independent directors must compose a majority of a listed company's board of directors within a one-year period following the completion of its initial public offering. In addition, applicable Nasdaq rules require that, subject to specified exceptions, each member of a listed company's audit, compensation, and nominating and corporate governance committees must be independent within the meaning of applicable Nasdaq rules. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Our board of directors undertook a review of the independence of each director and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. In making this determination, our board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director and the association of our directors with the holders of more than 5% of our common stock.

As a result of this review, our board of directors determined that all of our directors, other than Mr. Timberlake and Mr. Düster qualify as "independent" directors within the meaning of the Nasdaq rules. Nasdaq rules require that a majority of the board of directors and each member of our audit, compensation, and nominating and corporate governance committees be independent. We believe we are compliant with these independence requirements. As required under applicable Nasdaq rules, we anticipate that our independent directors will meet in regularly scheduled executive sessions at which only independent directors are present. There are no family relationships among any of our directors or executive officers.

Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or be an affiliated person of the listed company or any of its subsidiaries. Each of Brian K. Roberts, Dr. Rodney D. Altman and Peter J. Devlin qualify as an independent director pursuant to Rule 10A-3.

Family Relationships

There are no family relationships among our directors or executive officers.

Role of the Board in Risk Oversight

One of the key functions of our board of directors is informed oversight of our risk management process. The board of directors does not have a standing risk management committee, but rather administers this oversight function directly through the board of directors as a whole, as well as through various standing committees of our board of directors that address risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure, and our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. In December 2016, we established a nominating and corporate governance committee. Our nominating and corporate governance committee monitors the effectiveness of our corporate governance practices, including whether they are successful in preventing illegal or improper liability-creating conduct. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board is regularly informed through committee reports about such risks.

Classified Board of Directors

In accordance with our amended and restated certificate of incorporation, our board of directors is divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Our directors are divided among the three classes as follows:

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  the Class I directors are Brian K. Roberts, Joe Mandato, D.M. and Katherine Crothall, Ph.D., and their terms will expire at our annual meeting of stockholders to be held during the year 2020;

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  the Class II directors are Peter Devlin and Rodney Altman, M.D., and their terms will expire at our annual meeting of stockholders to be held during the year 2021; and

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  the Class III directors are Luke Düster and John E. Timberlake, and their terms will expire at the annual meeting of stockholders to be held during the year 2019.

Our amended and restated certificate of incorporation provides that the authorized number of directors may be changed only by resolution of the board of directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our board of directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our company. Our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds of our outstanding voting stock entitled to vote in the election of directors.

Involvement in Certain Legal Proceedings

None of our directors or executive officers has been involved in any of the following events during the past ten years:

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  any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

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  any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

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  being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; or

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  being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Audit Committee

The members of our audit committee are Brian K. Roberts, Dr. Rodney D. Altman and Peter J. Devlin and Mr. Roberts serves as the chair. Our board of directors has determined that each of the members of our audit committee satisfies Nasdaq and SEC independence requirements and that Mr. Roberts qualifies as an audit committee financial expert within the meaning of SEC regulations. In making this determination, our board has considered the formal education and nature and scope of his previous experience. Our audit committee met seven times during the year ended December 31, 2017.

Among other matters, the audit committee is responsible for:

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  appointing our independent registered public accounting firm;

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  evaluating our independent registered public accounting firm's qualifications, independence and performance;

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  determining the engagement of our independent registered public accounting firm;

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  reviewing and approving the scope of the annual audit and the audit fee;

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  discussing with management and our independent registered public accounting firm the results of the annual audit and the review of our quarterly financial statements;

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  approving the retention of our independent registered public accounting firm to perform any proposed permissible non-audit services;

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  monitoring the rotation of partners of our independent registered public accounting firm on our engagement team as required by law;

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  reviewing our financial statements and our management's discussion and analysis of financial condition and results of operations to be included in our annual and quarterly reports to be filed with the SEC;

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  reviewing our critical accounting policies and estimates; and

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  annually reviewing the audit committee charter and the committee's performance.

The audit committee operates pursuant to a charter adopted by our board of directors that satisfies the applicable standards of the SEC and Nasdaq.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers on our board of directors or compensation committee.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our code of business conduct and ethics is available under the Corporate Governance section of our website at www.valeritas.com. In addition, we intend to post on our website all disclosures that are required by law or the listing standards of The Nasdaq Capital Market concerning any amendments to, or waivers from, any provision of the code. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be a part of this filing.

Limitation on Liability and Indemnification Matters

Our amended and restated certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by the Delaware General Corporation law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

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  any breach of the director's duty of loyalty to us or our stockholders;

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  any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

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  unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

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  any transaction from which the director derived an improper personal benefit.

Our amended and restated certificate of incorporation and amended and restated bylaws provide that we are required to indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law. Our amended and restated bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his, her or its actions in that capacity regardless of whether we would otherwise be permitted to indemnify him, her or it under Delaware law.

In addition to the indemnification required in our amended and restated certificate of incorporation and amended and restated bylaws, we have entered into indemnification agreements with each of our directors. These agreements provide for the indemnification of our directors, officers and certain other reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were our agents. We believe that these provisions in our amended and restated certificate of incorporation, amended and restated bylaws and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. This description of the limitation of liability and indemnification provisions of our amended and restated certificate of incorporation, of our amended and restated bylaws and of our indemnification agreements is qualified in its entirety by reference to these documents, each of which is attached as an exhibit to this prospectus.

The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder's investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. There is no pending litigation or proceeding naming any of our directors, officers or employees as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director, officer or employee.

 CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

The following is a description of transactions since January 1, 2015, in which we were a party and the amount involved exceeded or will exceed $120,000, and in which any of our executive officers, directors, or holders of more than 5% of any class of our voting securities, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest. We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or amounts that would be paid or received, as applicable, in arm's-length transactions with unrelated third parties.

Preferred Stock Financings

Series D Preferred Stock Financing

In June 2014, in connection with the reorganization of Valeritas Holdings LLC, or Holdings LLC, we issued and sold to investors in private placements an aggregate of 2,195,122 shares of Valeritas, Inc.'s, which was a private company at such time, Series D Preferred Stock at a purchase price of $10.00 per share, for aggregate consideration of $22.0 million. In July 2014, we issued and sold to investors in private placements an aggregate of 548,780 shares of our Series D Preferred Stock at a purchase price of $10.00 per share, for aggregate consideration of $5.4 million. In addition, the second Series D closing, the third Series D closing and the fourth Series D closing occurred in December 2014, January 2015 and February 2015, respectively.

On May 18 and September 28, 2015, 514,321 and 3,001,526 shares of Series D Preferred and accrued payment-in-kind , or PIK, dividends, respectively, held by certain stockholders were converted to common stock of Valeritas due to such stockholders not participating in the full pro-rata amount stated within the respective stock purchase agreements in the subsequent Series AA and Series AB financings (as described below). The common stock issued as a result of this conversion included 963,826 shares issued to entities affiliated with Welsh, Carson, Anderson & Stowe, 724,889 shares issued to entities affiliated with Pitango Venture Capital, 343,363 shares issued to entities affiliated with MPM Capital, 140,983 shares issued to entities affiliated with ONSET Ventures, 311,471 shares issued to entities affiliated with Auda Capital, 228,647 shares issued to Abingworth Ventures V, L.P. and 417,122 shares issued to Full Succeed International Limited.

Immediately prior to the 2016 Merger, all outstanding shares of Valeritas' Series D Preferred Stock were cancelled.

Series AA Financing

On May 18, 2015, Valeritas, which was a private company at such time, issued and sold to investors in private placements an aggregate of 12,145,168 shares of Series AA Preferred Stock for aggregate consideration of $15.2 million.

On September 28, 2015, 5,615,632 shares of Series AA Preferred Stock held by certain stockholders were converted to common stock of Valeritas due to such stockholders not participating to the full pro-rata amount stated within respective stock purchase agreement in the subsequent Series AB financing. The common stock issued as a result of this conversion included 2,400,000 shares issued to entities affiliated with Welsh, Carson, Anderson & Stowe, 820,088 shares issued to entities affiliated with MPM Capital, 948,592 shares issued to entities affiliated with Auda Capital, 819,136 shares issued to Abingworth Ventures V, L.P., 517,464 shares issued to Full Succeed International Limited. All private company common shares were canceled upon the 2016 Merger.

Immediately prior to the 2016 Merger, all outstanding shares of Valeritas' Series AA Preferred Stock were cancelled.

Series AB Financing

On September 28, 2015, Valeritas, which was a private company at such time, issued and sold to investors in private placements an aggregate of 2,614,767 shares of Series AB Preferred Stock for aggregate consideration of $3.3 million. On November 13, 2015, we sold an additional 2,215,462 shares of Series AB Preferred Stock for aggregate consideration of $2.8 million. On December 24, 2015, we sold an additional 2,009,631 shares of Series AB Preferred Stock for aggregate consideration of $2.5 million. In addition, on January 29, 2016, we closed the sale of an additional 4,400,000 shares of Series AB Preferred Stock and warrants to purchase an additional 16,000,000 shares of Series AB Preferred Stock for aggregate consideration of $5.8 million, and on February 29, 2016, the sale of an additional 255,430 shares of Series AB Preferred Stock and warrants to purchase an additional 928,838 shares of Series AB Preferred Stock for aggregate consideration of $319,287. During February, March and April of 2016, Capital Royalty Group, or CRG, exercised warrants with respect to 5,900,000 Series AB Preferred Stock for aggregate consideration of $7,375,000. Mr. Düster, a member of our board of directors, is an affiliate of CRG. Immediately prior to the 2016 Merger, all outstanding shares of Series AB Preferred Stock were converted to common stock at conversion rate of 0.02982. All outstanding warrants that were not exercised were cancelled immediately prior to the 2016 Merger. In connection with the Series AB Financing, 14,393,596 shares of Series AB Preferred Stock were issued to entities affiliated with Capital Royalty Group, 1,011,492 shares were issued to entities affiliated with Pitango Venture Capital, 411,661 shares were issued to entities affiliated with MPM Capital, and 334,113 shares were issued to entities affiliated with ONSET Ventures.

On September 28, 2015, 3,001,526 shares of Series D and accrued PIK dividends and 5,615,632 shares of Series AA were converted to common stock of Valeritas for not participating in the full pro-rata amount stated within the respective stock purchase agreements in the Series AB financing.

Investors' Rights Agreement

We entered into an Investors' Rights Agreement on June 19, 2014, with Holdings LLC and the other holders of our Preferred Stock, including entities with which certain of our former directors are affiliated, and the holders of units of Holdings LLC, including entities with which certain of our former directors are affiliated. This agreement was terminated upon the cancellation of Holdings LLC in March 2016. This agreement provided for certain rights relating to the registration of the shares of common stock held by Holdings LLC, the common stock distributable to holders of units of Holdings LLC upon liquidation of Holdings LLC and common stock issuable upon conversion of the Preferred Stock, and a right of first offer to our preferred shareholders and the holders of units of Holdings LLC to purchase future securities sold by us.

Capital Royalty Group Term Loan

On May 23, 2013, we entered into a $50.0 million term loan with Capital Royalty, or the Term Loan, structured as a senior secured loan with a six-year term. The Term Loan is secured by substantially all of our assets, including our material intellectual property. The Term Loan bears interest at 11% per annum and compounds annually. Until the third anniversary of the Term Loan, we had the option to pay quarterly interest of 7.5% in cash and 3.5% payment-in-kind or PIK interest which is added to the aggregate principal amount of the Term Loan on the last day of each quarter. Thereafter, interest on the Term Loan was payable only in cash. The Term Loan contained a minimum revenue covenant, which was $50.0 million for 2015.

Certain events of default that occurred led us to enter into a series of forbearance agreements with Capital Royalty. The initial forbearance agreement was entered on May 18, 2015 and has subsequently been amended five times. The forbearance agreements, as amended in 2015, contained a number of terms and conditions in exchange for Capital Royalty's agreement to forbear. The forbearance agreement imposed an interest rate at the default interest rate of 15% per annum and a prepayment premium of 4% on the aggregate outstanding balance on the date of the repayment. As of December 31, 2015, the parties deferred the forbearance expiration date again to January 22, 2016.

On January 22, 2016, we amended the forbearance agreement to extend the forbearance period to March 31, 2016. As part of the terms within the forbearance agreement, dated January 29, 2016, we issued warrants to Capital Royalty exercisable into 16,000,000 shares of private company Series AB Preferred Stock of the private company at $1.25 per share. On March 25, 2016, we amended the forbearance agreement to extend the expiration of the forbearance period to April 30, 2016 and included a number of events that could trigger an earlier expiration of the forbearance agreement.

Concurrently with the closing of the 2016 Merger on May 3, 2016, we restructured the Term Loan and executed a forbearance termination agreement whereby the forbearance agreement was terminated. Capital Royalty converted its outstanding accrued interest and prepayment premium of $16.5 million into 8,609,824 shares of private company Series AB preferred stock and 4,649,859 shares of private company common stock. The private company Series AB shares were then converted into 256,744 of our common stock upon the 2016 Merger and all private company common shares were canceled upon the 2016 Merger. The principal balance was restated as $50.0 million with interest rate charged at 11% per annum, which is PIK interest through June 30, 2018 and then both PIK and cash interest thereafter. The restructured Term Loan requires quarterly interest payments during the term of the loan, which are set to commence on June 30, 2018. The repayment of principal on amounts borrowed under the Term Loan is scheduled to be completed on March 31, 2021.

On February 9, 2017, we entered into an agreement with Capital Royalty to, among other things, reduce the amount required by this liquidity covenant to $2.0 million. The minimum cash balance covenant would, however, revert back to $5.0 million if we were not able to consummate an underwritten public offering with gross proceeds of at least $40.0 million prior to December 31, 2017. This condition was satisfied upon the closing of our March 2017 public offering.

Debt Conversion

On February 14, 2017, we entered into an agreement with Capital Royalty and WCAS Capital Partners IV, L.P., or WCAS, whereby, upon completion of an underwritten public offering with gross proceeds of at least $40.0 million prior to December 31, 2017, approximately $27.5 million of the outstanding principal amount of our debt, including the Term Loan, would convert into shares of our to-be-designated Series A Convertible Preferred Stock, at a price set forth in the executed definitive documents. On March 22, 2017, the debt was converted into an aggregate of 2,750,000 shares of our Series A Convertible Preferred Stock.

Management Services Agreement with Welsh, Carson, Anderson & Stowe XI, L.P.

On September 8, 2011, we entered into a Management Services Agreement with Welsh, Carson, Anderson & Stowe XI, L.P. Certain affiliates of Welsh Carson, Anderson & Stowe XI, L.P. were also Series D Preferred shareholders. Under the terms of this agreement, we received strategic, managerial and operational advice in exchange for an annual fee of $0.5 million. We paid cash and incurred an expense of $0.1 million related to this management fee for the year ended December 31, 2015. On May 15, 2015, both parties terminated the Management Services Agreement.

WCAS Capital Partners Note Payable

In 2011, concurrently with the issuance of Series C Preferred Stock, we issued a $5.0 million senior subordinated note, or the WCAS Note, to WCAS. Amounts due under the WCAS Note originally bore interest at 10% per annum, payable semi-annually. On May 23, 2013, the WCAS Note was amended such that the note bore interest at 12% per annum, and all interest accrues as compounded PIK interest and is added to the aggregate principal amount of the loan semi-annually. The then outstanding principal amount of the WCAS Note, including accrued PIK interest, is due in full in September 2021.

Concurrently with the closing of the 2016 Merger, we restructured the WCAS Note. WCAS converted its outstanding accrued interest and fees of $2.1 million to 1,660,530 shares of private company Series AB preferred stock, which were then converted into 49,526 shares of our common stock upon closing of the 2016 Merger.

The principal balance was restated as $5.0 million with 10% per annum payable entirely as PIK interest and debt maturity date set at September 8, 2021. No interest payments are required during the term of the loan. The principal balance and any interest accrued during the term of the loan are due on the maturity date.

March 2017 Public Offering

Certain of our shareholders, including entities affiliated with CRG, purchased an aggregate of 4,000,000 shares of our common stock in our March 2017 public offering at the public offering price of $10.00 per share.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors. These agreements, among other things, require us to indemnify each director (and in certain cases their related venture capital funds) to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys' fees, judgments, fines and settlement amounts incurred by the director in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person's services as a director.

Policies and Procedures for Related Person Transactions

Our board of directors has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds $120,000 in any fiscal year and a related person had, has or will have a direct or indirect material interest, including without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our audit committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm's length transaction and the extent of the related person's interest in the transaction. All of the transactions described in this section occurred prior to the adoption of this policy.

 PRINCIPAL STOCKHOLDERS

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the applicable table below are deemed beneficially owned by the holders of such options and warrants and are deemed outstanding for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage of ownership of any other person. Subject to community property laws, where applicable, the persons or entities named in the tables below have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

The following table sets forth information with respect to the beneficial ownership of our common stock as of August 7, 2018, or the Determination Date, by (i) each stockholder known by us to be the beneficial owner of more than 5% of our common stock (our only classes of voting securities), (ii) each of our directors and executive officers, and (iii) all of our directors and executive officers as a group. To the best of our knowledge, except as otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares of our common stock beneficially owned by such person, except to the extent such power may be shared with a spouse. To our knowledge, none of the shares listed below are held under a voting trust or similar agreement, except as noted.

Unless otherwise indicated in the following table, the address for each person named in the table is c/o Valeritas Holdings, Inc., 750 Route 202 South, Suite 600, Bridgewater, NJ 08807.

Name and address of beneficial owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned(1)
5% and Greater Stockholders
Capital Royalty L.P.(2) 1000 Main St. Suite 2500 Houston, TX 77002	7,685,968	28.1%
Named Executive Officers and Directors
John E. Timberlake(3)	202,232	*
Kristine Peterson	—	*
Matt Nguyen(4)	73,915	*
Erick Lucera(5)	39,662	*
Geoffrey Jenkins(6)	131,412	*
Joseph Saldanha	—	*
Mark Conley(7) 1000 Main St. Suite 2500 Houston, TX 77002	35,355	*
Luke Düster	—	*
Rodney Altman, M.D.(8)	11,150	*
Peter Devlin(9)	14,150	*
Brian Roberts(10)	11,950	*
Joe Mandato, D.M.(11)	35,853	*
Katherine Crothall, Ph.D.(12)	10,853	*
All of our directors and executive officers as a group (12 Persons)	566,532	2.2%

*
Less than 1%

(1)
Percentage ownership is based on 24,849,145 shares of common stock outstanding as of the Determination Date, together with securities exercisable or convertible into shares of common stock within 60 days after the Determination Date, for each shareholder. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.

(2)
Includes (a) 576,686 shares of common stock and 273,648 shares of Series A Convertible Preferred Stock ("Preferred Stock") held by Capital Royalty Partners II L.P. ("Capital Royalty Partners II"), (b) 210,773 shares of common stock and 96,705 shares of Preferred Stock held by Capital Royalty Partners II (Cayman) L.P. ("Capital Royalty Partners Cayman"), (c) 645,058 shares of common stock and 306,397 shares of Preferred Stock held by Capital Royalty Partners II Parallel Fund "A" L.P. ("Capital Royalty Partners A"), (d) 2,687,061 shares of common stock and 500,250 shares of Preferred Stock held by Capital Royalty Partners II Parallel Fund "B" (Cayman) L.P. ("Capital Royalty Partners B"), and (e) 1,066,390 shares of common stock and 1,323,001 shares of Preferred Stock held by Parallel Investment Opportunities Partners II, L.P. ("Parallel Partners"). Capital Royalty Partners II, Capital Royalty Partners Cayman, Capital Royalty Partners A, Capital Royalty Partners B, and Parallel Partners are indirectly wholly owned by Capital Royalty L.P. ("Capital Royalty"). As the sole and managing member of Capital Royalty, Charles Tate may be deemed to beneficially own such shares of common stock held by Capital Royalty Partners II, Capital Royalty Partners Cayman, Capital Royalty Partners A, Capital Royalty Partners B, and Parallel Partners.

(3)
Consists of 63,605 shares of unrestricted common stock and 138,627 shares of common stock underlying options that are vested and exercisable within 60 days of the Determination Date.

(4)
Consists of 18,832 shares of unrestricted common stock, and 55,083 shares of common stock underlying options that are vested and exercisable within 60 days of the Determination Date.

(5)
Consists of 4,500 shares of unrestricted common stock and 35,162 shares of common stock underlying options that are vested and exercisable within 60 days of the Determination Date.

(6)
Consists of 6,850 shares of unrestricted common stock and 124,562 shares of common stock underlying options that are vested and exercisable within 60 days of the Determination Date.

(7)
Represents 33,355 shares of common stock underlying options that are vested and exercisable within 60 days of the Determination Date.

(8)
Represents 11,150 shares of common stock underlying options that are vested and exercisable within 60 days of the Determination Date.

(9)
Consists of 3,000 shares of unrestricted common stock and 11,150 shares of common stock underlying options that are vested and exercisable with 60 days of the Determination Date.

(10)
Consists of 800 shares of unrestricted common stock and 11,150 shares of common stock underlying options that are vested and exercisable within 60 days of the Determination Date.

(11)
Consists of 25,000 shares of unrestricted common stock and 10,853 shares of common stock underlying options that are vested and exercisable within 60 days of the Determination Date.

(12)
Represents 10,853 shares of common stock underlying options that are vested and exercisable within 60 days of the Determination Date.

DESCRIPTION OF CAPITAL STOCK

We have authorized capital stock consisting of 300,000,000 shares of common stock, par value $0.001 per share and 50,000,000 shares of preferred stock, par value $0.001 per share. As of June 30, 2018, we had 24,699,145 shares of common stock issued and outstanding, and 2,750,000 shares of preferred stock issued and outstanding.

Common Stock

The holders of outstanding shares of common stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends at such times and in such amounts as our board of directors from time to time may determine. Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. There is no cumulative voting of the election of directors then standing for election. The common stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the common stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors. Each outstanding share of common stock is duly and validly issued, fully paid and non-assessable.

Preferred Stock

Shares of preferred stock may be issued from time to time in one or more series, each of which will have such distinctive designation or title as shall be determined by our Board of Directors prior to the issuance of any shares thereof. Preferred stock will have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of preferred stock as may be adopted from time to time by our board of directors prior to the issuance of any shares thereof. The number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of our capital stock entitled to vote generally in the election of the directors, voting together as a single class, without a separate vote of the holders of the preferred stock, or any series thereof, unless a vote of any such holders is required pursuant to any preferred stock designation.

Shares of Series A Preferred Stock are convertible at the option of the holder at any time into shares of our common stock at a conversion rate determined by dividing the Series A Original Issue Price by the Series A Conversion Price (both as defined in the Certificate of Designation) in effect at the time of conversion. This formula initially results in a one-to-one conversion ratio. The Series A Conversion Price is subject to adjustment for stock splits and the like subsequent to the date of issuance of the Series A Preferred Stock. On or after January 1, 2021, at our option, if we have achieved an average market capitalization of at least $300 million for our most recent fiscal quarter, we may elect to automatically convert all of the outstanding shares of Series A Preferred Stock into shares of our common stock. The holders of shares of Series A Preferred Stock are entitled to receive annual dividends at a rate of $8 per every $100 of Series A Preferred Stock, payable either in cash or in shares of our common stock, at each holder's election; provided, that to the extent any holder elects to receive cash dividends, such dividends shall accrue from day to day and be payable only upon a Deemed Liquidation Event (as defined in the Certificate of Designation) or such other dates as the Board of Directors shall approve. The shares of Series A Preferred Stock has no voting rights. We have the right to redeem all or less than all of the Series A Preferred Stock, at any time, at a price equal to the

Series A Conversion Price, as adjusted, plus any accrued but unpaid dividends. In the event of a Deemed Liquidation Event the holders of Series A Preferred Stock are eligible to receive the greater of (i) $27.5 million, plus accrued but unpaid dividends or (ii) what they would have received as a holder of common stock had they converted their shares of Series A Preferred Stock into shares of our common stock immediately prior to the Deemed Liquidation Event. To the extent permitted under Delaware law, the holders of shares of Series A Preferred Stock have the right to prevent us from liquidating, dissolving, amending our governing documents in a manner that affects the rights of the Series A Preferred Stock, authorizing shares of capital stock on parity or senior to the Series A Preferred Stock, or issuing any shares of Series A Preferred Stock to any individual, entity or person other than CRG or WCAS.

The issuance of such preferred stock could adversely affect the rights of the holders of common stock and, therefore, reduce the value of the common stock. We cannot yet state the actual effects of the potential issuance of any other shares of preferred stock, on the rights of holders of the common stock until our board of directors determines the specific rights of the holders of such other preferred stock that might be issued; however, these effects may include:

  •
  restricting dividends on the common stock;

  •
  diluting the voting power of the common stock;

  •
  impairing the liquidation rights of the common stock; or

  •
  delaying or preventing a change in control without further action by the stockholders.

Other than in connection with the issuance of shares of Series A Preferred Stock, and other potential issuances of shares of preferred stock (as explained above), which preferred stock is not currently designated nor contemplated by us, we do not believe that any provision of our amended and restated certificate of incorporation or amended and restated by-laws would delay, defer or prevent a change in control.

Warrants

As of June 30, 2018, warrants issued to certain placement agents entitle their holders to purchase 10,390 shares of common stock, with a term of five years and a weighted average exercise price of $4.60 per share, referred to as the Placement Agent Warrants.

The Placement Agent Warrants contain "weighted average" anti-dilution protection in the event that we issue common stock or securities convertible into or exercisable for shares of common stock at a price lower than the subject warrant's exercise price whereby the exercise price of the warrants is reduced but the number of shares of common stock are not increased, subject to certain customary exceptions, as well as customary provisions for adjustment in the event of stock splits, subdivision or combination, mergers, etc. In lieu of making a cash payment otherwise contemplated to be made upon such exercise of such warrant, the holders of the Placement Agent Warrants may elect instead to receive (either in whole or in part) the number of shares of common stock determined according to a formula set forth in the Placement Agent Warrants.

This summary descriptions of the warrants described above is qualified in their entirety by reference to the forms of such warrants filed as an exhibit to the registration statement of which this prospectus forms a part.

Options and Restricted Stock

As of June 30, 2018, options to purchase 2,119,598 shares of our common stock were outstanding under our 2016 Plan, with a weighted average exercise price of approximately $9.90. In addition, no shares of unvested restricted stock were outstanding under our 2016 Plan.

Other Convertible Securities

As of the date hereof, other than the securities described above, we do not have any outstanding convertible securities.

Anti-Takeover Effects of Provisions of our Certificate of Incorporation, our Bylaws and Delaware Law

Some provisions of Delaware law, our amended and restated certificate of incorporation and our amended and restated bylaws contain provisions that could make the following transactions more difficult: acquisition of us by means of a tender offer; acquisition of us by means of a proxy contest or otherwise; or removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the price of our common stock.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the Delaware General Corporation Law, which regulates corporate takeovers. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, such as discouraging takeover attempts that might result in a premium over the price of our common stock.

Undesignated Preferred Stock

The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management.

Special Stockholder Meetings

Our amended and restated bylaws provide that a special meeting of stockholders may be called only by our board of directors, chairperson of the board, our chief executive officer, or in the absence of a chief executive officer, the president.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.

Elimination of Stockholder Action by Written Consent

Our amended and restated certificate of incorporation eliminates the right of stockholders to act by written consent without a meeting.

Classified Board; Election and Removal of Directors

Our board of directors is divided into three classes. The directors in each class serve for a three-year term, one class being elected each year by our stockholders, with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Because our stockholders do not have cumulative voting rights, our stockholders holding a majority of the shares of our common stock outstanding will be able to elect all of our directors. In addition, our directors may not be removed without cause, and removal of our directors for cause will require an affirmative vote of at least two-thirds of the shares of our common stock outstanding. For more information on the classified board of directors, see the section titled "Management." This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors.

Choice of Forum

Our amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against us arising pursuant to the Delaware General Corporation Law, our amended and restated certificate of incorporation or our amended and restated bylaws; or any action asserting a claim against us that is governed by the internal affairs doctrine.

The provisions of the Delaware General Corporation Law, our amended and restated certificate of incorporation and our amended and restated bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Transfer Agent

The transfer agent and registrar for our common stock is West Coast Stock Transfer, Inc. The transfer agent and registrar's address is 721 N. Vulcan Ave., Ste. 205, Encinitas, California 92024 and its telephone number is (619) 664-4780.

 UNDERWRITING

We and Oppenheimer & Co. Inc., acting as the representative of the underwriters, have entered into an underwriting agreement, dated                , with respect to the shares of common stock being offered. Oppenheimer & Co. Inc., BTIG, LLC and National Securities Corporation are the underwriters in this offering. Subject to certain conditions, the underwriters have agreed to purchase the number of shares indicated on the cover of this prospectus.

The underwriters are offering the shares of common stock subject to its acceptance of such shares from us and subject to prior sale, and subject to the underwriters' right to reject any order (in whole or in part). The underwriters are committed to take and pay for all of the shares of common stock being offered, if any are taken.

The underwriting agreement provides for the purchase of a specific number of shares of common stock by each of the underwriters. The underwriters' obligations are several, which means that each underwriter is required to purchase a specified number of shares, but is not responsible for the commitment of any other underwriter to purchase shares.

Subject to the terms and conditions of the underwriting agreement, each underwriter has severally agreed to purchase the number of shares of common stock set forth opposite its name below:

Underwriter	Number of Shares
Oppenheimer & Co. Inc.
BTIG, LLC
National Securities Corporation

Total

The underwriters have agreed to purchase all of the shares offered by this prospectus (other than those covered by the over-allotment option described below) if any are purchased. Under the underwriting agreement, if an underwriter defaults in its commitment to purchase shares, the commitments of non-defaulting underwriters may be increased or the underwriting agreement may be terminated, depending on the circumstances.

The shares should be ready for delivery on or about                against payment in immediately available funds, which is the 2nd business day following the date of this prospectus. The settlement may affect the trading of the shares on the date of this prospectus and on the following business days. The underwriters are offering the shares subject to various conditions and may reject all or part of any order. The representative has advised us that the underwriters propose to offer the shares directly to the public at the public offering price that appears on the cover page of this prospectus. In addition, the representative may offer some of the shares to other securities dealers at such price less a concession of $          per share. After the shares are released for sale to the public, the representative may change the offering price and other selling terms at various times.

We have granted the underwriters an over-allotment option. This option, which is exercisable for up to 30 days after the date of this prospectus, permits the underwriters to purchase a maximum of                additional shares from us to cover over-allotments. If the underwriters exercise all or part of this option, they will purchase shares covered by the option at the public offering price that appears on the cover page of this prospectus, less the underwriting discount. If this option is exercised in full, the total price to the public will be $            , and the net proceeds to us will be approximately $            . The underwriters have severally agreed that, to the extent the over-allotment option is exercised, they will each purchase a number of additional shares proportionate to the underwriter's initial amount reflected in the foregoing table.

The following table provides information regarding the amount of the discount to be paid to the underwriters by us:

	Per Share	Total Without Exercise of Over-Allotment Option	Total With Full Exercise of Over-Allotment Option
Oppenheimer & Co. Inc.
BTIG, LLC
National Securities Corporation

Total

We estimate the total expenses payable by us for this offering to be approximately            , which amount includes (i) an underwriting discount of            (            if the underwriters' overallotment option is exercised in full) and (ii) reimbursement of the accountable expenses of the representative equal to $150,000, including the legal fees of the representative being paid by us and (iii) other estimated company expenses of approximately $          , which includes legal, accounting and printing costs and various fees associated with the registration and listing of our shares.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

We and our officers, directors and certain shareholders have agreed to a 90-day "lock up" with respect to shares of common stock and other of our securities that they beneficially own, including securities that are convertible into shares of common stock and securities that are exchangeable or exercisable for shares of common stock. This means that, subject to certain exceptions, for a period of 90 days following the date of this prospectus, we and such persons may not offer, sell, pledge or otherwise dispose of these securities without the prior written consent of the representative, Oppenheimer & Co. Inc.

The underwriters have informed us that they do not expect discretionary sales by the underwriters to exceed five percent of the shares offered by this prospectus.

Our common stock is currently traded on The Nasdaq Capital Market under the symbol "VLRX." On August 20, 2018 the closing price of our common stock was $1.40 per share.

The offering price for the shares has been determined by us and the underwriters, based on the following factors:

  •
  the history and prospects for the industry in which we compete;

  •
  our past and present operations;

  •
  our historical results of operations;

  •
  our prospects for future business and earning potential;

  •
  our management;

  •
  the general condition of the securities markets at the time of this offering;

  •
  the recent market prices of securities of generally comparable companies;

  •
  the market capitalization and stages of development of other companies which we and the underwriters believe to be comparable to us; and

  •
  other factors deemed to be relevant.

Rules of the Securities and Exchange Commission may limit the ability of the underwriters to bid for or purchase shares before the distribution of the shares is completed. However, the underwriters may engage in the following activities in accordance with the rules:

  •
  Stabilizing transactions – The underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of the shares, so long as stabilizing bids do not exceed a specified maximum.

  •
  Over-allotments and syndicate covering transactions – The underwriters may sell more shares of our common stock in connection with this offering than the number of shares than they have committed to purchase. This over-allotment creates a short position for the underwriters. This short sales position may involve either "covered" short sales or "naked" short sales. Covered short sales are short sales made in an amount not greater than the underwriters' over-allotment option to purchase additional shares in this offering described above. The underwriters may close out any covered short position either by exercising their over-allotment option or by purchasing shares in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market, as compared to the price at which they may purchase shares through the over-allotment option. Naked short sales are short sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the shares that could adversely affect investors who purchase shares in this offering.

  •
  Penalty bids – If the underwriters purchase shares in the open market in a stabilizing transaction or syndicate covering transaction, they may reclaim a selling concession from the underwriters and selling group members who sold those shares as part of this offering.

  •
  Passive market making – Market makers in the shares who are underwriters or prospective underwriters may make bids for or purchases of shares, subject to limitations, until the time, if ever, at which a stabilizing bid is made.

Similar to other purchase transactions, the underwriters' purchases to cover the syndicate short sales or to stabilize the market price of our common stock may have the effect of raising or maintaining the market price of our common stock or preventing or mitigating a decline in the market price of our common stock. As a result, the price of the shares of our common stock may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of the shares if it discourages resales of the shares.

Neither we nor the underwriters makes any representation or prediction as to the effect that the transactions described above may have on the price of the shares. These transactions may occur on the Nasdaq Capital Market or otherwise. If such transactions are commenced, they may be discontinued without notice at any time.

Electronic Delivery of Prospectus: A prospectus in electronic format may be delivered to potential investors by one or more of the underwriters participating in this offering. The prospectus in electronic format will be identical to the paper version of such prospectus. Other than the prospectus in electronic format, the information on any underwriter's web site and any information contained in any other web site maintained by an underwriter is not part of the prospectus or the registration statement.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

BELGIUM

The offering is exclusively conducted under applicable private placement exemptions and therefore it has not been and will not be notified to, and this document or any other offering material relating to the shares of common stock has not been and will not be approved by, the Belgian Banking, Finance and Insurance Commission ("Commission bancaire, financière et des assurances/Commissie voor het Bank-, Financie- en Assurantiewezen"). Any representation to the contrary is unlawful.

Each underwriter has undertaken not to offer sell, resell, transfer or deliver directly or indirectly, any shares of common stock, or to take any steps relating/ancillary thereto, and not to distribute or publish this document or any other material relating to the shares of common stock or to the offering in a manner which would be construed as: (a) a public offering under the Belgian Royal Decree of 7 July 1999 on the public character of financial transactions; or (b) an offering of shares of common stock to the public under Directive 2003/71/EC which triggers an obligation to publish a prospectus in Belgium. Any action contrary to these restrictions will cause the recipient and the issuer to be in violation of the Belgian securities laws.

FRANCE

Neither this prospectus nor any other offering material relating to the shares of common stock has been submitted to the clearance procedures of the Autorité des marchés financiers in France. The shares of common stock have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the shares of common stock has been or will be: (a) released, issued, distributed or caused to be released, issued or distributed to the public in France; or (b) used in connection with any offer for subscription or sale of the shares of common stock to the public in France. Such offers, sales and distributions will be made in France only: (i) to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d'investisseurs), in each case investing for their own account, all as defined in and in accordance with Articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier; (ii) to investment services providers authorised to engage in portfolio management on behalf of third parties; or (iii) in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des marchés financiers, does not constitute a public offer (appel public à l'épargne). Such shares of common stock may be resold only in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

UNITED KINGDOM

The underwriter has represented, warranted and agreed that:

  (a)
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of any securities in circumstances in which section 21(1) of the FSMA does not apply to the Company; and

  (b)
  it has complied with and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom

EUROPEAN ECONOMIC AREA

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State") an offer to the public of any securities which are the subject of the offering contemplated by this prospectus may not be made in that Relevant Member State other than the offers contemplated in this prospectus in name(s) of Member State(s) where prospectus will be approved or passported for the purposes of a non-exempt offer once this prospectus has been approved by the competent authority in such Member State and published and passported in accordance with the Prospectus Directive as implemented in name(s) of relevant Member State(s) except that an offer to the public in that Relevant Member State of any securities may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

  (a)
  to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

  (b)
  to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

  (c)
  by the representative to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive); or

  (d)
  in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by the Company or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an "offer to the public" in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase any securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

ISRAEL

In the State of Israel, the shares of common stock offered hereby may not be offered to any person or entity other than the following:

  (a)
  a fund for joint investments in trust (i.e., mutual fund), as such term is defined in the Law for Joint Investments in Trust, 5754-1994, or a management company of such a fund;

  (b)
  a provident fund as defined in Section 47(a)(2) of the Income Tax Ordinance of the State of Israel, or a management company of such a fund;

  (c)
  an insurer, as defined in the Law for Oversight of Insurance Transactions, 5741-1981, (d) a banking entity or satellite entity, as such terms are defined in the Banking Law (Licensing), 5741-1981, other than a joint services company, acting for their own account or for the account of investors of the type listed in Section 15A(b) of the Securities Law 1968;

  (d)
  a company that is licensed as a portfolio manager, as such term is defined in Section 8(b) of the Law for the Regulation of Investment Advisors and Portfolio Managers, 5755-1995, acting on its own account or for the account of investors of the type listed in Section 15A(b) of the Securities Law 1968;

  (e)
  a company that is licensed as an investment advisor, as such term is defined in Section 7(c) of the Law for the Regulation of Investment Advisors and Portfolio Managers, 5755-1995, acting on its own account;

  (f)
  a company that is a member of the Tel Aviv Stock Exchange, acting on its own account or for the account of investors of the type listed in Section 15A(b) of the Securities Law 1968;

  (g)
  an underwriter fulfilling the conditions of Section 56(c) of the Securities Law, 5728-1968;

  (h)
  a venture capital fund (defined as an entity primarily involved in investments in companies which, at the time of investment, (i) are primarily engaged in research and development or manufacture of new technological products or processes and (ii) involve above-average risk);

  (i)
  an entity primarily engaged in capital markets activities in which all of the equity owners meet one or more of the above criteria; and

  (j)
  an entity, other than an entity formed for the purpose of purchasing shares of common stock in this offering, in which the shareholders equity (including pursuant to foreign accounting rules, international accounting regulations and U.S. generally accepted accounting rules, as defined in the Securities Law Regulations (Preparation of Annual Financial Statements), 1993) is in excess of NIS 250 million.

Any offeree of the shares of common stock offered hereby in the State of Israel shall be required to submit written confirmation that it falls within the scope of one of the above criteria. This prospectus will not be distributed or directed to investors in the State of Israel who do not fall within one of the above criteria.

ITALY

The offering of the shares of common stock offered hereby in Italy has not been registered with the Commissione Nazionale per la Società e la Borsa ("CONSOB") pursuant to Italian securities legislation and, accordingly, the shares of common stock offered hereby cannot be offered, sold or delivered in the Republic of Italy ("Italy") nor may any copy of this prospectus or any other document relating to the shares of common stock offered hereby be distributed in Italy other than to professional investors (operatori qualificati) as defined in Article 31, second paragraph, of CONSOB Regulation No. 11522 of

1 July, 1998 as subsequently amended. Any offer, sale or delivery of the shares of common stock offered hereby or distribution of copies of this prospectus or any other document relating to the shares of common stock offered hereby in Italy must be made:

  (a)
  by an investment firm, bank or intermediary permitted to conduct such activities in Italy in accordance with Legislative Decree No. 58 of 24 February 1998 and Legislative Decree No. 385 of 1 September 1993 (the "Banking Act");

  (b)
  in compliance with Article 129 of the Banking Act and the implementing guidelines of the Bank of Italy; and

  (c)
  in compliance with any other applicable laws and regulations and other possible requirements or limitations which may be imposed by Italian authorities.

SWEDEN

This prospectus has not been nor will it be registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this prospectus may not be made available, nor may the shares of common stock offered hereunder be marketed and offered for sale in Sweden, other than under circumstances which are deemed not to require a prospectus under the Financial Instruments Trading Act (1991: 980). This offering will only be made to qualified investors in Sweden. This offering will be made to no more than 100 persons or entities in Sweden.

SWITZERLAND

The shares of common stock offered pursuant to this prospectus will not be offered, directly or indirectly, to the public in Switzerland and this prospectus does not constitute a public offering prospectus as that term is understood pursuant to art. 652a or art. 1156 of the Swiss Federal Code of Obligations. The issuer has not applied for a listing of the shares of common stock being offered pursuant to this prospectus on the SWX Swiss Exchange or on any other regulated securities market, and consequently, the information presented in this prospectus does not necessarily comply with the information standards set out in the relevant listing rules. The shares of common stock being offered pursuant to this prospectus have not been registered with the Swiss Federal Banking Commission as foreign investment funds, and the investor protection afforded to acquirers of investment fund certificates does not extend to acquirers of shares of common stock.

Investors are advised to contact their legal, financial or tax advisers to obtain an independent assessment of the financial and tax consequences of an investment in shares of common stock.

AUSTRALIA

No prospectus or other disclosure document as defined in the Corporations Act 2001 of Australia in relation to the shares of common stock has been lodged with the Australian Securities and Investments Commission or the Australian Stock Exchange Limited. Each underwriter has represented and agreed that it:

  (i)
  has not made or invited, and will not make or invite, an offer of the shares of common stock for issue or sale in Australia, including an offer or invitation which is received by a person in Australia; and

  (ii)
  has not distributed or published, and will not distribute or publish, the prospectus or any other offering material or advertisement relating to the shares of common stock in Australia, unless, in either case (i) or (ii):

  (a)
  the minimum aggregate consideration payable by each offeree or invitee is at least A$500,000 (or its equivalent in other currencies), disregarding moneys lent by the offeror or its associates, or the offer otherwise does not require disclosure to investors in accordance with Part 6D.2 of the Australian Corporations Act; and

  (b)
  such action complies with all applicable laws and regulations.

 LEGAL MATTERS

Certain legal matters with respect to the validity of the shares of common stock offered hereby will be passed upon for us by DLA Piper LLP (US), Short Hills, New Jersey. Certain legal matters related to this offering will be passed upon for the underwriters by Ellenoff Grossman & Schole LLP, New York, New York.

EXPERTS

The consolidated financial statements, as of December 31, 2017 and 2016 and for each of the years in the two-year period ended December 31, 2017, incorporated in this Registration Statement by reference have been so included in reliance on the report of Friedman LLP, an independent registered public accounting firm (the report includes an explanatory paragraph referring to our ability to continue as a going concern), given upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. You may read and copy any document that we file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, on official business days during the hours of 10:00 am and 3:00 pm. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. All filings we make with the SEC are also available on the SEC's web site at http://www.sec.gov. Our website address is http://www.valeritas.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this document.

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of common stock being offered by this prospectus. This prospectus is part of that registration statement. This prospectus does not contain all of the information set forth in the registration statement or the exhibits to the registration statement. For further information with respect to us and the shares we are offering pursuant to this prospectus, you should refer to the complete registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, and you should refer to the copy of that contract or other documents filed as an exhibit to the registration statement. You may read or obtain a copy of the registration statement at the SEC's public reference room and website referred to above.

 INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC's rules allow us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed "filed" with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

  •
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which was filed with the SEC on February 28, 2018;

  •
  Our Amended Annual Report on Form 10-K/A for the year ended December 31, 2017, which was filed with the SEC on April 30, 2018;

  •
  Our Definitive Proxy Statement on Schedule 14A relating to our 2018 Annual Meeting of Stockholders, which was filed with the SEC on June 22, 2018;

  •
  Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, which was filed with the SEC on May 9, 2018;

  •
  Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, which was filed with the SEC on August 8, 2018; and

  •
  Our Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on January 8, 2018, January 9, 2018, January 17, 2018; January 29, 2018; February 22, 2018; March 12, 2018; March 13, 2018; April 16, 2018; April 20, 2018; April 27, 2018; May 15, 2018; May 22, 2018; May 23, 2018; May 29, 2018; June 4, 2018; June 15, 2018 (as amended on June 20, 2018); June 28, 2018; July 20, 2018; August 6, 2018 and August 9, 2018 (as amended on August 20, 2018).

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Valeritas Holdings, Inc.
750 Route 202 South, Suite 600
Bridgewater, NJ 08807
(908) 927-9920

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

Shares

Valeritas Holdings, Inc.

Common Stock

PROSPECTUS

Oppenheimer & Co.	BTIG
National Securities Corporation

Prospectus dated                , 2018

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution.

Set forth below is an estimate (except for registration fees, which are actual) of the approximate amount of the types of fees and expenses listed below that were paid or are payable by us in connection with the issuance and distribution of the shares of common stock to be registered by this registration statement. None of the expenses listed below are to be borne by any of the selling stockholders named in the prospectus that forms a part of this registration statement.

Item	Amount to be paid
SEC registration fee		$7,158.75
Nasdaq listing fee		*
Printing and engraving expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Transfer agent fees and expenses		*
Miscellaneous expenses		*

Total	$	*

*
To be filed by amendment.

Item 14.    Indemnification of Directors and Officers.

As permitted by Section 102 of the Delaware General Corporation Law, we have adopted provisions in our amended and restated certificate of incorporation and amended and restated bylaws that limit or eliminate the personal liability of our directors for a breach of their fiduciary duty of care as a director. The duty of care generally requires that, when acting on behalf of the corporation, directors exercise an informed business judgment based on all material information reasonably available to them. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

  •
  any breach of the director's duty of loyalty to us or our stockholders;

  •
  any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

  •
  unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

  •
  any transaction from which the director derived an improper personal benefit.

These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission.

As permitted by Section 145 of the Delaware General Corporation Law, our amended and restated bylaws provide that that:

  •
  we may indemnify our directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions;

  •
  we may advance expenses to our directors, officers and employees in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and

  •
  the rights provided in our amended and restated bylaws are not exclusive.

Our amended and restated certificate of incorporation and our amended and restated bylaws provide for the indemnification provisions described above and elsewhere herein. We have also entered into separate indemnification agreements with our directors that may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These agreements will provide for the indemnification of our directors for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were our agents.

These indemnification agreements also generally require us to advance any expenses incurred by the directors as a result of any proceeding against them as to which they could be indemnified. These indemnification agreements generally require us, among other things, to indemnify our directors against liabilities that may arise by reason of their status or service as directors, other than liabilities arising from willful misconduct. These indemnification agreements also generally require us to advance any expenses incurred by the directors as a result of any proceeding against them as to which they could be indemnified. In addition, we have purchased a policy of directors' and officers' liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 15.    Recent Sales of Unregistered Securities.

Issuance of Shares of Capital Stock

Set forth below is information regarding shares of capital stock issued by Valeritas, Inc., a Delaware corporation, referred to as Valeritas or the private company, which we acquired in the 2016 Merger, and us since January 1, 2014 that were not registered under the Securities Act. All share and per share stock numbers in this section are after giving effect to the 4.0486 conversion of our common stock in connection with the Re-Domicile on April 14, 2016, and the 2016 Merger on May 3, 2016, in which each share of Valeritas' Series AB Preferred Stock outstanding at the time of the 2016 Merger was automatically converted into shares of our common stock at the conversion ratio of 0.02982. All outstanding shares of Valeritas' common stock, Series D Preferred Stock, Series AA Preferred Stock and associated warrants were retired and cancelled.

  1.
  On January 2, 2015, Valeritas issued 195,122 shares of Series D Preferred Stock for aggregate consideration of $2.0 million to an accredited investor.

  2.
  On February 27, 2015, Valeritas issued 85,000 shares of Series D Preferred Stock for aggregate consideration of $0.9 million to accredited investors.

  3.
  On February 27, 2015, Valeritas issued warrants to purchase 1,802 shares of its common stock with an exercise price of $0.013 per share to accredited investors.

  4.
  On February 28, 2015, Valeritas issued warrants to purchase 3,750 shares of its Series D Preferred Stock with an exercise price of $13.00 per share to accredited investors.

  5.
  On May 18, 2015, Valeritas issued 12,145,168 shares of Series AA Preferred Stock for aggregate consideration of $15.1 million to accredited investors.

  6.
  On September 28, 2015, Valeritas issued 2,614,767 shares of Series AB Preferred Stock for aggregate consideration of $3.3 million to accredited investors.

  7.
  On November 13, 2015, Valeritas issued 2,215,462 shares of Series AB Preferred Stock for aggregate consideration of $2.8 million to accredited investors.

  8.
  On December 24, 2015, Valeritas issued 2,009,631 shares of Series AB Preferred Stock for aggregate consideration of $2.5 million to accredited investors.

  9.
  On January 29, 2016, Valeritas issued 4,655,430 shares of Series AB Preferred Stock for aggregate consideration of $5.8 million to accredited investors.

  10.
  On January 29, 2016, Valeritas issued warrants to purchase 16,000,000 shares of our Series AB Preferred Stock with an exercise price of $1.25 per share to accredited investors.

  11.
  On February 29, 2016, Valeritas issued 4,300,000 shares of Series AB Preferred Stock for aggregate consideration of $5.4 million to accredited investors.

  12.
  On February 29, 2016, Valeritas issued warrants to purchase 928,838 shares of our Series AB Preferred Stock with an exercise price of $1.25 per share to accredited investors.

  13.
  On March 30, 2016, Valeritas issued 1,320,600 shares of Series AB Preferred Stock for aggregate consideration of $1.7 million resulting from the exercise of warrants at a price of $1.25 per share to accredited investors.

  14.
  On April 15, 2016, Valeritas issued 279,400 shares of Series AB Preferred Stock for aggregate consideration of $0.3 million resulting from the exercise of warrants at a price of $1.25 per share to accredited investors.

  15.
  On May 3, 2016, in connection with the 2016 Merger, we issued approximately 825,000 restricted shares of our common stock to the holders of shares of Valeritas' Series AB Preferred Stock.

  16.
  On May 3, 2016, in connection with the 2016 Merger, we issued 50,600 shares of our common stock pursuant to the 2016 Plan as restricted stock awards to certain of our employees and consultants.

  17.
  On September 29, 2016, we issued 3,656 restricted shares of our common stock to The Del Mar Consulting Group Inc., a California corporation, or Del Mar, as partial consideration for services rendered to us.

  18.
  On September 29, 2016, we issued 2,437 restricted shares of our common stock to Alex Partners, LLC, a Washington limited liability corporation, or Alex Partners, as partial consideration for services rendered to us.

  19.
  On January 27, 2017, we issued 1,218 restricted shares of our common stock to Del Mar, as partial consideration for services rendered to us.

  20.
  On January 27, 2017, we issued 812 restricted shares of our common stock to Alex Partners, as partial consideration for services rendered to us.

  21.
  On March 22, 2017, we issued 2,500,000 and 250,000 shares of our Series A Convertible Preferred Stock to Capital Royalty Group and WCAS Capital Partners IV, LP, respectively.

  22.
  On June 7, 2017, we issued 18,000 restricted shares of our common stock to Del Mar, as partial consideration for services rendered to us.

  23.
  On June 7, 2017, we issued 12,000 restricted shares of our common stock to Alex Partners, as partial consideration for services rendered to us.

  24.
  On September 20, 2017, we entered into a purchase agreement with Aspire Capital Fund, LLC, or Aspire Capital. Pursuant to the terms of this agreement, we issued 125,000 shares of our common stock to Aspire Capital in consideration for entering into the agreement.

  25.
  On June 11, 2018, we entered into a second purchase agreement with Aspire Capital. Pursuant to the terms of this agreement, we issued 263,852 shares of our common stock to Aspire Capital in consideration for entering into the agreement and separately issued 791,557 shares of our common stock to Aspire Capital for aggregate consideration of $1.2 million.

We claimed exemption from registration under the Securities Act for the sale and issuance of these securities by virtue of Section 4(a)(2) of the Securities Act and Rule 506 thereunder as transactions not involving any public offering. All of the purchasers of unregistered securities for which we relied on Section 4(a)(2) and/or Regulation D represented that they were accredited investors as defined under the Securities Act. We claimed such exemption on the basis that (a) the purchasers in each case represented that they intended to acquire the securities for investment only and not with a view to the distribution thereof and that they either received adequate information about the Registrant or had access, through employment or other relationships, to such information and (b) appropriate legends were affixed to the stock certificates issued in such transactions.

Stock Option Grants

From January 1, 2014 through June 19, 2014, Valeritas granted stock options to purchase an aggregate of 1,029,183 shares of its common stock at a weighted-average exercise price of $1.44 per share, to certain of its employees, directors and consultants in connection with services provided to us by such persons. Of these, no options to purchase shares of common stock were exercised.

In connection with the 2014 Reorganization, all of the outstanding options to purchase its common stock granted prior to June 19, 2014 were converted into options to purchase limited liability company units of Valeritas Holdings, LLC, or Holdings. Each common unit of Holdings represents an indirect interest in the 6,923,076 shares of our common stock held by Holdings. These shares of common stock were distributed to unitholders of Holdings upon the cancellation of Holdings and the liquidation of its assets in March 2016 in accordance with the liquidation preferences applicable to Holdings' units. At such time, each option to purchase common units in Holdings was also canceled.

From June 19, 2014 through May 3, 2016, or the Closing Date, Valeritas granted options under the 2014 Plan to purchase an aggregate of 1,174,252 shares of its common stock at a weighted-average exercise price of $11.23 per share, to certain of its employees and directors in connection with services provided to it by such persons. At the time of the 2016 Merger, none of these options had been exercised. On the Closing Date, each outstanding option for Valeritas common stock was canceled.

From the Closing Date through the filing of this registration statement, we granted options to purchase an aggregate of 2,132,644 shares of our common stock at a weighted average exercise price of approximately $9.71 per share, to certain of our employees and directors in connection with services provided to us by such persons. None of these options have been exercised.

The issuances of stock options and the shares of common stock issuable upon the exercise of the options were issued pursuant to written compensatory plans or arrangements with our employees, directors and consultants, in reliance on the exemption provided by Rule 701 promulgated under the Securities Act, or pursuant to Section 4(a)(2) under the Securities Act, relative to transactions by an issuer not involving any public offering, to the extent an exemption from such registration was required.

All of the foregoing securities are deemed restricted securities for purposes of the Securities Act. All certificates representing the issued shares of capital stock described in this Item 15 included appropriate legends setting forth that the securities have not been registered and the applicable restrictions on transfer.

Item 16.    Exhibits and Financial Statement Schedules.

Exhibits

See the Exhibit Index attached to this registration statement, which is incorporated by reference herein.

Item 17.    Undertakings.

The undersigned registrant hereby undertakes:

  1.
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  a.
  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  b.
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

  c.
  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

  2.
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

  3.
  To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

  4.
  That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of Title 17 of the Code of Federal Regulations), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

  5.
  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

  6.
  The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  a.
  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of Title 17 of the Code of Federal Regulations);

  b.
  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

  c.
  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

  d.
  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

  7.
  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number		Description
1.1	**	Form of Underwriting Agreement.

2.1		Agreement and Plan of Merger and Reorganization, dated as of May 3, 2016, by and among the Registrant, Valeritas Acquisition Corp. and Valeritas, Inc. (Incorporated by reference, Exhibit 2.1 to the Registrant's Current Report on Form 8-K (File No. 333-198807), filed May 3, 2016).

3.1		Amended and Restated Certificate of Incorporation of the Registrant (Incorporated by reference, Exhibit 3.2 to the Registrant's Current Report on Form 8-K (File No. 333-198807), filed May 3, 2016).

3.2		Certificate of Merger of Valeritas Acquisition Corp. with and into Valeritas, Inc., filed May 3, 2016. (Incorporated by reference, Exhibit 3.3 to the Registrant's Current Report on Form 8-K (File No. 333-198807), filed May 3, 2016).

3.3		Amended and Restated Bylaws of the Registrant (Incorporated by reference, Exhibit 3.4 to the Registrant's Current Report on Form 8-K (File No. 333-198807), filed May 3, 2016).

3.4		Form of Certificate of Designation of Series A Convertible Preferred Stock of Valeritas Holdings, Inc. (Incorporated by reference, Exhibit 3.1 to the Registrant's Current Report on Form 8-K (File No. 333-198807), filed February 21, 2017).

3.5		Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Registrant (Incorporated by reference, Exhibit 3.1 to the Registrant's Current Report on Form 8-K (File No. 333-198807), filed March 13, 2017).

3.6		Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Registrant (Incorporated by reference, Exhibit 3.2 to the Registrant's Current Report on Form 8-K (File No. 333-198807), filed March 13, 2017).

4.1		Registration Rights Agreement, dated as of January 7, 2018, by and between the Registrant and Aspire Capital (Incorporated by reference, Exhibit 4.1 to the Registrant's Current Report on Form 8-K (File No. 001-38038), filed January 8, 2018).

4.2		Registration Rights Agreement, dated as of June 11, 2018, by and between the Registrant and Aspire Capital (Incorporated by reference, Exhibit 4.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-226018), filed June 29, 2018).

5.1	**	Opinion of DLA Piper LLP (US).

10.1		Split-Off Agreement, dated as of May 3, 2016, by and among the Registrant, CYGM Operating Corp. and Leisa Swanson (Incorporated by reference, Exhibit 10.1 to the Registrant's Current Report on Form 8-K (File No. 333-198807), filed May 9, 2016).

10.2		General Release Agreement, dated as of May 3, 2016, by and among the Registrant, CYGM Operating Corp. and Leisa Swanson (Incorporated by reference, Exhibit 10.2 to the Registrant's Current Report on Form 8-K (File No. 333-198807), filed May 9, 2016).

10.3		Form of Lock-Up and No Short Selling Agreement between the Registrant and the officers, directors and shareholders party thereto (Incorporated by reference, Exhibit 10.3 to the Registrant's Current Report on Form 8-K (File No. 333-198807), filed May 9, 2016).

Exhibit Number		Description
10.4		Form of Lock-Up and No Short Selling Agreement for 80% of shares held prior to the 2016 Merger, by and between the Registrant and certain shareholders (Incorporated by reference, Exhibit 10.4 to Registrant's Registration Statement on Form S-1 (File No. 333-226018), filed June 29, 2018).

10.5		Form of Subscription Agreement between the Registrant and the investors party thereto (Incorporated by reference, Exhibit 10.4 to the Registrant's Current Report on Form 8-K (File No. 333-198807), filed May 9, 2016).

10.6		Form of Placement Agent Warrant for common stock of the Registrant (Incorporated by reference, Exhibit 10.5 to the Registrant's Current Report on Form 8-K (File No. 333-198807), filed May 3, 2016).

10.7		Form of Registration Rights Agreement (Incorporated by reference, Exhibit 10.6 to the Registrant's Current Report on Form 8-K (File No. 333-198807), filed May 9, 2016)

10.8	†	The Registrant's 2016 Equity Incentive Plan (Incorporated by reference, Exhibit 10.7 to the Registrant's Current Report on Form 8-K (File No. 333-198807), filed May 9, 2016).

10.8.1	†	Amendment to the Registrant's 2016 Equity Incentive Plan (Incorporated by reference, Exhibit 10.8.1 to Registrant's Registration Statement on Form S-1 (File No. 333-226018), filed June 29, 2018).

10.9	†	Form of Stock Option Agreement under Amended and Restated 2016 Equity Incentive Plan (Incorporated by reference, Exhibit 10.8 to the Registrant's Current Report on Form 8-K (File No. 333-198807), filed May 9, 2016).

10.10		Term Loan Agreement, dated May 24, 2013, by and between Valeritas, Inc., Capital Royalty Partners II L.P., Capital Royalty Partners II-Parallel Fund "A" L.P. and Parallel Investment Opportunities Partners II L.P., as lenders, and the guarantors party thereto (Incorporated by reference, Exhibit 10.9 to the Registrant's Current Report on Form 8-K (File No. 333-198807), filed May 9, 2016).

10.11		Amended and Restated Term Loan Agreement, dated August 5, 2014, among Valeritas, Inc., as borrower, Capital Royalty Partners II L.P., Capital Royalty Partners II-Parallel Fund "A" L.P. and Parallel Investment Opportunities Partners II L.P., as lenders, and the guarantors party thereto (Incorporated by reference, Exhibit 10.10 to the Registrant's Current Report on Form 8-K (File No. 333-198807), filed May 9, 2016).

10.12		Second Amended and Restated Term Loan Agreement, dated as of May 3, 2016, by and between Valeritas, Inc., a borrower, Valeritas Holdings, Inc., as Guarantor, Capital Royalty Partners II L.P., Capital Royalty Partners II-Parallel Fund "A" L.P., Parallel Investment Opportunities Partners II L.P., Capital Royalty Partners II-Parallel Fund "B" (Cayman) L.P., Capital Royalty Partners II (Cayman) L.P., as lenders, and the guarantors party thereto (Incorporated by reference, Exhibit 10.11 to the Registrant's Current Report on Form 8-K (File No. 333-198807), filed May 9, 2016).

10.13		Joinder Agreement to Second Amended and Restated Term Loan Agreement, dated as of May 3, 2016, in favor of Capital Royalty Partners II L.P., Capital Royalty Partners II-Parallel Fund "A" L.P., Parallel Investment Opportunities Partners II L.P., Capital Royalty Partners II (Cayman) L.P., and Capital Royalty Partners II-Parallel Fund "B" (Cayman) L.P., as the Secured Parties, and Capital Royalty Partners II L.P., as Control Agent (Incorporated by reference, Exhibit 10.12 to the Registrant's Current Report on Form 8-K (File No. 333-198807), filed May 9, 2016).

Exhibit Number	Description
10.14	Limited Forbearance Agreement, dated May 18, 2015, by and between the Valeritas, Inc., Valeritas Holdings, LLC, Valeritas Security Corporation, Capital Royalty Partners II L.P., Parallel Investment Opportunities Partners II, L.P., Capital Royalty Partners II- Parallel Fund "A" L.P., Capital Royalty Partners II (Cayman) L.P. and Capital Royalty Partners II-Parallel Fund "B" (Cayman) L.P. (Incorporated by reference, Exhibit 10.13 to the Registrant's Current Report on Form 8-K (File No. 333-198807), filed May 9, 2016).

10.15	Amendment No. 1 to Limited Forbearance Agreement, dated September 28, 2015, by and among Valeritas, Inc., Valeritas Holdings, LLC, Valeritas Security Corporation, Capital Royalty Partners II L.P., Parallel Investment Opportunities Partners II, L.P., Capital Royalty Partners II-Parallel Fund "A" L.P., Capital Royalty Partners II (Cayman) L.P. and Capital Royalty Partners II-Parallel Fund "B" (Cayman) L.P. (Incorporated by reference, Exhibit 10.14 to the Registrant's Current Report on Form 8-K (File No. 333-198807), filed May 9, 2016).

10.16	Amendment No. 2 to Limited Forbearance Agreement, dated November 13, 2015, by and among Valeritas, Inc., Valeritas Holdings, LLC, Valeritas Security Corporation, Capital Royalty Partners II L.P., Parallel Investment Opportunities Partners II, L.P., Capital Royalty Partners II-Parallel Fund "A" L.P., Capital Royalty Partners II (Cayman) L.P. and Capital Royalty Partners II-Parallel Fund "B" (Cayman) L.P. (Incorporated by reference, Exhibit 10.15 to the Registrant's Current Report on Form 8-K (File No. 333-198807), filed May 9, 2016).

10.17	Amendment No. 3 to Limited Forbearance Agreement, dated December 21, 2015, by and among Valeritas, Inc., Valeritas Holdings, LLC, Valeritas Security Corporation, Capital Royalty Partners II L.P., Parallel Investment Opportunities Partners II, L.P., Capital Royalty Partners II-Parallel Fund "A" L.P., Capital Royalty Partners II (Cayman) L.P. and Capital Royalty Partners II-Parallel Fund "B" (Cayman) L.P. (Incorporated by reference, Exhibit 10.16 to the Registrant's Current Report on Form 8-K (File No. 333-198807), filed May 9, 2016).

10.18	Amendment No. 4 to Limited Forbearance Agreement, dated January 29, 2016, by and among Valeritas, Inc., Valeritas Holdings, LLC, Valeritas Security Corporation, Capital Royalty Partners II L.P., Parallel Investment Opportunities Partners II, L.P., Capital Royalty Partners II-Parallel Fund "A" L.P., Capital Royalty Partners II (Cayman) L.P. and Capital Royalty Partners II-Parallel Fund "B" (Cayman) L.P. (Incorporated by reference, Exhibit 10.17 to the Registrant's Current Report on Form 8-K (File No. 333-198807), filed May 9, 2016).

10.19	Amendment No. 5 to Limited Forbearance Agreement, dated March 25, 2016, by and among Valeritas, Inc., Valeritas Security Corporation, Capital Royalty Partners II L.P., Parallel Investment Opportunities Partners II, L.P., Capital Royalty Partners II-Parallel Fund "A" L.P., Capital Royalty Partners II (Cayman) L.P. and Capital Royalty Partners II-Parallel Fund "B" (Cayman) L.P. (Incorporated by reference, Exhibit 10.18 to the Registrant's Current Report on Form 8-K (File No. 333-198807), filed May 9, 2016).

10.20	Amendment No. 6 to Limited Forbearance Agreement, dated April 30, 2016, by and among Valeritas, Inc. and Valeritas Security Corporation, as Guarantor and the undersigned Lenders. (Incorporated by reference, Exhibit 10.19 to the Registrant's Current Report on Form 8-K (File No. 333-198807), filed May 9, 2016).

Exhibit Number		Description
10.21		Termination of Forbearance Agreement, dated May 3, 2016, by and among Valeritas, Inc., Valeritas Security Corporation, Capital Royalty Partners II L.P., Parallel Investment Opportunities Partners II, L.P., Capital Royalty Partners II-Parallel Fund "A" L.P., Capital Royalty Partners II (Cayman) L.P. and Capital Royalty Partners II-Parallel Fund "B" (Cayman) L.P. (Incorporated by reference, Exhibit 10.20 to the Registrant's Current Report on Form 8-K (File No. 333-198807), filed May 9, 2016).

10.22		Lease, dated October 20, 2009, by and between Valeritas, Inc. and BTCT Associates, L.L.C., as amended on January 17, 2013, in respect of the building located at 750 Route 202, Bridgewater, New Jersey 08807 (Incorporated by reference, Exhibit 10.21 to the Registrant's Current Report on Form 8-K (File No. 333-198807), filed May 9, 2016).

10.23		Lease, dated December 22, 2006, by and among Valeritas, LLC, The Taming of the Shrewsbury, LLC, O'Neill Partners, LLC and Chanski, LLC, as amended on April 24, 2009, in respect of the building located at 800 Boston Turnpike, Shrewsbury, Massachusetts 01545 (Incorporated by reference, Exhibit 10.22 to the Registrant's Current Report on Form 8-K (File No. 333-198807), filed May 9, 2016).

10.24		Promissory Note, dated September 8, 2011, issued by Valeritas, Inc. to WCAS Capital Partners IV, L.P., in the original principal amount of $5,000,000, by Amendment No. 1 to Note, dated May 24, 2013. (Incorporated by reference, Exhibit 10.23 to the Registrant's Current Report on Form 8-K (File No. 333-198807), filed May 9, 2016).

10.25		Amendment No. 1 to Note, dated May 24, 2013, by and between WCAS Capital Partners IV, LP and Valeritas, Inc. (Incorporated by reference, Exhibit 10.25 to the Registrant's Annual Report on Form 10-K (File No. 333-198807), filed February 21, 2017).

10.26		Amended and Restated Note, dated May 3, 2016, by and between WCAS Capital Partners IV, LP and Valeritas, Inc. (Incorporated by reference, Exhibit 10.26 to the Registrant's Annual Report on Form 10-K (File No. 333-198807), filed February 21, 2017).

10.27	†	Employment Agreement, dated May 3, 2016, by and between Valeritas, Inc. and John E. Timberlake. (Incorporated by reference, Exhibit 10.27 to the Registrant's Annual Report on Form 10-K (File No. 333-198807), filed February 21, 2017).

10.28	†	Employment Agreement, dated December 20, 2016, by and between Valeritas, Inc. and Matthew Nguyen (Incorporated by reference, Exhibit 10.28 to the Registrant's Annual Report on Form 10-K (File No. 333-198807), filed February 21, 2017).

10.29	†	Employment Agreement, dated March 4, 2015, by and between Valeritas, Inc. and Geoffrey Jenkins (Incorporated by reference, Exhibit 10.26 to the Registrant's Current Report on Form 8-K (File No. 333-198807), filed May 9, 2016).

10.30	†	Employment Agreement, dated February 19, 2016, by and between Valeritas, Inc. and Mark Conley (Incorporated by reference, Exhibit 10.27 to the Registrant's Current Report on Form 8-K (File No. 333-198807), filed May 9, 2016).

10.31	†	Employment Agreement, dated August 29, 2016, by and between Valeritas, Inc. and Erick J. Lucera Employment Agreement, dated December 20, 2016, by and between Valeritas, Inc. and Matthew Nguyen (Incorporated by reference, Exhibit 10.31 to the Registrant's Annual Report on Form 10-K (File No. 333-198807), filed February 21, 2017).

10.32	†	Separation and Consulting Services Agreement, dated February 21, 2016, by and between Valeritas, Inc. and Kristine Peterson. (Incorporated by reference, Exhibit 10.32 to the Registrant's Annual Report on Form 10-K (File No. 333-198807), filed February 21, 2017).

Exhibit Number		Description

10.33	†	Valeritas Holdings, Inc. Employee Stock Purchase Plan (Incorporated by reference, Exhibit 10.1 to the Registrant's Current Report on Form 8-K (File No. 001-38038), filed June 9, 2017).

10.34	†	Form of Indemnification Agreement. (Incorporated by reference, Exhibit 10.33 to the Registrant's Annual Report on Form 10-K (File No. 333-198807), filed February 21, 2017).

10.35		Series A Preferred Stock Purchase Agreement, dated as of February 14, 2017, by and among the Registrant, Capital Royalty Partners II L.P., Parallel Investment Opportunities Partners II, L.P., Capital Royalty Partners II-Parallel Fund "A" L.P., Capital Royalty Partners II (Cayman) L.P., Capital Royalty Partners II-Parallel Fund "B" (Cayman) L.P. and WCAS Capital Partners IV, LP (Incorporated by reference, Exhibit 10.1 to the Registrant's Current Report on Form 8-K (File No. 333-198807), filed February 21, 2017).

10.36		Registration Rights Agreement, dated as of February 14, 2017, by and among the Registrant, Capital Royalty Partners II L.P., Parallel Investment Opportunities Partners II, L.P., Capital Royalty Partners II-Parallel Fund "A" L.P., Capital Royalty Partners II (Cayman) L.P., Capital Royalty Partners II-Parallel Fund "B" (Cayman) L.P. and WCAS Capital Partners IV, LP (Incorporated by reference, Exhibit 10.2 to the Registrant's Current Report on Form 8-K (File No. 333-198807), filed February 21, 2017).

10.37		Amendment No. 1 to Second Amended and Restated Term Loan Agreement, dated as of February 9, 2017, by and among the Company, Capital Royalty Partners II L.P., Parallel Investment Opportunities Partners II, L.P., Capital Royalty Partners II-Parallel Fund "A" L.P., Capital Royalty Partners II (Cayman) L.P., Capital Royalty Partners II-Parallel Fund "B" (Cayman) L.P. and WCAS Capital Partners IV, LP (Incorporated by reference, Exhibit 10.3 to the Registrant's Current Report on Form 8-K (File No. 333-198807), filed February 21, 2017).

10.38		Office Lease Agreement dated as of May 10, 2017, by and among the Company and RFP Lincoln 293, LLC (Incorporated by reference, Exhibit 10.4 to the Registrant's Quarterly Report on Form 10-Q (File No. 001-38038), filed May 12, 2017).

10.39		Common Stock Purchase Agreement, dated as of January 7, 2018, by and between the Registrant and Aspire Capital (Incorporated by reference, Exhibit 10.1 to the Registrant's Current Report on Form 8-K (File No. 001-38038), filed January 8, 2018).

10.40		Amendment to 2016 Equity Incentive Plan, dated as of December 5, 2017. (Incorporated by reference, Exhibit 10.1 to the Registrant's Current Report on Form 8-K (File No. 001-38038), filed December 7, 2017).

10.41		Employment Agreement, dated January 8, 2018, by and between Valeritas, Inc. and Joseph Saldanha (Incorporated by reference, Exhibit 10.41 to Registrant's Registration Statement on Form S-1 (File No. 333-223903), filed March 26, 2018).

10.42		Common Stock Purchase Agreement, dated June 11, 2018 between the Registrant and Aspire Capital Fund, LLC (Incorporated by reference, Exhibit 10.42 to the Registrant's Registration Statement on Form S-1 (File No. 333-226018), filed June 29, 2018).

10.43	†	Amended and Restated 2016 Equity Incentive Plan (Incorporated by reference, Exhibit 99.1 to the Registrant's Registration Statement on Form S-8 (File No. 333-226305), filed July 23, 2018).

Exhibit Number		Description
21.1		Subsidiaries of the Registrant (Incorporated by reference, Exhibit 21.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-22454), filed January 8, 2018).

23.1	*	Consent of Friedman LLP.

23.2	**	Consent of DLA Piper LLP (US) (contained in Exhibit 5.1).

24.1		Power of Attorney (contained on signature page hereto).

*
Filed herewith.

**
To be filed by amendment.

†
Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Bridgewater, New Jersey, on the 21st of August, 2018.

VALERITAS HOLDINGS INC.
By:	/s/ JOHN E. TIMBERLAKE
	Name:	John E. Timberlake
	Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John E. Timberlake and Erick Lucera, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments and any related registration statements filed pursuant to Rule 462 and otherwise), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, and full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his, her or their substitutes or resubstitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN E. TIMBERLAKE John E. Timberlake	Director, Chief Executive Officer and President (Principal Executive Officer)	August 21, 2018
/s/ ERICK LUCERA Erick Lucera	Chief Financial Officer (Principal Financial Officer)	August 21, 2018
/s/ MARK CONLEY Mark Conley	Vice President, Corporate Controller and Treasurer (Principal Accounting Officer)	August 21, 2018
/s/ KATHERINE CROTHALL, PH.D. Katherine Crothall, Ph.D.	Director	August 21, 2018
/s/ LUKE DÜSTER Luke Düster	Director	August 21, 2018
/s/ JOE MANDATO, D.M. Joe Mandato, D.M.	Director	August 21, 2018
/s/ RODNEY ALTMAN, M.D. Rodney Altman, M.D.	Director	August 21, 2018
/s/ PETER DEVLIN Peter Devlin	Director	August 21, 2018
/s/ BRIAN K. ROBERTS Brian K. Roberts	Director	August 21, 2018